As filed with the Securities and Exchange Commission on  June 2, 1997
                                                  Registration Nos. 333-27943-01
                                                                    333-27943


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               PFBI CAPITAL TRUST
                         PREMIER FINANCIAL BANCORP, INC.
           (Exact Name of Registrants as Specified in their Charters)


            Delaware                                           Requested
            Kentucky                     6035                  61-1206757
------------------------------ ---------------------------  --------------------
(States or Other Jurisdictions (Primary Standard Industry   (I.R.S. Employer
of Incorporation               Classification Code Number)  Identification Nos.)
or Organization)

               120 N. Hamilton Street, Georgetown, Kentucky 40324
                                 (502) 863-7500
    ------------------------------------------------------------------------
         Including Zip Code, and Telephone Number, Including Area Code, of Registrants' Principal Executive Offices)

                               Mr. J. Howell Kelly
                      President and Chief Executive Officer
                         Premier Financial Bancorp, Inc.
               120 N. Hamilton Street, Georgetown, Kentucky 40324
                                 (502) 863-7500
--------------------------------------------------------------------------------
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent for Service)

                  Please send copies of all communications to:

John J. Spidi, Esq.                      David W. Harper, Esq.     Steven L. Kaplan, Esq.
MALIZIA, SPIDI, SLOANE & FISCH, P.C.     2450 Meidinger Tower      ARNOLD & PORTER
1301 K Street, N.W., Suite 700 East      Louisville, KY 40202      555 Twelfth Street,
Washington, D.C.  20005                                            Washington, D.C. 20004


                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: As soon as practicable after
                 this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


         The prospectus contained in this Registration Statement will be used in connection with the offering of the following securities: (1)______% Preferred Securities of PFBI Capital Trust; (2)______% Junior Subordinated Debentures of Premier Financial Bancorp, Inc.; and (3) a Guarantee of Premier Financial Bancorp, Inc. of certain obligations under the Preferred
Securities.

                   SUBJECT TO COMPLETION, DATED JUNE 2, 1997


PROSPECTUS
                                   $25,000,000

                               PFBI Capital Trust

                             % Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)
          fully and unconditionally guaranteed, as described herein, by

                         Premier Financial Bancorp, Inc.

         The Preferred Securities offered hereby represent preferred undivided beneficial interests in the assets of PFBI Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Premier Financial Bancorp, Inc. (the "Company") will initially be the holder of all of the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities").
                            (Continued on next page)



     SEE "RISK FACTORS" BEGINNING ON PAGE 11 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.



     THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=============================================================================================================================
                                                                              Underwriting               Proceeds to
                                               Price to Public(1)             Discount (2)            Issuer Trust(3)(4)
-----------------------------------------------------------------------------------------------------------------------------
Per Preferred Security...................            $25.00                       (4)                       $25.00
-----------------------------------------------------------------------------------------------------------------------------
Total(5).................................          $25,000,000                    (4)                    $25,000,000
=============================================================================================================================

---------------------
(1)  Plus accrued Distributions, if any, from , 1997.
(2) The Company and the Issuer Trust have each agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See "Underwriting."
(3)  Before deduction of expenses payable by the Company estimated at $ .
(4) In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for arranging the investment therein of such proceeds, $ per Preferred Security (or $ in the aggregate). See "Underwriting."
(5) The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $3,750,000 aggregate liquidation amount of the Preferred Securities on the same terms as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public and Proceeds to Issuer Trust will be $28,750,000 and $28,750,000, respectively. See "Underwriting."

         The Preferred Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about , 1997, against payment therefor in immediately available funds.

                                  ADVEST, INC.

                      The date of this Prospectus is , 1997

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

(cover page continued)


The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in % Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures," and together with the Trust Securities, the "Securities") to be issued by the Company. The Junior
Subordinated Debentures will mature on , 2027, ^which date may be shortened (such date, as it may be shortened, the "Stated Maturity") ^to a date not earlier than _____, 2002 if certain conditions are met (including the Company having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve (such shortening of the maturity date, the "Maturity Adjustment")). The Preferred Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities -- Subordination of Common Securities."


         The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary ("DTC"). Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. Application has been made to include the Preferred Securities in Nasdaq's National Market. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.

         Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions accumulating from , 1997, and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing , 1997, at the annual rate of % of the Liquidation Amount of $25 per Preferred Security ("Distributions"). The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior
Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of % per annum, compounded quarterly, and holders of Preferred Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities as described below. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company.


         The Preferred Securities are subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or, at the option of the Company, their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after , 2002 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior ly Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after , 2002, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days , following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, , in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior ,
Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Preferred Securities prior to the Stated Maturity may be subject to prior regulatory approval by the ^Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."


         The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company, as holder of the Common Securities, to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Company. See "Description of Junior Subordinated Debentures -- Subordination."

     Prospective purchasers must carefully consider the information set forth in "Certain ERISA Considerations."

     THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENT AGENCY.

                                       MAP









































         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTING SHARES OF THE PREFERRED SECURITIES AND BIDDING FOR AND PURCHASING SUCH SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING." SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

================================================================================

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus is based on the assumption that the Underwriters (as defined herein) will not exercise their over-allotment option.

                                   THE COMPANY

         The Company, a Kentucky corporation, is a bank holding company headquartered in Georgetown, Kentucky with five banking subsidiaries (the "Banks"). At March 31, 1997, the Company had total assets of $298.1 million, total deposits of $239.9 million and total stockholders' equity of $40.4 million. The Banks' deposits are federally insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund ("BIF"). The Company's principal business is to serve as a holding company for the Banks.


         The Company was incorporated in 1991. The Company was organized in connection with the reorganization of Citizens Deposit Bank and Trust Company, Vanceburg, Kentucky (the "Vanceburg Bank") into a holding company structure. The Vanceburg Bank is a banking corporation organized under the laws of Kentucky, resulting from the merger in 1930 of Deposit Bank, chartered in 1894, with Citizens Bank, chartered in 1903. In 1992, the Company acquired Bank of Germantown, Germantown, Kentucky (the "Germantown Bank"), a banking corporation organized under the laws of Kentucky in 1900. The Company in March, 1995 acquired Georgetown Bancorp, Inc. and its subsidiary, the Georgetown Trust Company, Georgetown, Kentucky (the "Georgetown Bank"), a banking corporation organized under the laws of Kentucky in 1988, and in October, 1995, Citizens Bank, Sharpsburg, Kentucky (the "Sharpsburg Bank"), a banking corporation organized under the laws of Kentucky in 1903. On July 1, 1996, the Company acquired Farmers Deposit Bancorp, Eminence, Kentucky ("Eminence") and indirectly, its commercial bank subsidiary, Farmers Deposit Bank (the "Eminence Bank"). On May 28, 1997, the Company entered into an Agreement and Plan of Merger ("Sabina Merger Agreement") with the Sabina Bank, an Ohio banking corporation ^that is a member of the Federal Reserve System ("Sabina"). Pursuant to the Sabina Merger Agreement, Sabina will be acquired by the Company in exchange for stock of the Company (the "Sabina Acquisition"). Upon consummation of the Sabina Acquisition, Sabina will become a wholly owned subsidiary of the Company. The Sabina Acquisition is conditioned upon a representation from the accountants that it will qualify for pooling of interests accounting treatment.


         The Company focuses on providing quality community banking services to individuals and small-to-medium sized businesses primarily in non-urban areas. By seeking to provide such banking services in non-urban areas, the Company believes that it can minimize the competitive effect of larger financial institutions that typically are focused on large metropolitan areas. Through its experience in acquiring its Banks, the Company has successfully developed and implemented a strategy of combining community banks that retain their commitment to local orientation and direction, while having the benefit of the Company's capital for growth and staff assistance to promote safety, soundness and regulatory compliance. The Banks are managed on a decentralized basis, offering customers direct access to the Banks' presidents and other officers in an environment conducive to friendly, informed and courteous service. This decentralized approach also enables each Bank to offer local and timely decision-making, that provides flexibility with respect to operating procedures and credit policies, limited only by a framework of centralized risk controls provided by the Company to promote prudent banking practices. Each Bank maintains its community orientation by, among other things, having selected members of its community as members of its board of directors, who assist in the introduction of prospective customers to the Bank and in the development or modification of products and services to meet customer needs. As a result of developing sound banking relationships with their customers, through convenient and personalized service, the Banks have been successful in funding loan demand through growth in core deposits.

         As of March 31, 1997, the Banks provided community banking services through 12 locations in Central Kentucky. The Banks offer a wide variety of consumer and commercial lending and deposit services. The loans offered by the Banks include commercial, real estate, agricultural and consumer loans. The Banks' range of deposit services include checking accounts, NOW accounts, savings accounts, money market accounts, club accounts, individual retirement accounts, certificates of deposit and overdraft protection. The Georgetown Bank, the
================================================================================

================================================================================

Eminence Bank, and the Vanceburg Bank also offer limited trust services and act as executor,administrator, trustee and in various other fiduciary capacities. Through Premier Data Services, Inc., the Company's data processing subsidiary, the Company currently provides centralized data processing services to three of the Banks as well as two non-affiliated banks.

         The executive office of the Company is located at 120 N. Hamilton Street, Georgetown, Kentucky 40324, and its telephone number is (502) 863-7500.

Financial Summary

                                           At or For the
                                           Three Months
                                               Ended
                                             March 31,                         At or for the Years Ended December 31,
                                         ---------------    ----------------------------------------------------------------------
                                               1997            1996          1995             1994          1993          1992
                                               ----            ----          ----             ----          ----          ----
                                                                              (Dollars in thousands)
Net income...........................     $    1,158         $  3,436      $  2,156         $  1,513      $  1,351      $    729
Total assets.........................        298,059          292,565       155,475          115,443       108,774       100,364
Net loans ...........................        223,092          217,587       113,064           81,276        74,450        65,159
Stockholders' equity.................         40,409           39,863        11,215            9,453         8,868         7,617
Return on average assets.............          1.59%            1.53%         1.69%            1.36%         1.23%         0.88%
Return on average equity.............          11.6%            12.2%         20.5%            16.4%         15.4%         10.0%
Net interest margin..................          5.24%            5.32%         5.23%            5.41%         4.92%         5.27%




                               PFBI CAPITAL TRUST

     The Issuer Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement, dated as of May 27, 1997, executed by the Company, as Depositor, and Bankers Trust (Delaware), as Delaware Trustee, and
(ii) the filing of a Certificate of Trust with the Delaware Secretary of State on May 27, 1997. Such initial trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement"), as of the date the Preferred Securities are initially issued. Two individuals will be selected by the holder of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as Administrators. The Issuer Trust's business and affairs are conducted by its Property Trustee, Delaware Trustee, and two Administrators. The Issuer Trust exists for the exclusive purposes of
(i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of Preferred Securities and Common Securities to acquire the Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Preferred Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust and payments under the Junior Subordinated Debentures will be the sole revenue of the Issuer Trust. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuance of an Event of Default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will acquire Common Securities representing an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Issuer Trust is 120 N. Hamilton Street, Georgetown, Kentucky 40324, and its telephone number is (502) 863-7500.

================================================================================

================================================================================

                                                   THE OFFERING


Securities Offered............................   The $25,000,000 aggregate liquidation amount of Preferred
                                                 Securities offered hereby represents preferred undivided
                                                 beneficial interests in the Issuer Trust's assets, which will consist solely of the Junior Subordinated Debentures.  The Trust has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $3,750,000 aggregate liquidation amount of Preferred
                                                 Securities at the offering price, solely to cover over-allotments, if any.

Offering Price................................   $25 per Preferred Security (Liquidation Amount $25), plus
                                                 accumulated Distributions, if any, from           , 1997.


                                                 The distributions payable on each Preferred Security will be
                                                 fixed at a rate per annum of      % of the stated liquidation
Distributions.................................   amount per Preferred Security, will be cumulative, will accrue
                                                 from           , 1997, the date of issuance of the Preferred
                                                 Securities, and will be payable quarterly in arrears on March
                                                 31, June 30, September 30 and December 31 of each year,
                                                 commencing           , 1997.  See "Description of Preferred
                                                 Securities -- Distributions."

Junior Subordinated Debentures................   The Issuer Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent
                                                 amount of      % Junior Subordinated Debentures of the
                                                 Company.  The Junior Subordinated Debentures will mature on
                                                            , 2027.  The  Junior  Subordinated   Debentures  will
                                                 rank  subordinate and junior in right of  payment to all Senior
                                                 Indebtedness of the Company. In addition,     the     Company's
                                                 obligations  under  the  Junior Subordinated Debentures will be
                                                 structurally   subordinated  to all    existing    and   future
                                                 liabilities  and obligations of its subsidiaries.

Guarantee.....................................   Under the terms of the Guarantee, the Company has guaranteed the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust described herein.
                                                 The Company and the Issuer Trust believe that the obligations of the Company under the Guarantee, the Trust Agreement, the
                                                 Junior Subordinated Debentures and the Junior Subordinated
                                                 Indenture taken together, fully, irrevocably and unconditionally guarantee all of the Issuer Trust's obligations relating to the
                                                 Preferred Securities.  The obligations of the Company under the
                                                 Guarantee and the Preferred Securities are subordinate and junior in right of payment to all Senior Indebtedness.  See
                                                 "Description of Guarantee."

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                                        7




================================================================================

Right to Defer Interest.......................   The Company has the right, at any time, to defer payments of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; provided that no Extension
                                                 Period may extend beyond the Stated Maturity of the Junior
                                                 Subordinated Debentures.  As a consequence of the Company's extension of the interest payment period, quarterly Distributions on the Preferred Securities will be deferred (though such
                                                 Distribution would continue to accrue with interest thereon compounded quarterly, since interest will continue to accrue and compound on the Junior Subordinated Debentures during any
                                                 such Extension Period).  During an Extension Period, the
                                                 Company will be prohibited, subject to certain exceptions
                                                 described herein, from declaring or paying any cash
                                                 distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated
                                                 Debentures.  Upon the termination of any Extension Period and the payment of all amounts then due, the Company may
                                                 commence a new Extension Period, subject to the foregoing
                                                 requirements.  See "Description of Junior Subordinated
                                                 Debentures -- Option to Extend Interest Payment Period."

                                                 Should  an   Extension   Period occur,    Preferred    Security
                                                 holders   will    continue   to include interest income (and de
                                                 minimis      original     issue discount,  if any)  for  United
                                                 States   federal   income   tax purposes.  See "Certain Federal
                                                 Income  Tax   Consequences  -- Interest  Income  and  Original
                                                 Issue Discount."

Redemption....................................   The Preferred Securities are subject to mandatory redemption (i)
                                                 in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the Junior Subordinated Debentures
                                                 upon the occurrence and continuation of a Tax Event,
                                                 Investment Company Event or Capital Treatment Event and (iii)
                                                 in whole or in part at any time on or after           , 2002,
                                                 contemporaneously with the optional redemption by the
                                                 Company of the Junior Subordinated Debentures in whole or in part, in each case at the applicable Redemption Price.  See
                                                 "Description of Preferred Securities -- Redemption."

Liquidation of the Issuer Trust...............   The Company, as holder of the Common Securities, has the
                                                 right at any time to dissolve the Issuer Trust and cause the
                                                 Junior Subordinated Debentures to be distributed to holders of
                                                 Preferred Securities in liquidation of the Issuer Trust, subject to the Company having received prior approval of the Federal
                                                 Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve.  See "Description of Preferred Securities -- Liquidation Distribution Upon
                                                 Dissolution."

================================================================================

================================================================================

Voting Rights.................................   Generally, the holders of the Preferred Securities will not have any voting rights.  See "Description of Preferred Securities --
                                                 Voting Rights; Amendment of Trust Agreement" and "Risk
                                                 Factors Relating to the Offering -- Limited Voting Rights."

Use of Proceeds...............................   The  proceeds  from the sale of the    Preferred     Securities
                                                 offered  hereby will be used by the  Issuer  Trust to  purchase the Junior Subordinated Debentures issued by the Company.  The proceeds received by the Company from the sale of the Junior
                                                 Subordinated Debentures will be used for financing growth, which may include branch acquisitions and/or acquisitions of other financial institutions and/or financial services companies, and for general corporate purposes.  In addition, a portion of the proceeds may be contributed through investments in or advances to the Banks.  The Trust Securities will qualify as Tier 1 or core capital of the Company, subject to the 25% Capital Limitation
                                                 (as defined herein), under the risk-based capital guidelines of the
                                                 Federal Reserve.  The portion of the Trust Securities that exceeds the 25% Capital Limitation will qualify as Tier 2 or supplementary capital of the Company.  See "Use of Proceeds."

ERISA Considerations..........................   Prospective purchasers should consider the information set forth under "Certain ERISA Considerations."

Nasdaq National Market Symbol.................   Application has been made to have the Preferred Securities approved for quotation on the Nasdaq National Market under the symbol "PFBIP".




                                  RISK FACTORS


         Prospective investors should carefully consider the matters set forth under "Risk Factors," beginning on page 11.


================================================================================

================================================================================

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following summary information regarding the Company should be read in conjunction with the consolidated financial statements of the Company and notes beginning on page F-1. Consolidated historical financial and other data regarding the Company at or for the three months ended March 31, 1997 and 1996, have been prepared by the Company without audit and may not be indicative of results on an annualized basis or any other period. In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for such periods or dates have been made. The consolidated selected financial data presented below has been retroactively adjusted to reflect all prior stock splits effected in the form of share dividends.

                                          At or for the Three
                                          Months Ended
                                            March 31,                            At or for the Years Ended December 31,
                                    -------------------------- ---------------------------------------------------------------------
                                         1997         1996         1996          1995           1994          1993        1992
                                    -----------   ------------  ----------    ----------     ----------    ----------- -----------
                                                                   (In thousands except share data and ratios)

Earnings
  Net interest income..............    $  3,466     $  1,821     $ 10,837     $  6,023         $  5,524      $  4,938    $  4,203
  Provision for possible
    loan losses....................         184           73          575           86              207           170         325
  Non-interest income..............         559          319        1,484          825              684           733         592
  Non-interest expense.............       2,183        1,397        6,793        4,493            4,005         3,640       3,375
                                       --------      -------      -------     --------          -------       -------     -------
  Income taxes.....................         500          172        1,517          113              483           510         366
                                       --------      -------      -------     --------          -------       -------     -------
    Net income.....................    $  1,158     $    498     $  3,436     $  2,156         $  1,513      $  1,351     $   729
                                       ========      =======      =======     ========         ========       =======     =======

Financial Position
  Total assets.....................    $298,059     $158,137     $292,565     $155,475         $115,443      $108,774    $100,364
  Loans, net of unearned income....     223,092      115,027      217,587      113,064           81,276        74,450      65,159
  Allowance for loan losses........       2,669        1,790        2,523        1,735              886           884         938
  Goodwill.........................       5,456          242        5,490          248                -             -           -
  Securities.......................      46,401       28,525       44,363       24,929           19,688        21,864      18,965
  Deposits.........................     239,868      138,864      235,574      136,246          102,839        98,846      91,704
  Other borrowings.................      15,263        1,399       14,976        1,502                -           119         230
  Debt.............................           -        5,000            -        5,000            1,500             -           -
  Stockholders' equity.............      40,409       11,365       39,863       11,215            9,453         8,868       7,617

Share Data
  Net income.......................        0.28         0.26         1.05         1.13             0.80          0.72        0.39
  Book value.......................        9.60         5.95         9.47         5.87             5.02          4.72        4.05
  Cash dividend....................       0.125        0.125         0.50         0.45             0.36          0.28        0.20

Ratios
  Return on average assets.........        1.59%        1.27%        1.53%        1.69%            1.36%         1.23%       0.88%
  Return on average equity.........        11.6%        17.7%        12.2%        20.5%            16.4%         15.4%       9.97%
  Dividend payout..................        45.4%        47.9%        52.9%        39.8%            45.0%         38.9%       51.3%
  Stockholders' equity to total
    assets at period-end...........       13.56%        7.19%       13.63%        7.21%            8.19%         8.15%       7.59%
  Average stockholders' equity
    to average total assets........       13.65%        7.20%       12.52%        8.25%            8.27%         8.04%       8.80%

Capital Ratios
  Equity to assets.................       13.56%        7.19%       13.63%        7.21%            8.19%         8.15%       7.59%
  Tier 1 risk-based capital ratio..       15.92%        9.67%       15.95%        9.47%           11.49%        10.87%      11.67%
  Total risk-based capital ratio...       17.13%       11.22%       17.12%       10.72%           12.52%        11.90%      12.83%
  Leverage ratio...................       12.25%        7.06%       12.04%        6.92%            8.42%         7.62%       7.46%

Ratios of  Earnings  to  Fixed
Charges(1)
  Excluding  interest  on
    deposits......................
  Including interest on deposits...



---------------------
(1) The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes, cumulative effect of changes in accounting principles and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). There were no amortization of notes and debentures expense nor any portion of net rental expense which was deemed to be equivalent to interest on debt. Interest expense (other than on deposits) includes interest on notes, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.


================================================================================

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Preferred Securities offered by this Prospectus. Certain statements in this Prospectus and documents incorporated herein by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RISK FACTORS RELATING TO THE OFFERING

Ranking  of  Subordinated   Obligations  Under  the  Guarantee  and  the  Junior
Subordinated Debentures

         The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."

         The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Consequences

         So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election to begin an Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

         Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount ("OID")) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust, which will include a holder's pro rata share of both the stated interest and de minimis OID, if any, on the Junior Subordinated Debentures. As a result, a holder of Preferred Securities will include such OID in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of his, her or its Preferred Securities during an Extension Period, therefore, might not receive the same return on his, her or its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount or interest accrues that are not subject to such deferrals.

Tax Event, Investment Company Event or Capital Treatment Event Redemption

         Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities. Any such redemption shall be at a price equal to the liquidation amount of the Preferred Securities, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         See "-- Possible Tax Law Changes Affecting the Preferred Securities" and "Certain Federal Income Tax Consequences -- Proposed Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities prior to , 2002.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

Exchange of Preferred Securities for Junior Subordinated Debentures

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company, as holder of the Common Securities, to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences -- US Holders -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust."

Rights Under the Guarantee

         Bankers Trust Company will act as the trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Bankers Trust Company will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at the payment date, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior
Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities," "-- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

Limited Voting Rights

         Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors."

Absence of Market

         The Preferred Securities are a new issue of securities with no established trading market. Application has been made to list the Preferred Securities in the Nasdaq National Market, but one of the requirements for listing and continued listing is the presence of two market makers for the Preferred Securities. The Company and the Issuer Trust have been advised by Advest, Inc. that it intends to make a market in the Preferred Securities. However, Advest, Inc. is not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of Advest, Inc. Moreover, there can be no assurance of a second market maker for the Preferred Securities. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

Market Prices

         There can be no assurance as to the market prices for Preferred Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated
Debentures   contained   herein.   See   "Description  of  Junior   Subordinated
Debentures."

Possible Tax Law Changes Affecting the Preferred Securities

         On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One of the revenue provisions of those proposals would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If enacted as proposed by the President, this provision would be effective for instruments issued on or after the date of first action by a Congressional committee with respect to the proposal. It is not clear from the President's proposals as to what constitutes Congressional "committee action" with respect to this proposal. If the provision were to apply to the Junior Subordinated Debentures, the
Company would be unable to deduct interest on the Junior Subordinated Debentures. There can be no assurance, however, that future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Preferred Securities before , 2002. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Redemption." See also "Certain Federal Income Tax Consequences -- Proposed Tax Law Changes." Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures.

RISK FACTORS RELATING TO THE COMPANY

Status of the Company as a Bank Holding Company

         The Company is a legal entity separate and distinct from the Banks, although the principal source of the Company's cash revenues is dividends from the Banks. The ability of the Company to pay the interest on, and principal of, the Junior Subordinated Debentures will be significantly dependent on the ability of the Banks to pay dividends to the Company and the ability of the Company to realize a return on its investments in amounts sufficient to service the Company's debt obligations. Payment of dividends by the Banks is restricted by various legal and regulatory limitations.

         The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. As of March 31, 1997, there existed no debt at the Company level, although the subsidiaries had indebtedness and other liabilities of approximately $257.6 million.

         The Banks are also subject to restrictions under federal law which limit the transfer of funds by them to the Company, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Banks to the Company or any nonbank subsidiary of the Company are limited in amount to 10% of the bank's capital and surplus and, with respect to the Company and all its nonbank subsidiaries, to an aggregate of 20% of the bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits banks from purchasing "low-quality" assets from affiliates.

Growth Strategy and Management Structure

         The Company intends to continue its growth strategy which includes acquisitions of commercial banks in non-urban areas. This strategy is focused upon growth through acquisitions of community banks which retain their corporate identity and are managed on a decentralized basis. There are risks associated with the Company's acquisition strategy that could adversely affect net income. These risks include, among others, inaccurately assessing the asset quality of a particular institution being acquired, encountering greater than anticipated costs of incorporating acquired businesses into the Company, and being unable to deploy funds acquired in an acquisition profitably. In a decentralized management structure there are risks regarding the Company's ability to manage and control the subsidiary banks and the capabilities of subsidiary bank management. There can be no assurance that the Company will be successful in implementing, or will have the necessary regulatory capital or acquisition opportunities to implement, its growth strategy. Moreover, the Company anticipates that it will be in substantial competition with other financial institutions for potential acquisition candidates.

Adequacy of Allowance for Loan Losses

         The risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value of the collateral for the loan. Management maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions and regular review of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the loan portfolio and provides an allowance for loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. If management's assumption and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require any Bank to increase the allowance for loan losses, such Bank's earnings could be significantly and adversely affected. Because certain lending activities involve greater risks, the percentage applied to specific loan types may vary.

         As of March 31, 1997, the allowance for loan losses was $2.7 million which represented 1.2% of total loans, net of unearned income. Nonperforming loans were $1.3 million and other nonperforming assets were $524,000, for total nonperforming assets of $1.8 million as of March 31, 1997. The Company actively manages its nonperforming loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. Although management believes that its allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to the Company's nonperforming or performing loans. Material additions to the Company's allowance for loan losses would result in a decrease in the Company's net income, possibly its capital, and could result in the inability to pay dividends, among other adverse consequences. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Other Safety and Soundness Regulations

         There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance funds in the event the depository institution becomes in danger of default or in default. For example, under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so otherwise. See "Supervision and Regulation." In addition, the "cross-guarantee" provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the federal deposit insurance funds as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the federal deposit insurance funds. The FDIC's claim for a reimbursement is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution.

         The federal banking agencies also have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institution in questions is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized," as defined by the law. See "Supervision and Regulation." As of March 31, 1997, the Company and each of the Banks were classified as "well capitalized."

         State regulatory authorities also have broad enforcement powers over the Banks, including the power to impose fines and other civil and criminal penalties, and to appoint a conservator in order to conserve the assets of any such institution for the benefit of depositors and other creditors and has the authority to take possession of a state bank in certain circumstances, including, among other things, when it appears that such bank has violated its charter or any applicable laws or is conducting its business in an unauthorized or unsafe manner, or is in an unsafe or unsound condition to transact its business or has an impairment of its capital stock.

Effect of Interest Rate Fluctuations and Economic Conditions

         The Company's consolidated results of operations depend to a large extent on the level of its net interest income, which is the difference between interest income from interest-earning assets (such as loans and investments) and interest expense on interest-bearing liabilities (such as deposits and borrowings). If interest-rate fluctuations cause its cost of funds to increase faster than the yield on its interest-earning assets, net interest income will be reduced. The Company measures its interest-rate risk using simulation, price elasticity and gap analyses. The differences between an institution's interest-rate sensitive assets and its interest-rate sensitive liabilities at a point in time is its gap position. A negative gap indicates that cumulative interest-rate sensitive liabilities exceed cumulative interest-rate sensitive assets for that period. A positive gap indicates that cumulative interest-rate sensitive assets exceed cumulative interest-rate sensitive liabilities for that period.

        Fluctuations in interest rates are not predictable or controllable. The Company endeavors to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates. However, there can be no assurance that the Company will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At March 31, 1997, the Company had a one year cumulative positive gap of 2.29%. This positive one year gap position may have a negative impact on earnings in a declining interest rate environment. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Interest Rate Sensitivity Analysis."

         While the Company uses various monitors of interest-rate risk, it is unable to predict future fluctuations in interest rates or the specific impact thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Competition

         Banking institutions operate in a highly competitive environment. The Company competes with other commercial banks, credit unions, savings institutions, finance companies, mortgage companies, mutual funds, and other financial institutions, many of which have substantially greater financial resources than the Company. Certain of these competitors offer products and services that are not offered by the Company and certain competitors are not subject to the same extensive laws and regulations as the Company. Federal and state legislation and/or regulations also affect the Company's competitiveness in the financial services business. It is impossible to predict the competitive impact on the Company of certain federal and state legislation and/or regulations relating to the banking industry and interstate banking. See "Business of the Company" and "Supervision and Regulation."

Economic Conditions and Monetary Policy

         The operating results of the Company will depend to a great extent upon the rate differentials that result from the difference between the income it receives from its loans, securities and other interest-earning assets and the interest expense it pays on its deposits and other interest-bearing liabilities. These rate differentials are highly sensitive to many factors beyond the control of the Company, including general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

         Like other depository institutions, the Company is affected by the monetary policies implemented by the Federal Reserve. A primary instrument of monetary policy employed by the Federal Reserve is the restriction on the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on the operations of the Company. In particular, the Company's ability to make loans and attract deposits, as well as public demand for loans, could be adversely affected. See "Supervision and Regulation -- Bank Regulation -- Effect of Government Monetary Policies; Possible Further Legislation."

Local Economic Conditions

         The success of the Company is dependent to a certain extent upon the general economic conditions in the geographic markets served by the Banks. Although the Company expects that economic conditions will be favorable in these markets, no assurance can be given that favorable economic conditions will prevail. Adverse changes in economic conditions in the geographic markets that the Banks serve could result in lower lending activity, impair the Bank's ability to collect existing loans, or otherwise have a negative effect on the operating results and financial condition of the Company. See "Business of the Company."

Government Regulation

         The Company and the Banks each are subject to extensive state and federal governmental supervision, regulation and control. Future legislation and government policy could adversely affect the banking industry and the operations of the Company and the Bank. See "Supervision and Regulation."

                               PFBI CAPITAL TRUST

         The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a Certificate of Trust with the Delaware Secretary of State on May 27, 1997. The Issuer Trust will be governed by the Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees"). Two individuals will be selected by the holder of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Preferred Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior
Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

         All the Common Securities will initially be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holder of the Common Securities to payment in respect of Distributions and Payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Delaware 19801, telephone number (302) 576-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.

                                 USE OF PROCEEDS

         All the proceeds to the Issuer Trust from the sale of the Preferred Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The proceeds from the sale of the Preferred Securities are expected to qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve, however capital received from the proceeds of the sale of the Preferred Securities cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2, or supplementary capital, of the Company. The net proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used for general corporate purposes which may include branch acquisitions and/or acquisitions of other financial institutions. In addition, a portion of the proceeds may be used to make contributions through investments in or advances to the Banks. Pending any such use, the net proceeds may be invested in short-to-medium-term obligations. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.

                             THE SABINA ACQUISITION

        On May 28, 1997, the Company entered into the Sabina Merger Agreement with Sabina. Under the Sabina Merger Agreement, the Company will acquire all of the outstanding shares of Sabina in exchange for 4.33 shares of Company common stock per Sabina share of common stock resulting in the issuance of an aggregate of 476,300 shares of Company common stock valued at approximately $7.8 million at May 27, 1997. The Sabina Acquisition is conditioned upon a representation from the accountants that it will qualify for pooling of interests accounting treatment. Following consummation of the share exchange, Sabina will be a wholly owned subsidiary of the Company. The executive management of Sabina and substantially all of the directors of Sabina are expected to continue their service in such positions following consummation of the share exchange. The Sabina Merger Agreement is subject to several conditions precedent including, among other things, the holders of not more than 10% of the issued and outstanding shares of Sabina common stock shall have properly demanded appraisal or dissenters rights, receipt of stockholder and regulatory approval and the receipt of tax opinions to the effect that the Sabina Acquisition will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. There can be no assurance that all conditions precedent to consummation of the merger will occur.

        At March 31, 1997, Sabina had total assets of $36.9 million (including net loans of $24.6 million), total liabilities of $32.4 million (including total deposits of $32.0 million and long-term debt of $230,000) and total stockholders' equity of $4.5 million.

         The Sabina Acquisition will enable the Company to affiliate with Sabina and expand its business operations ^in central Ohio. Sabina is located in Clinton County, Ohio, approximately 65 miles northeast of Cincinnati, Ohio, and approximately 45 miles southwest of Columbus, Ohio. Agriculture is the primary industry within Clinton County. The Company also regards Sabina's customer base as local and loyal, and its management, based upon prior results of operations, as capable of continuing to manage Sabina on the decentralized basis on which the Company's business strategy is based. See "Business of the Company."


                                 CAPITALIZATION

         The following table sets forth (i) the consolidated capitalization of the Company at March 31, 1997, (ii) the consolidated capitalization of the Company giving effect to the issuance of the Preferred Securities hereby offered by PFBI Capital Trust and application by the Company of the net proceeds from the corresponding sale of the Junior Subordinated Debentures to PFBI Capital Trust as if the sale of the Preferred Securities had been consummated on March 31, 1997, and assuming the Underwriters' over-allotment was not exercised, and
(iii) the actual and pro forma capital ratios of the Company.

                                                                               (Unaudited)
                                                                                        As Adjusted
                                                                                      For the Sale of
                                                                     Actual        Preferred Securities
                                                                     ------        --------------------
                                                                   (Dollars in thousands)
  Guaranteed preferred beneficial interests in the Company's
    subordinated debt (1).....................................        $      --                   $25,000

STOCKHOLDERS' EQUITY:
  Preferred stock no par value, 1,000,000 shares
   authorized, none issued....................................               --                        --
  Common stock no par value, 10,000,000 shares
   authorized; 4,209,090 outstanding..........................              978                       978
  Surplus.....................................................           32,941                    32,941
  Net unrealized losses on securities available-for-sale......             (253)                     (253)
  Retained earnings...........................................            6,743                     6,743
                                                                        -------                   -------
      Total stockholders' equity..............................           40,409                    40,409
                                                                        -------                   -------
  Total capitalization........................................         $ 40,409                   $65,409
                                                                        =======                    ======

COMPANY CAPITAL RATIOS(2):
  Equity to total assets......................................            13.56%                    20.20%
  Tier 1 risk-based capital ratio(3)..........................            15.92                     21.22
  Total risk-based capital ratio..............................            17.13                     28.48
  Leverage ratio .............................................            12.25                     15.02


-----------------------
(1)           Preferred  Securities  representing  beneficial  interests  in  an
              aggregate   principal  amount  of  $25,000,000  of  the  %  Junior
              Subordinated Debentures of the Company (not including the $3,750,000 aggregate principal amount of
         Junior Subordinated Debentures to be purchased in the event the Underwriters exercise their over-allotment option). The Junior Subordinated Debentures will mature on , 2027.
(2) The capital ratios, as adjusted, are computed including the total estimated proceeds from the sale of the Preferred Securities, in a manner consistent with Federal Reserve guidelines.
(3) Federal Reserve guidelines for calculation of Tier 1 capital limit the amount of cumulative preferred stock which can be included in Tier 1 capital to 25% of total Tier 1 capital.

                              ACCOUNTING TREATMENT

          For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Preferred Securities will be recorded in the consolidated statements of income of the Company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         This section presents a review of the Company's consolidated financial condition and results of operations. Data is presented for both the Company and its subsidiaries unless otherwise noted.

         In addition to historical information, this discussion and analysis contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, those discussed in this section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events and circumstances that arise after the date hereof.

        In 1996, the Company continued to pursue its strategic plan to build a network of independently managed community banks. For the year ended December 31, 1996, the Company posted record earnings. Net income rose 59.3% to $3.4 million from $2.2 million in 1995. Total assets nearly doubled to $292.6 million from $155.5 million in 1995. Through earnings and a successful offering of common stock, stockholders' equity increased to $39.9 million which was over 3.5 times the $11.2 million at year end 1995. Higher earnings were reported at each subsidiary bank while the increase in total assets was split between internal growth of $8.8 million, the acquisition of the Eminence Bank of $115.7 million and net public offering proceeds of $12.6 million. The growth in stockholders' equity was primarily due to the $27.1 million in public offering proceeds and $1.6 million from growth in retained earnings.

Acquisitions

         The Company's acquisition philosophy is to target community banks primarily located in non- urban areas that are anticipated to have a favorable impact on the Company's earnings in a reasonable amount of time. In evaluating acquisition opportunities, the Company conducts due diligence to assess the target's risk profile, earnings, and earnings potential. Desirable targets have capable local management teams that are active in the community and maintain a leadership position in terms of deposit share.

         On May 28, 1997, the Company entered into the Sabina Merger Agreement pursuant to which it will acquire Sabina in exchange for Company common stock. The Sabina Acquisition is conditioned upon a representation from the accountants that it will qualify for pooling of interests accounting treatment. See "The Sabina Acquisition."

         On July 1, 1996, Farmers Deposit Bancorp of Eminence, Kentucky, and its wholly owned subsidiary, Farmers Deposit Bank, were acquired in a cash transaction that was accounted for as a purchase. At the acquisition date, Eminence Bank had total assets of $107 million.

         In 1995, the Company completed two acquisitions. On March 24, 1995, the Company acquired Georgetown Bancorp, Inc. and its wholly owned subsidiary, Georgetown Bank & Trust, Georgetown, Kentucky, in a business combination accounted for as a pooling of interests. At the acquisition date, Georgetown Bank had total assets of $21.1 million.

         On October 31, 1995, the Company acquired all of the outstanding shares of Citizens Bank of Sharpsburg, Kentucky, for cash. This combination was accounted for as a purchase. At the acquisition date, the Sharpsburg Bank had total assets of $19.8 million.

         The   significant   financial  data  relative  to  the  1995  and  1996
acquisitions is set forth in Note 2 to the financial statements.

Results of Operations

Earnings Summary

         Net income for the three months ended March 31, 1997, of $1.2 million or $0.28 per share, was 132% higher than net income of $498,000 or $0.26 for the three months ended March 31, 1996. This $660,000 increase in net income was primarily due to the increase in average interest-earning assets of $127.4 million. The Company's asset growth is attributed to the additional capital from the proceeds of the initial public stock offering in the second quarter of 1996, and the acquisition of the Eminence Bank on July 1, 1996, in addition to the continued growth of the Company's other commercial bank subsidiaries. The primary component of the growth is an increase of $106.3 million in average loans for the three-month period as compared to the corresponding three-month period in 1996. The net interest margin was 5.24% for the first quarter of 1997 compared to a 5.19% in the first quarter of 1996 and 5.32% for the full year 1996. The return on stockholders' equity and return on average assets were 11.6% and 1.59%, respectively, for the three months ended March 31, 1997, compared to 17.7% and 1.27%, respectively, for the same period in 1996. The decrease in the return on equity is attributable to the additional $27 million net proceeds received from the initial public offering in the second quarter of 1996.

        The Company recorded net income for 1996 of $3.4 million, an increase of 59.3% over the $2.2 million for 1995, and an increase of approximately 230% over net income of $1.5 million for 1994. Major factors contributing to the higher net income were an increase of 79.9% in net interest income from $6.0 million in 1995 to $10.8 million in 1996, and an increase of $659,000 in non-interest income to $1.5 million that was up 79.9% from the $825,000 for 1995. Partially offsetting these increases were increases in loan loss provision of $489,000, up from $86,000 in 1995, non-interest expense which rose $2.3 million to $6.8 million or 51.2% from $4.5 million in 1995 and an increase in income taxes of $1.4 million to $1.5 million from $112,000 recorded in 1995. In 1995, income taxes were substantially reduced as a result of the elimination of a $504,000 valuation allowance with respect to the deferred tax assets related to the acquisition of the Georgetown Bank. Per share earnings in 1996 of $1.05 were down $0.08 or 7.1% from the $1.13 recorded in 1995. The reduced level of per share earnings was attributable to the 2.3 million increase in outstanding shares as a result of the initial public offering of shares in the second quarter of 1996.

         For the year ended December 31, 1995, net income of $2.2 million was $643,000 or 42.5% above net income of $1.5 million for 1994. The increase in net income in 1995 was primarily attributable to a $499,000 increase in net interest income and reductions of $370,000 in income taxes and $121,000 in loan loss provision that was partially offset by an increase of $488,000 in non-interest expenses.

Net Interest Income

         The Company's primary source of revenue is its net interest income, which is the difference between the interest received on its earning assets and the interest paid on the funds acquired to support those assets. Loans made to businesses and individuals are the primary interest-earning assets, followed by investment securities and federal funds sold in the inter-bank market. Deposits are the primary interest-bearing liabilities used to support the interest-earning assets. The level of net interest income is affected by both the balances and mix of interest-earning assets and interest-bearing liabilities, the changes in their corresponding yields and costs, by the volume of interest-earning assets funded by noninterest-bearing deposits, and the level of capital. The Company's long term objective is to manage this income to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks.

         Nontaxable income from loans and investment securities is presented on a tax-equivalent basis whereby income exempt from tax has been adjusted upward by an amount equivalent to the prevailing federal income taxes that would have been paid if the income had been fully taxable. The discussion of factors influencing net interest income that follows is based on taxable equivalent data. In each of the three years, this adjustment is based on an assumed federal income tax rate of 34%.

Average Consolidated Balance Sheets and Net Interest Analysis

        The table below shows, for the periods indicated, the average distribution of assets, liabilities and the interest earned or paid on those items, together with the level of stockholders' equity, as well as the Company's net interest spread and net interest margin. The net interest margin for the first quarter of 1997 was 5.24% versus 5.32% for the year ended 1996, and the spread declined to 4.37% in 1997 from 5.32% for the year ended December 31, 1996. The margin compression was partially offset by an increase in average total loans to $218.9 million in the first quarter of 1997 versus $112.6 million in the first uarter of 196 and 4164,321 for the ful year of 1996. assets to $275.3 million from $210.4 million. The increase primarily reflects the full impact of the Eminence Bank acquisition which was completed on July 1, 1996. In 1996, tax equivalent net interest income increased to $11.2 million from $6.2 million in 1995, an increase of $5.0 million or 79.7%. This increase was due to an increase of $91.3 million or 76.7% in average earning assets and an increase of $71.2 million or 68.9% in average interest-bearing liabilities. This growth is primarily attributable to the acquisition of the Eminence Bank in mid-year and the net proceeds in excess of the issuance costs from the Company's initial public stock offering in the second quarter. Yield on interest-earning assets for 1996 of 9.52% was essentially equivalent to the 9.50% yield in 1995 while the cost of interest-bearing liabilities increased from 4.92% in 1995 to 5.07% in 1996. The increased cost of interest-bearing liabilities reflected higher rates paid on large money market deposits by the Eminence Bank. The net interest spread for 1996 declined 13 basis points from 4.58% in 1995 to 4.45% while the net interest margin, which measures net interest income as a percent of average earning assets, increased from 5.23% in 1995 to 5.32% in 1996. The increase in net interest margin is attributable to the higher levels of noninterest-bearing deposits and capital supporting interest-earning assets which rose from 19.6% of interest-earning assets in 1995 to 23.1% of interest-earning assets in

1996. In 1995, net interest income was up $559,000 to $6.2 million from $5.7 million in 1994 due principally to an increase in average interest-earning assets of $14.4 million. The favorable impact of the increase in net interest-earning assets was partially offset by a decrease of 18 basis points in the net interest margin to 5.23%.

                                         For the Three Months Ended
                                                  March 31,
                                                    1997
                                ----------------------------------------
                                   Average                    Average
                                    Balance       Interest      Rate
                                 ------------   ------------ -----------
Assets:
  Interest-earning assets:
   U.S. Treasury and federal
     agency securities(1)......  $     26,649   $        397        5.96%
  States and municipal
    obligations(1)(2)..........        14,441            312        8.64
  Other securities (1)(2)......         4,430            120       10.84
                                 ------------   ------------       -----
     Total investment
       securities..............        45,520            829        7.28
  Federal funds sold...........        10,864            145        5.34
  Interest-bearing deposits
    with banks.................             -              -           -
  Loans, net of unearned
  income(2)(3)(4):
    Commercial.................        98,594          2,475       10.04
    Real estate mortgage.......        92,802          2,274        9.80
    Installment................        27,470            729       10.62
                                 ------------   ------------       -----
       Total loans.............       218,866          5,478       10.01
Total interest-earning assets..       275,250          6,452        9.38
Allowance for loan losses......       (2,603)
Cash and due from banks........         6,041
Premises and equipment.........         4,058
Other assets...................        10,114
                                 ------------
   Total assets................       292,860
Liabilities:
  Interest-bearing deposits:
    NOW and money market.......        39,990            352        3.52
    Savings....................        25,984            228        3.51
    Certificates of deposit
      and other time deposits..       146,604          2,064        5.63
                                 ------------   ------------       -----
         Total interest-
           bearing deposits....       212,578          2,644        4.98
    Other borrowings...........         5,733             74        5.16
    FHLB advances..............         8,916            126        5.65
    Debt.......................             -              -           -
                                 ------------   ------------       -----
   Total interest-bearing
     liabilities...............       227,227          2,844        5.01
   Non-interest-bearing
     demand deposits...........        23,347
   Other liabilities...........         2,059
                                 ------------
        Total liabilities......       252,633

^Stockholders' Equity...........        40,227
Total liabilities and
  stockholders' equity.........  $    292,860
                                  ===========
Net interest income (2)........                 $      3,608
                                                 ===========
Net interest spread (2)........                                     4.37%
                                                                    ====
Net interest margin (2)........                                     5.24%
                                                                    ====


                                                                     For the Years Ended December 31,
                                                      1996                          1995                           1994
                                -------------------------------------   --------------------------------   -------------------------
                                  Average                  Average        Average            Average       Average           Average
                                   Balance      Interest     Rate          Balance  Interest  Rate         Balance  Interest  Rate
                                ------------  -----------  ----------   ---------- --------- --------   ----------- -------- -------
Assets:                                                      (Dollars in thousands)
  Interest-earning assets:
   U.S. Treasury and federal
     agency securities(1)...... $     24,823  $  1,449       5.84%  $     14,122   $    786     5.57%  $  15,012  $     736    4.90%
  States and municipal
    obligations(1)(2)..........       10,119       800       7.91          5,495        440     8.01       4,823        391    8.11
  Other securities (1)(2)......        3,573       385      10.78          2,499        277    11.08       1,400        116    8.29
                                ------------                                       --------   ------    --------  ---------  ------
     Total investment
       securities..............       38,515     2,634       6.84         22,116      1,503     6.80      21,235      1,243    5.85
  Federal funds sold...........        7,163       388       5.42          4,966        279     5.62       3,696        145    3.92
  Interest-bearing deposits
    with banks.................          376        19       5.05            436         35     8.03         396         15    3.79
  Loans, net of unearned
  income(2)(3)(4):
    Commercial.................       83,163     8,405      10.11         55,040      5,624    10.22      48,590      4,627    9.52
    Real estate mortgage.......       62,892     6,340      10.08         26,229      2,642    10.07      22,393      2,140    9.56
    Installment................       18,266     2,234      12.23         10,242      1,222    11.93       8,312        933   11.22
                                ------------                                       --------  -------   ---------  ---------   -----
       Total loans.............      164,321    16,979      10.33         91,511      9,488    10.37      79,295      7,700    9.71
Total interest-earning assets..      210,375    20,020       9.52        119,029     11,305     9.50     104,622      9,103    8.70
Allowance for loan losses......      (2,164)                             (1,049)                           (963)
Cash and due from banks........        5,834                               4,073                           4,295
Premises and equipment.........        2,813                               1,689                           1,309
Other assets...................        8,101                               3,820                           2,000
                                ------------                                                           ---------
   Total assets................      224,959                             127,562                         111,263
Liabilities:
  Interest-bearing deposits:
    NOW and money market.......       28,439       966       3.40         15,175        381     2.51      15,299        390    2.55
    Savings....................       19,286       574       2.98         15,009        434     2.89      17,796        524    2.95
    Certificates of deposit
      and other time deposits..      117,390     6,737       5.74         69,040      3,953     5.73      55,932      2,470    4.42
                                ------------                                       -------- --------   ---------  --------- -------
         Total interest-
           bearing deposits....      165,115     8,277       5.01         99,224      4,768     4.81      89,027      3,384    3.80
    Other borrowings...........        3,582       184       5.14            400         16     4.00         302         16    5.30
    FHLB advances..............        3,660       208       5.68            713         44     6.17         179         10    5.58
    Debt.......................        2,029       168       8.28          2,891        253     8.75         311         28    9.00
                                ------------  --------       ----   ------------   --------     ----   ---------  ---------   -----
   Total interest-bearing
     liabilities...............      174,386     8,837       5.07        103,228      5,081     4.92      89,819      3,438    3.83
   Non-interest-bearing
     demand deposits...........       20,335                              12,841                          11,414
   Other liabilities...........        2,064                                 974                             828
                                ------------                        ------------                       ---------
        Total liabilities......      196,785                             117,043                         102,061

^Stockholders' Equity...........      28,174                              10,519                           9,202
Total liabilities and
  stockholders' equity......... $    224,959                        $    127,562                       $ 111,263
                                 ===========                         ===========                        ========
Net interest income (2)........               $ 11,183                             $  6,224                       $   5,665
                                               =======                              =======                        ========
Net interest spread (2)........                              4.45%                              4.58%                          4.87%
                                                             ====                               ====                           ====
Net interest margin (2)........                              5.32%                              5.23%                          5.41%
                                                             ====                               ====                           ====


----------------
(1) Yields are calculated on historical cost except for yields on marketable equity securities which are calculated using fair value.
(2) Taxable - equivalent yields are calculated assuming a 34% federal income tax rate.
(3) Includes loan fees, immaterial in amount, in both interest income and the calculation of yield on loans.
(4)  Includes loans on nonaccrual status.

The accompanying analysis of changes in net interest income in the following table shows the relationship of the volume and rate portions of these changes in 1996 and 1995.

     Analysis of Changes in Net Interest Income

                                                       1996 vs. 1995                                     1995 vs. 1994
                                           Increase (decrease) due to change in               Increase (decrease) due to change in
                                        ------------------------------------------         ----------------------------------------
                                         Volume             Rate        Net Change          Volume            Rate       Net Change
                                         ------             ----        ----------          ------            ----       ----------
                                                         (Dollars in thousands on a taxable equivalent basis)

Interest Income:
Loans.................................    $7,526            $ (35)          $7,491           $1,241            $547         $1,788
Investment securities.................     1,121               10            1,131               53             207            260
Federal funds sold ...................       119              (10)             109               59              75            134
Deposits with banks...................       (4)              (12)             (16)               2              18             20
                                          ------             ----             ----           ------             ---          -----
^   Total interest income.............     8,762              (47)           8,715            1,355             847          2,202
                                           -----             ----            -----            -----             ---          -----

Interest Expense:
Deposits -
^ NOW and money market................       416              169              585               (3)             (6)            (9)
  Savings.............................       127               13              140              (80)            (10)           (90)
  Negotiable certificates of deposit..     2,774               10            2,784              651             832          1,483
Other borrowings......................       162                6              168               12              (1)            11
FHLB borrowings.......................       169               (5)             164               21               2             23
Debt..................................       (72)             (13)             (85)             226              (1)           225
                                           -----             ----            -----            -----             ---          -----
    Total interest expense............     3,576              180            3,756              827             816          1,643
                                           -----             ----            -----            -----             ---          -----

       Net interest income............    $5,186            $(227)          $4,959           $  528            $ 31         $  559
                                           =====             ====            =====            =====             ===          =====



Provision and Allowance for Loan Losses

     The Company maintains its allowance for loan losses (allowance) at a level that is considered sufficient to absorb potential losses in the loan portfolio. The allowance is increased by the provision for loan losses as well as recoveries of previously charged-off loans, and is decreased by loan charge-offs. The provision provides for current loan losses and maintains the allowance at an adequate level commensurate with management's evaluation of the risks inherent in the loan portfolio. Various factors are taken into consideration when the Company determines the amount of the provision and the adequacy of the allowance. Some of the factors include: past due and nonperforming assets; specific internal analyses of loans requiring special attention; the current level of regulatory classified and criticized assets and the associated risk factors with each; and examinations and reviews by the Company's independent accountants and internal loan review personnel.

     The data collected from these sources is evaluated with regard to current national and local economic trends, prior loss history, underlying collateral values, credit concentrations, and industry risks. An estimate of potential future loss on specific loans is developed in conjunction with an overall risk evaluation of the total loan portfolio.

     The following table is a summary of the Company's loan loss experience for each of the past five years.

Summary of Loan Loss Experience

                                        Three Months Ended
                                             March 31,                                   Years Ended December 31,
                                               1997               1996            1995           1994         1993        1992
                                      --------------------   --------------  --------------   -----------  ----------  ---------
                                                                             (Dollars in thousands)

Balance at beginning of period......            $  2,523      $  1,735       $     886        $     884    $     938   $     874
Balance of allowance for loan
  losses of acquired subsidiaries at
  acquisition date..................                   -           812             803                -            -          20
Amount charged off:
  Commercial........................                  24           177              28              270          275         223
  Real estate mortgage..............                   -            68              19                5           21          33
  Consumer..........................                  66           514              44               35           38          96
                                                --------      --------        --------         --------     --------    --------
    Total loans charged off.........                  90           759              91              310          334         352

Recoveries on amounts previously charged off:
  Commercial........................                  10            78              28               89           60          53
  Real estate mortgage..............                   -             4               2                5           38           -
  Consumer..........................                  42            78              21               11           12          18
                                                 -------       -------         -------          -------      -------     -------
    Total recoveries................                  52           160              51              105          110          71

Net charge-offs.....................                  38           599              40              205          224         281
Provision for loan losses...........                 184           575              86              207          170         325
                                                --------      --------        --------         --------     --------    --------
Balance at end of period............            $  2,669      $  2,523        $  1,735         $    886     $    884    $    938
                                                ========      ========        ========         ========      =======    ========

Total loans, net of unearned income:
  Average...........................            $218,866      $164,321        $ 91,511         $ 79,295     $ 74,477    $ 59,916
                                                 =======       =======         =======          =======      =======     =======
  At period end.....................            $223,092      $217,587        $113,064         $ 81,276     $ 74,450    $ 65,159
                                                 =======       =======         =======          =======      =======     =======

As a percentage of average loans:
  Net charge-offs...................                .02%          .36%            .04%             .26%         .30%        .47%
  Provision for loan losses.........                .08%          .35%            .09%             .26%         .23%        .54%
Allowance as a percentage of
  year-end net loans................               1.20%         1.16%           1.53%            1.09%        1.19%       1.44%
Allowance as a multiple of net
  charge-offs.......................                 70x            4x             43x               4x           4x          3x



     The provision for loan losses and net chargeoffs were $184,000 and $38,000, respectively, for the first quarter of 1997, compared to $73,000 and $18,000, respectively, for the first quarter of 1996. The increases in these amounts primarily relate to the increase in average loans between the two periods. Total nonperforming loans were $1.3 million at March 31, 1997, compared to $951,000 at December 31, 1996. The allowance for loan losses at March 31, 1997, of 1.2% of total loans was an increase from 1.16% of total loans at December 31, 1996. At March 31, 1997, the allowance for loan losses was 203.2% of nonperforming loans as compared to 265.3% at December 31, 1996.

     The provision for loan losses for 1996 was $575,000 compared to $86,000 in 1995, an increase of $489,000. This increase resulted from loan growth including the acquisition of the Eminence Bank and provisions made for possible loan losses in connection with the establishment of a consumer finance subsidiary by the Vanceburg Bank. In 1996, net charge-offs were $599,000 compared to $40,000 in

1995, an increase of $559,000. This increase was primarily attributable to the charge-off of loans acquired in the Sharpsburg Bank acquisition on October 31, 1995, that had been fully reserved at December 31, 1995 and the acquisition of the Eminence Bank. At December 31, 1996, the Company's allowance for loan losses was 1.16% of period-end loans compared to 1.53% at December 31, 1995.

     Net charge-offs to average loans were .36% for the year 1996 compared to .04% for the year 1995. At December 31, 1996, the Company's allowance for loan losses totaled $2.5 million, representing an increase of $788,000 over the amount reported at December 31, 1995. The allowance for loan losses was 265.3% of nonperforming loans on December 31, 1996, compared to 147.0% at December 31,
1995.  At  year  end  1996,   nonperforming  loans  represented  .44%  of  total
outstanding loans, down from .93% on December 31, 1995.

     The provision for loan losses for 1995 was $86,000, down from $207,000 in 1994. Net charge-offs in 1995 were $40,000, down $165,000 from the $205,000 charged-off in 1994.

     The following table sets forth an allocation for the allowance for loan losses by category of loan and a percentage distribution of the allowance allocation. In making the allocation, consideration was given to such factors as management's evaluation of risk in each category, current economic conditions and charge-off experience. An allocation for the allowance for loan losses is an estimate of the portion of the allowance that will be used to cover future charge-offs in each major loan category, but it does not preclude any portion of the allowance allocated to one type of loan being used to absorb losses of another loan type.

Allocation of Allowance for Loan Losses

                           At March 31,                                      At December 31,
                              1997             1996              1995             1994               1993              1992
                       -----------------  ----------------- ----------------- ---------------------------------  ----------------
                        Amount      %     Amount       %    Amount      %     Amount      %     Amount      %     Amount     %
                       --------  -------  ------  --------- ------  --------- ------   -------  ------   -------- ------   -------
                                                                  (Dollars in thousands)

Commercial ..........   $  914      34.2% $  948      37.6% $  653      37.6% $  537      60.6% $  535      60.5% $  581      61.9%
Real estate mortgage     1,179      44.2   1,082      42.9     563      32.5     160      18.1     126      14.3     131      14.0
Consumer ............      548      20.5     464      18.4     396      22.8      99      11.2     120      13.6     118      12.6
Unallocated .........       28       1.1      29       1.1     123       7.1      90      10.1     103      11.6     108      11.5
                        ------   -------  ------   -------  ------   -------  ------   -------  ------   -------  ------   -------
  Total .............   $2,669     100.0% $2,523     100.0% $1,735     100.0% $  886     100.0% $  884     100.0% $  938     100.0%
                        ======   =======  ======   =======  ======   =======  ======   =======  ======   =======  ======   =======

Non-Interest Income and Expenses

     Non-interest income is a significant component of the Company's total income. The Company continues to develop and enhance existing products and to create new products in order to augment fee income as trends in the financial services industry and the economic environment continue to put pressure on the Company's ability to increase its net interest income. Non-interest income includes deposit service charges, fees from data processing and trust services, and fees and commissions from many other corporate and retail products.

     Non-interest income increased $240,000 to $559,000 for the first three months of 1997 compared to $319,000 for the first three months of 1996. Non-interest income of $207,000 was recorded for the first quarter of 1997 at the Eminence Bank, which was acquired in the second quarter of 1996, with the balance of the growth attributed to overall growth and expansion of the Company's business and its customer base. Non-interest income recorded in the first quarter of 1996 included a non-recurring fee of $50,000 received in connection with an exchange of an investment in preferred stock.

     Non-interest income was $1.5 million in 1996, an increase of $659,000 or 79.9% over 1995. Excluding the Eminence Bank, non-interest income would have been $1.2 million in 1996, an increase of $391,000, or 47.4% over 1995. Service charges on deposit accounts rose $287,000 or 54% to $817,000 and insurance commissions were up $153,000, nearly double the $156,000 for 1995. Other income was up $212,000 to $357,000 and included fees received by Premier Data Services, Inc. for data processing services to non-affiliated banks.

     Non-interest income in 1995 of $825,000 was 20.6% above the 1994 level of $684,000 as growth in service charge income of $134,000 or 33.8% and insurance commissions of $64,000 or 70% more than offset a $76,000 reduction in investment securities gains.

     Non-interest expenses for the first quarter of 1997 totaled $2.2 million or 2.96% of average assets on an annualized basis compared to $1.4 million or 3.56% of average assets for the same period of 1996. This increase in non-interest expenses is attributed to the expansion of the Company's business, with $524,000 representing non-interest expenses incurred at the Eminence Bank. As a percentage of average assets, non-interest expenses for the first quarter of 1997 were reduced by 16.7% as compared to the first quarter of 1996.

     Non-interest expenses increased $2.3 million from $4.5 million in 1995 to $6.8 million in 1996 or 51.2%. In 1995, non-interest expenses were 12.2% or $487,000 higher than the 1994 level of $4.0 million. The significant increase in non-interest expenses in 1996 is primarily related to the inclusion of the Eminence Bank ($1.2 million) for half of the year and the Sharpsburg Bank for the full year ($493,000) vs. two months in 1995.

     Salaries and employee benefits, the largest component of non-interest expense, of $3.8 million in 1996 were $1.5 million or 63.1% higher than 1995 and represented 55.4% of total non-interest expense. This increase reflects the inclusion of the Eminence Bank for half of the year and a full year of the Sharpsburg Bank and the 34.4% increase in full time equivalent employees which grew from 96 at year end 1995 to 129 at year end 1996, as well as from normal increases in salary and benefit costs. The increase in full time equivalent employees included 29 employees of the Eminence Bank. Salaries and employee benefits for 1995 increased $327,000 or 16.5% compared to $2.0 million in 1994.

     Net occupancy and equipment expense for 1996 of $1.1 million was $211,000 or 24.6% higher than the $857,000 for 1995. The increase in net occupancy and equipment expense included $111,000 related to the Eminence Bank. In 1995, net occupancy and equipment expense increased $197,000 or 29.8% for the 1994 amount of $660,000.

     Other non-interest expenses, which is the second largest category of non-interest expenses, of $1.3 million for 1996 was $510,000 or 63.4% above the 1995 level of $804,000. This increase reflects the addition of the Eminence Bank which had other operating expenses of $347,000, the full year inclusion of the Sharpsburg Bank, growth of the Company and inflationary increases, and expenses in connection with the listing of the Company's common stock on the Nasdaq stock market. Other non-interest expenses for 1995 were $44,000 or 5.8% higher than the $760,000 recorded in 1994.

     FDIC insurance expense decreased $92,000 to $32,000 in 1996 and had decreased $98,000 in 1995. These decreases resulted from changes in the FDIC insurance fund which substantially reduced insurance premiums for well capitalized profitable commercial banks.

     Legal and professional fees for 1996 totaled $189,000, an increase of $49,000 or 35.0% from 1995 and a decrease of $95,000 or 40.4% between 1994 and 1995. The level of legal and professional fees generally varies with the level and type of acquisitions completed during any year.

     Amortization of goodwill was $197,000 in 1996 compared to $2,000 in 1995 and $0 in 1994. The increase in 1996 reflects the amortization of goodwill generated in the acquisition of the Eminence Bank on July 1, 1996.

     No acquisition expenses in 1996 were charged to expenses in 1996, while acquisition expenses of $110,000 were charged to expenses in 1995 and $37,000 in 1994. Expenses related to acquisitions are charged to expenses in connection with acquisitions accounted for as pooling of interests while expenses related to acquisitions where purchase accounting is used are added to goodwill and amortized over 15 years.

     The Company continually seeks to develop fees and other income for services provided while holding operating expenses to the minimum amount required to provide quality service. In 1996, total net non-interest expenses as a percent of average total assets were reduced to 2.36% from 2.87% in 1995 and 2.98% in 1994.

     The following table is a summary of non-interest income and expenses for the periods indicated.

Non-Interest Income and Expenses

                                           For the Three Months Ended
                                                     March 31,                          For the Years Ended December 31,
                                        --------------------------------  ----------------------------------------------------------
                                                              Increase                        Increase                     Increase
                                                             (decrease)                      (decrease)                   (decrease)
                                                              1997 vs.                        1996 vs.                     1995 vs.
                                           1997    1996        1996        1996      1995      1995      1995      1994     1994
                                         ------- -------   -------------  --------  -------- ----------- ------- -------- ---------
                                                                    (Dollars in thousands)

Non-Interest Income:
  Service charges on deposit accounts.    $  232  $  147      $   85       $  817    $  530    $  287    $  530    $  396   $  134
  Insurance income....................       120      44          76          309       156       153       156        92       64
  Investment securities gain (losses).         -       -           -            1        (6)        7        (6)       70      (76)
   Other..............................       207     128          79          357       145       212       145       126       19
                                          ------  ------      ------       ------    ------    ------    ------    ------   ------
     Total non-interest income........       559     319         240        1,484       825       659       825       684      141

Non-Interest Expenses:
  Salaries and employee benefits......     1,228     817         411        3,765     2,309     1,456     2,309     1,982      327
  Net occupancy and equipment.........       290     128         162        1,068       857       211       857       660      197
  FDIC insurance......................         6      13          (7)          32       124       (92)      124       222      (98)
  Legal and professional..............        49      31          18          189       140        49       140       235      (95)
  Taxes, other than payroll,
    property and income...............        84      39          45          228       146        82       146       109       37
  Acquisition expenses................         -       -           -            -       110     (110)       110        37       73
  Amortization of goodwill............        95       5          90          197         2       195         2         -        2
  Other...............................       431     364          67        1,314       804       510       804       760       44
                                           -----   -----       -----        -----     -----     -----    ------    ------   ------
    Total non-interest expenses.......    $2,183  $1,397      $  786       $6,793    $4,492    $2,301    $4,492    $4,005   $  487
                                           =====   =====       =====        =====     =====     =====     =====     =====    =====

Net non-interest expenses as a
  percent of average assets...........      2.22%   2.75%                    2.36%     2.87%               2.87%     2.98%


Income Taxes

     Income tax expense was $500,000 for the first quarter of 1997 compared to $172,000 for the first quarter of 1996. Income tax expense for 1997 was higher than 1996 as a result of higher income before taxes and a higher effective tax rate. The effective tax rate for 1997 was 30.2% as compared to 25.7% for the same period in 1996. This higher rate was primarily attributable to the inclusion of amortization of goodwill recorded in connection with the Eminence Bank acquisition which is non-deductible for tax purposes.

     The Company recorded income tax expense for 1996 of $1.5 million, which represented 30.6% of pre-tax income substantially above the $113,000 or 5.0% of pre-tax income recorded in 1995. The lower 1995 income tax expense was attributable primarily to the elimination of the valuation allowance of $504,000 for deferred tax assets at the Georgetown Bank. In 1994, tax expense of $483,000 or 24.2% of pre-tax income was recorded. No changes in the valuation allowance for deferred tax assets were made in 1996.

Financial Condition

Lending Activities

     Loans are the Company's primary use of financial resources and represent the largest component of earning assets. The Company's loans are made predominantly within the Banks' market areas and the portfolio is diversified. Credit risk is inherent in each financial institution's loan and investment portfolio. In an effort to minimize credit risk, each of the Banks follows a credit administration program, including specific lending authorities for each loan officer, a system of loan committees to review and approve loans, and a loan review and credit quality rating system. These programs assist in the evaluation of the quality of new loans and in the identification of problem or potential problem credits and enable management to determine the adequacy of the allowance for loan losses.

        Total loans, net of unearned income, were $223.1 million at March 31, 1997, compared to $217.6 million at December 31, 1996, and averaged $218.9 million for the three months ended March 31, 1997. Total loans, net of unearned income, averaged $164.3 million in 1996 compared with $91.5 million in 1995. At year end 1996, loans net of unearned income totaled $217.6 million compared to $113.1 million at December 31, 1995, an increase of $104.5 million. Of this $104.5 million increase, $87.3 million is attributable to the acquisition of the Eminence Bank and the remaining $17.2 million increase is due to a 15.2% growth in loans at the other Banks.

     The following table presents a summary of the Company's loan portfolio by category for each of the last five years. Other than the categories noted, there is no concentration of loans in any industry greater than 5% in the portfolio. The Company has no foreign loans or highly leveraged transactions in its loan portfolio.

Loan Portfolio Composition



                        March 31,                                        December 31,
                  ----------------  ----------------------------------------------------------------------------------------------
                      1997     %         1996       %       1995      %        1994       %       1993     %      1992       %
                  --------- ------   ----------  ------- --------- ------  ----------  ------ ---------- ------ --------- --------

                    (Dollars in thousands)
Commercial,
secured by
real estate....... $ 60,214   26.7%   $ 59,834     27.2% $ 39,357   34.6%    $30,191    37.1%   $28,808   38.5%  $22,313    34.0%
Commercial,
  other...........   37,388   16.6      33,908     15.4    17,889   15.7      16,782    20.6     14,404   19.2    15,585    23.7
Real estate
  construction....    3,315    1.5       4,138      1.9     2,119    1.9       1,822     2.2        881    1.2       708     1.1
Real estate
  mortgage........   78,595   34.9      76,600     34.9    32,678   28.7      21,700    26.6     20,259   27.1    16,340    24.9
Agricultural......    9,731    4.3      10,050      4.6     5,216    4.6       1,073     1.3        992    1.3     1,217     1.9
Consumer..........   35,504   15.8      33,751     15.4    16,087   14.1       9,647    11.9      9,252   12.4     9,167    13.9
Other.............      450    0.2       1,351      0.6       429    0.4         274     0.3        247    0.3       316     0.5
                   -------- ------    --------   ------  --------  -----     -------   -----     ------  -----    ------  ------
  Total loans.....  225,197  100.0%    219,632    100.0%  113,775  100.0%     81,489   100.0%    74,843  100.0%   65,646   100.0%
                             =====                 =====            =====              =====             =====             =====

  Less unearned
    income........    2,105              2,045                711                213                393              487
                    -------            -------             ------             ------             ------           ------

    Total loans
      net of
      unearned
      income...... $223,092           $217,587           $113,064            $81,276            $74,450          $65,159
                    =======            =======            =======             ======             ======           ======

     Commercial loans generally are made to small-to-medium size businesses located within a Bank's defined market area and typically are generally secured by business assets and guarantees of the principal owners. Real estate mortgage loans include residential properties and generally do not exceed 80% of the value of the real property securing the loan, based on recent independent appraisals. The Company's real estate mortgage loan portfolio primarily consists of adjustable rate residential mortgage loans. The origination of these mortgage loans can be more difficult in a low interest rate environment where there is a significant demand for fixed rate mortgages. Consumer loans generally are made to individuals living in a Bank's defined market area who are known to the Bank's staff. Consumer loans are made for terms of up to seven years on a secured or unsecured basis. While consumer loans generally provide the Company with increased interest income, consumer loans may involve a greater risk of default. Loss experience in all categories has remained low over the past five years, with net charge offs being .36% of loans in 1996 and .04% in 1995. With respect to consumer loans in particular, net charge offs for the year ended December 31, 1996 were $436,000, or 1.38% of total consumer loans outstanding at December 31, 1996, and $23,000 in 1995, or .14% of total consumer loans outstanding at December 31, 1995. This increase is primarily attributable to the loans acquired in the Eminence and Sharpsburg Bank acquisitions, which acquisitions occurred in 1996 and 1995, respectively.

     The following table sets forth the maturity distribution and interest sensitivity of selected loan categories at December 31, 1996. Maturities are based upon contractual terms. The Company's policy is to specifically review and approve any loan renewed; no loans are automatically rolled over.

                                                                                One
                                                                              Through             Over
                                                          One Year             Five               Five               Total
                                                           or Less             Years              Years              Loans
                                                           -------             -----              -----              -----

                                                                                (Dollars in thousands)

Commercial, secured by real estate.................         $16,763            $10,347           $32,724            $ 59,834

Commercial, other..................................          22,679              8,183             3,046              33,908

Real estate construction...........................           4,107                  -                31               4,138

Agricultural.......................................           6,641              1,783             1,626              10,050
                                                            -------            -------           -------            --------

         Total.....................................         $50,190            $20,313           $37,427            $107,930
                                                             ======             ======            ======             =======



Fixed rate loans...................................         $21,311            $11,782           $12,931             $46,024

Floating rate loans................................          26,992              9,234            25,680              61,906
                                                             ------            -------           -------            --------

         Total.....................................         $48,303            $21,016           $38,611            $107,930
                                                             ======             ======            ======             =======


Nonperforming assets

         Nonperforming assets consist of loans on which interest is no longer accrued, certain restructured loans where interest rate or other terms have been renegotiated, accruing loans past due 90 days or more and real estate acquired through foreclosure.

         The Company discontinues the accrual of interest on loans that become 90 days past due as to principal or interest unless they are adequately secured and in the process of collection. A loan remains in a nonaccrual status until doubts concerning the collectibility no longer exist. A loan is classified as a restructured loan when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan under the original terms. Other real estate is recorded at the lower of cost or fair value less estimated costs to sell.

         A summary of the components of nonperforming assets, including several ratios using period-end data, is shown below:

Nonperforming Assets

                                       March 31,                   December 31,
                                       --------- -----------------------------------------------
                                         1997      1996     1995      1994      1993       1992
                                       --------- ------   --------- -------   -------   --------
                                                        (Dollars in thousands)

Nonaccrual loans ...................   $  426    $  423    $  592    $   46    $  749    $  473
Accruing loans which are
  contractually  past due
  90 days or more ..................      887       528       456       219       407       291
Restructured loans .................     --        --        --        --        --        --
                                       ------    ------    ------    ------    ------    ------
  Total nonperforming and
    restructured loans .............    1,313       951     1,048       265     1,156       764
Other real estate and in-substance
  foreclosures .....................      524       485       132       393        51       328
                                                 ------    ------    ------    ------    ------
   Total nonperforming and
     restructured loans and
     other real estate .............   $1,837    $1,436    $1,180    $  658    $1,207    $1,092
                                       ======    ======    ======    ======    ======    ======
Nonperforming and restructured
  loans as a percentage of net loans      .59%      .44%      .93%      .32%     1.55%     1.17%
Nonperforming and restructured
  loans and other real estate
  as a percentage of total assets ..      .62%      .49%      .76%      .57%     1.11%     1.09%

         The above table reflects all loans where known information about the possible credit problems of the borrower caused management to have doubts as to the ability of borrowers to comply with the loan repayment terms. The Company is unaware of any trends, events, uncertainties or current recommendations by regulatory authorities that will have, or that are reasonably likely to have a material adverse effect.

         Nonaccrual loans at December 31, 1996, were $423,000 compared to $592,000 at December 31, 1995 and $46,000 at December 31, 1994. The increase from 1994 is due to the acquisition of the Sharpsburg Bank on October 31, 1995, which accounted for all of the nonaccrual loans at December 31, 1996, and $539,000 of the total at December 31, 1995. Total nonperforming assets at December 31, 1996 were $1.4 million, an increase of $256,000 from the $1.2 million reported at December 31, 1995. Of the $1.4 million total nonperforming assets at December 31, 1996, $329,000 relates to the Eminence Bank. Excluding the Eminence Bank, total nonperforming assets decreased $73,000 from December 31, 1995, to December 31, 1996. Total nonperforming assets at December 31, 1995, were $522,000 more than the year-end 1994 amount of $658,000.

         The Company continues to follow its long-standing policy of not engaging in international lending and not concentrating lending activity in any one industry.

         The  following  table  reflects   interest  income  on  nonaccrual  and
restructured loans for the periods indicated.

                                   Three Months Ended
                                       March 31,                          Years Ended December 31,
                                   ------------------ --------------------------------------------------------------
                                         1997            1996         1995         1994          1993         1992
                                   ------------------ -----------  -----------  -----------   ----------   ---------
                                                                       (Dollars in thousands)

Contractual interest............          $10             $64         $227           $9          $21          $50
Interest recognized.............            -               2           22            -            6            3



Investment Activities

         The securities portfolio consists of debt and equity securities which provide the Company with a long-term, relatively stable source of income. Additionally, the investment portfolio provides a balance to interest rate and credit risks in other categories of the balance sheet. The securities portfolio is also used as a secondary source of liquidity by the Company. The Company has classified all municipal securities and certain U. S. Treasury and Agency securities as held to maturity based on management's positive intent and ability to hold such securities to maturity. These municipal securities provide tax-free income and are within management's guidelines with respect to credit risk and market risk. The municipal securities have been issued principally by Kentucky municipalities. The U. S. Treasury and Agency securities are held as a source of stable, long-term income which can be used as collateral to secure municipal deposits and repurchase agreements. All other investment securities are classified as available for sale. The securities portfolio does not contain significant holdings in mortgage-backed securities, collateralized mortgage obligations or other mortgage-related derivative products and/or structured notes.

         Securities as a percentage of average interest-earning assets decreased from 20.3% in 1994 to 18.6% in 1995, 18.3% in 1996 and 16.5% in the first quarter of 1997. At December 31, 1996, investment securities represented 15.7% of interest-earning assets. These decreases in securities reflect management's emphasis on originating higher yielding loans and placing a lesser reliance on the securities portfolio for sources of income.

         At March 31, 1997, and December 31, 1996 and 1995, the Company had an investment in noncumulative perpetual preferred stock of First Guaranty Bank, Hammond, Louisiana. The market value of this investment approximated its book value which totaled $2.0 million at March 31, 1997, and December 31, 1996 and 1995. The dividend rate on the preferred stock is 2% in excess of the prime rate as in effect from time to time. See "Certain Relationships and Related Transactions."

         The  following   tables  present  the  carrying   values  and  maturity
distribution of investment securities.

Carrying Value of Securities

                                              March 31,                      December 31,
                                         -------------------  ----------------------------------------
                                                1997              1996           1995           1994
                                         -------------------  -------------  -------------  ----------
                                                              (Dollars in thousands)
U.S. Treasury and Federal agencies:
  Available-for-sale..................          $18,361        $17,418        $13,153        $ 8,698
  Held-to-maturity....................            7,983          8,387          2,300          4,221
State and municipal obligations:
  Available-for-sale..................            1,716          1,621              -              -
  Held-to-maturity....................           13,425         12,190          6,347          4,965
Equity securities:
  Available-for-sale..................            2,775          2,788          2,819          1,806
  Held-to-maturity....................                -              -              -              -
Other securities:
  Available-for-sale..................                -              -              -              -
  Held-to-maturity....................              387            416             18              -
Total securities:
  Available-for-sale..................           22,852         21,827         15,972         10,504
  Held-to-maturity....................           21,795         20,993          8,665          9,186
                                                 ------         ------         ------         ------
Total.................................          $44,647        $42,820        $24,637        $19,690
                                                 ======         ======         ======         ======


         Maturity Distribution of Securities
         March 31, 1997

                                           One        Five
                                 Year    Through    Through            Over
                                   or      Five       Ten              Ten             Other                            Market
                                 Less      Years      Years           Years          Securities         Total           Value
                                 ----      -----      -----           -----          ----------         -----           -----
                                                              (Dollars in thousands)

U.S. Treasury and Federal
agencies:
  Available-for-sale..........  $ 7,800   $ 9,458    $ 1,329         $      -          $      -        $18,587          $18,361

  Held-to-maturity............    1,350     6,035        598                -                 -          7,983            7,975
State and municipal
obligations:
  Available-for-sale..........      350     1,333          -                -                 -          1,683            1,716
  Held-to-maturity............    1,545     3,277      5,510            3,093                 -         13,425           13,545
Other securities:
  Available-for-sale..........        -         -          -                -             2,900          2,900            2,775
  Held-to-maturity............        -         -          -                -               387            387              386
Total securities:
  Available-for-sale..........    8,150    10,791      1,329                -             2,900         23,170           22,852
  Held-to-maturity............    2,895     9,312      6,108            3,093               387         21,795           21,906
                               --------    ------     ------           ------           -------         ------           ------
Total.........................  $11,045   $20,103    $ 7,437          $ 3,093           $ 3,287        $44,965          $44,758
                                 ======    ======     ======           ======            ======         ======           ======

Percent of total..............    24.56%    44.71%     16.54%            6.88%             7.31%        100.00%           99.54%
Weighted average yield*.......    5.71%     6.01%      6.48%            5.94%             9.48%          6.26%            6.29%



*The weighted average yields are calculated on historical cost on a non tax-equivalent basis.

Deposit Activities

         Managing the mix and repricing of deposit liabilities is an important factor affecting the Company's ability to maximize its net interest margin. The strategies used to manage interest-bearing deposit liabilities are designed to adjust as the interest rate environment changes. In this regard, management of the Company regularly assesses its funding needs, deposit pricing, and interest rate outlooks.

         For the three months ended March 31, 1997, total deposits averaged $235.9 million. Total deposits averaged $185.5 million in 1996, a 65.5% increase over 1995. Total deposits averaged $112.1 million in 1995, an increase of $11.6 million or 11.57% over 1994. Noninterest bearing deposits averaged 10.97% of total deposits in 1996, compared to 11.5% in 1995 and 11.4% in 1994.

        Deposits totaled $239.9 million at March 31, 1997, compared to $235.6 million at December 31, 1996, an increase of $4.3 million. At December 31, 1996, deposits totaled $235.6 million, compared to $136.2 million at December 31, 1995, an increase of $99.3 million, or 72.9%. Of this $99.3 million increase, $89.6 million is attributable to the acquisition of the Eminence Bank. Excluding the Eminence Bank, deposits increased $9.7 million from December 31, 1995, to December 31, 1996, representing a 7.1% increase.

         The table below provides information on the maturities of time deposits of $100,000 or more at March 31, 1997 and December 31, 1996.

                                                            March 31,          December 31,
                                                              1997                 1996
                                                              ----                 ----
                                                                    (In thousands)
Maturing 3 months or less............................        $ 4,822             $ 9,891
Maturing over 3 months through 6 months..............          4,921               3,791
Maturing over 6 months through 12 months.............         14,362              11,061
Maturing over 12 months..............................         11,679               8,907
                                                              ------              ------
     Total...........................................        $35,784             $33,650
                                                              ======              ======

         The following table sets forth the average amount of and average rate paid on selected deposit categories during the three months ended March 31, 1997, and during the past three full years.

                                     For the Three Months Ended
                                                March 31,                               ^For the Years Ended December 31,
                                         ---------------------    -----------------------------------------------------------------
                                                  1997                      1996                 1995                  1994
                                         ---------------------    ------------------------------------------  ---------------------
                                            Amount    Rate (%)       Amount    Rate (%)    Amount   Rate (%)    Amount    Rate (%)
                                         -----------  --------     ----------  --------  ---------  --------  ---------   -----
                                                                 ^(Dollars in thousands)

Demand................................     $ 23,347        - %      $ 20,335        - %  $ 12,841        - %   $11,414         - %
NOW and money market accounts.........       39,990      3.52         28,439      3.40     15,175      2.51     15,299       2.55
Savings...............................       25,984      3.51         19,286      2.98     15,009      2.89     17,796       2.95
Certificates of deposit and other time      146,604      5.63        117,390      5.74     69,040      5.73     55,932       4.42
                                            -------      ----        -------      ----    -------      ----    -------       ----
     Total............................     $235,925      4.48%      $185,450      4.46%  $112,065      4.25%  $100,441       3.37%
                                            =======     =====        =======     =====    =======     =====    =======      ====

Capital

         On May 22, 1996, the Company completed its initial public offering of 2,000,000 common shares at an offering price of $13.00 per share and on June 19, 1996, the Company completed the sale of an additional 300,000 common shares (which represented the Underwriters' over-allotment option) at a price of $13.00 per share. Total proceeds to the Company, net of the underwriting discount and issuance costs, were $27.1 million. The net proceeds were used to retire existing debt, $5.0 million, purchase the Eminence Bank, $12.6 million, and retire the Eminence Bank's existing debt of $1.9 million. The remaining $7.6 million will be used to fund the future growth of the Company, including additional acquisitions.

         The Company's principal source of funds for dividend payments to stockholders is dividends received from the Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid without prior approval of regulatory agencies in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years, subject to the capital requirement limitations. During 1997, the Banks could, without prior approval, declare dividends to the Company of approximately $2.7 million plus any 1997 net profits retained to the date of the dividend declaration.

         The Company's primary regulator, the Federal Reserve (which regulates bank holding companies), has issued guidelines classifying and defining bank holding company capital into the following components: (1) Tier 1 Capital, which includes tangible stockholders' equity for common stock and certain qualifying perpetual preferred stock, and (2) Tier 2 Capital, which includes a portion of the allowance for loan losses, certain qualifying long-term debt and preferred stock that does not qualify as Tier 1 Capital. The risk-based capital guidelines require financial institutions to maintain specific defined credit risk factors (risk-adjusted assets). As of March 31, 1997, the minimum Tier 1 and the combined Tier 1 and Tier 2 capital ratios required by the Federal Reserve were 4% and 8%, respectively.

         In addition to the risk-based capital guidelines discussed above, the Federal Reserve requires that a bank holding company which meets that regulator's highest performance and operating standards maintain a minimum leverage ratio (Tier 1 capital as a percentage of tangible assets) of 3%. Those bank holding companies anticipating significant growth are expected to maintain a leverage ratio above the minimum ratio. Minimum leverage ratios for each entity will be evaluated through the ongoing regulatory examination process. Regulations have also been issued by the FDIC establishing similar risk- based and leverage capital ratios which apply to each bank as a separate entity. See "Supervision and Regulation -- Bank Regulation -- Regulatory Capital Requirements."

         The Company's capital ratios at March 31, 1997, and at December 31, 1996 and 1995, were as follows:

                                                                     March 31,                      December 31,
                                                               -----------------------   --------------------------------------
                                                                        1997                   1996                1995
                                                               -----------------------   -----------------   ------------------
                                                                                      (Dollars in thousands)

Stockholders' equity.........................................         $ 40,409                $ 39,863            $ 11,215
Less disallowed amounts of goodwill and other intangibles....           (5,517)                 (5,554)               (325)
Less disallowed amounts of deferred tax assets...............                -                       -               (210)
Add unrealized loss on securities available-for-sale.........              169                      55                  50
                                                                     ---------               ---------           ---------
Tier 1 capital...............................................           35,061                  34,364              10,730
Tier 2 capital adjustments:
  Allowance for loan losses..................................            2,669                   2,522               1,416
                                                                       -------                 -------             -------
Total capital................................................         $ 37,730                $ 36,886            $ 12,146
                                                                       =======                 =======             =======
Total risk-weighted assets...................................         $220,292                $215,438            $113,280
                                                                       =======                 =======             =======

Tier 1 capital ratio.........................................            15.92%                  15.95%               9.47%
Total capital ratio..........................................            17.13%                  17.12%              10.72%
Leverage ratio...............................................            12.25%                  12.04%               6.92%



Liquidity

         Liquidity for a financial institution can be expressed in terms of maintaining sufficient cash flows to meet both existing and unplanned obligations in a cost effective manner. Adequate liquidity allows the Company to meet the demands of both the borrower and the depositor on a timely basis, as well as pursuing other business opportunities as they arise. Thus, liquidity management embodies both an asset and liability aspect. Liquidity is maintained through the Company's ability to convert assets into cash, manage the maturities of liabilities and generate funds through the attraction of local deposits.

         As part of its liquidity management, the Company maintains funding relationships with the FHLB and other financial institutions, including approval for a two year $20 million revolving line of credit available for both general corporate purposes and future acquisitions. The Company prefers to manage its liquidity requirements generally through the matching of maturities of assets and liabilities.

         The cash flow statements for the periods presented in the financial statements provide an indication of the Company's sources and uses of cash as well as an indication of the ability of the Company to maintain an adequate level of liquidity. A discussion of the cash flow statements for 1996, 1995 and 1994 follows.

         Net cash provided from operating activities was $5.2 million, $1.8 million and $1.1 million for the years ended December 31, 1996, 1995 and 1994, respectively. The increases in net cash provided from operating activities was primarily due to higher net income and increases in non-cash expenses over the three year period.

         Cash used in investing activities was $38.3 million, $19.1 million and $6.6 million for the years ended December 31, 1996, 1995 and 1994, respectively. Cash was used to fund net loan growth, the acquisition of the Eminence Bank, and the acquisition of additional premises and equipment. The Company's policy is to reinvest the proceeds from the sale, maturity and call of investment securities into similar type investment securities if such proceeds are not required to fund loans. In 1996, the Company received $10.6 million and $2.2 million from sales, calls and maturities of securities available for sale and securities held to maturity, respectively, and purchased $10.9 million and $2.7 million of securities available for sale and securities held to maturity, respectively. In 1995, the Company received proceeds of $11.9 million and $2.2 million from sales, calls and maturity of securities available for sale and securities held to maturity and purchased $13.1 million and $1.7 million, respectively.

         Cash provided from financing activities was $33.9 million, $18.6 million and $5.6 million for the years ended December 31, 1996, 1995 and 1994, respectively. The cash provided from financing activities in 1996 included $27.1 million from the issuance of common stock - see "-- Capital." In 1995 and 1994, the cash provided from financing activities was primarily attributable to deposit growth and proceeds from debt and other borrowings.

         Liquidity risk is the possibility that the Company may not be able to meet its cash requirements. Management of liquidity risk includes maintenance of adequate cash and sources of cash to fund operations and meet the needs of borrowers, depositors and creditors. Liquidity must be maintained at a level which is adequate but not excessive. Excess liquidity has a negative impact on earnings resulting from the lower yields on short-term assets.

         In addition to cash, cash equivalents and Federal funds sold, the securities portfolio provides an important source of liquidity. The total of securities maturing within one year along with cash, due from banks and Federal funds sold totaled $26.7 million as of December 31, 1996. Additionally, securities available-for-sale with maturities greater than one year and equity securities totaled $15.8 million at December 31, 1996. These securities are available to meet liquidity needs on a continuing basis.

         To maintain a desired level of liquidity, the Company has several sources of funds available. One is the cash flow generated daily from the Banks' various loan portfolios in the form of principal and interest payments. Another source is its deposit base. The Company maintains a relatively stable base of customer deposits which has historically exhibited steady growth. This growth, when combined with other sources, is expected to be adequate to meet its demand for funds. Due to the nature of the markets served by the Banks, management believes that the majority of certificates of deposit of $100,000 or more are no more volatile than its core deposits. During a period of relatively stable interest rates, these balances have remained relatively the same for 1996 and 1995. Certificates of deposits and other time deposits of $100,000 or more represented approximately 14% and 15% of total deposits for 1996 and 1995, respectively. A number of techniques are used to measure the liquidity position, including the utilization of several ratios that are presented below.
These ratios are calculated based on annual averages for each year.

Liquidity Ratios

                                                    For the Three Months
                                                       Ended March 31,              For the Years Ended December 31,
                                                       ---------------         ------------------------------------------
                                                            1997                  1996            1995            1994
                                                            ----                  ----            ----            ----

Total loans/total deposits...................              92.77%                88.61%          81.66%          78.95%
Total loans/total deposits less float........              94.13%                90.06%          83.30%          83.44%
Net short-term borrowings/total assets.......               4.22%                 3.22%           0.87%           0.43%


        This analysis shows that the Company's loan to deposit ratios have continued to increase due to increases in loan demand that exceed the increase in deposit activity.

         Information regarding short-term borrowings for the periods indicated is presented in the following table.

                                                              For the Three
                                                               Months Ended                        For the Year Ended
                                                                 March 31,                            December 31,
                                                          ----------------------   ------------------------------------------------
                                                                   1997                 1996              1995             1994
                                                          ----------------------   ---------------   ---------------  -------------
                                                                                       (Dollars in thousands)

Federal funds purchased and repurchase agreements:
  Balance at period end.................................         $ 5,779           $ 5,599           $   747        $       -
  Weighted average rate at period end...................            5.18%             5.05%             3.25%               -%
  Average balance during the period.....................         $ 5,733           $ 3,582           $   400          $   302
  Weighted average rate during the period...............            5.16%             5.14%             3.85%            5.30%
  Maximum month-end balance.............................         $ 5,953           $ 6,496           $   747          $   650

 Other short-term borrowings:
  Balance at period end.................................          $7,200            $7,055           $   755          $   755
  Weighted average rate at period end...................            5.62%             5.57%             6.05%            5.53%
  Average balance during the period.....................         $ 6,614           $ 3,660           $   713          $   179
  Weighted average rate during the period...............            5.64%             5.68%             6.17%            5.58%
  Maximum month-end balance.............................         $ 7,200           $ 8,555           $   755          $   755

Total short-term borrowings:
  Balance at period end.................................         $12,979           $12,654            $1,502          $   755
  Weighted average rate at period end...................            5.42%             5.34%             4.88%            5.53%
  Average balance during the period.....................         $12,347            $7,242            $1,113          $   481
  Weighted average rate during the period...............            5.42%             5.41%             5.34%            5.40%
  Maximum month-end balance.............................         $13,153           $15,051            $1,502           $1,405



         Substantially all federal funds purchased and repurchase agreements mature in one business day. Other short-term borrowings principally represent FHLB advances (with varying maturity dates), which are funding residential mortgage and commercial loans.

Interest Rate Sensitivity

         The interest spread and liability funding discussed above are directly related to changes in asset and liability mixes, volumes, maturities and repricing opportunities of interest-earning assets and interest-bearing liabilities. Interest-sensitive assets and liabilities are those which are subject to being repriced in the near term, including both floating or adjustable rate instruments and instruments approaching maturity. The interest sensitivity gap is the difference between total interest-sensitive assets and total interest-sensitive liabilities. Interest rates on the Company's various asset and liability categories do not respond uniformly to changing market conditions. Interest rate risk is the degree to which interest rate fluctuations in the marketplace can affect net interest income.

         The need for interest sensitivity gap management is most critical in times of a significant change in overall interest rates. Management generally seeks to limit the exposure of the Company to interest rate fluctuations by maintaining a relatively balanced mix of rate sensitive assets and liabilities on a one-year time horizon. This mix is altered periodically depending upon management's assessment of current business conditions and the interest rate outlook.

         One tool which is used to monitor interest rate risk is the interest sensitivity analysis as shown in the table below. This analysis reflects the repricing characteristics of assets and liabilities over various time periods. The gap indicates the level of assets and liabilities that are subject to repricing over a given time period.

         As shown by the interest rate sensitivity analysis as of March 31, 1997, the total amount of the Company's interest-earning assets repricing during the first year is greater than the total amount of its interest-bearing liabilities repricing during this period. This position, which is normally termed a positive interest sensitivity gap, generally allows for enhanced net interest income during periods of increasing interest rates. This positive gap is within the Company's internal policy guidelines and is not expected to impact significantly the Company's net interest income during a period of declining interest rates.

         The following table provides an analysis of the Company's interest rate sensitivity at March 31, 1997.

                                                   0 - 90         91 Days -         1 - 5            Over 5
                                                    Days            1 Year          Years            Years            Total
                                                    ----            ------          -----            -----            -----
                                                                            (Dollars in thousands)
Assets:
  Loans, net of unearned income.............          $58,963          $64,779         $54,901          $44,449         $223,092
  Investment securities.....................            7,741            8,177          18,980            9,749           44,647
  Federal funds sold........................            8,285                -               -                -            8,285
                                                       ------         --------        --------         --------          -------
    Total earning assets....................           74,989           72,956          73,881           54,198          276,024

Sources of Funds:
  NOW, money market and savings.............           27,893           14,393          15,636           17,613           75,535
  Time deposits.............................           26,508           72,160          56,019            5,437          160,124
  Short-term borrowings.....................              679                -               -            5,778            6,457
                                                     --------         --------        --------           ------          -------
    Total interest-bearing deposits.........           55,080           86,553          71,655           28,828          242,116

Interest Sensitivity Gap:
  For the period............................          $19,909         $(13,597)        $ 2,226          $25,370         $ 33,908
                                                       ======          =======          ======           ======          =======
  Cumulative................................          $19,909         $  6,312         $ 8,538          $33,908
                                                       ======          =======          ======           ======
  Cumulative as a percent
    of earnings assets......................             7.21%            2.29%           3.09%           12.28%
                                                         ====             ====            ====            =====



                             BUSINESS OF THE COMPANY

         The Company is organized under the laws of the Commonwealth of Kentucky and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). The Company only conducts business through the Banks and other direct or indirect subsidiaries.

         When appropriate and economically advantageous, the Company centralizes certain of the Banks' back office, support and investment functions in order to achieve consistency and cost efficiency in the delivery of products and services. The Company centrally provides services such as data processing, operations support, accounting, loan review and compliance and internal auditing to the Banks to enhance their ability to compete effectively. The Company also provides overall direction in the areas of credit policy and administration, strategic planning, marketing, investment portfolio management and other financial and administrative services. Each Bank participates in product devel-opment by advising management of new products and services needed by their customers and desirable changes to existing products and services.

         Each of the Banks provides a wide range of retail and commercial banking services, including commercial, real estate, agricultural and consumer lending; depository and funds transfer services; collections; safe deposit boxes; cash management services; and other services tailored for both individuals and businesses. The Georgetown Bank, the Eminence Bank, and the
Vanceburg Bank also offer limited trust services and act as executor, administrator, trustee and in various other fiduciary capacities. Through Premier Data Services, Inc., the Company's data processing subsidiary, the Company currently provides centralized data processing services to three of the Banks as well as two non-affiliated banks.

         The Banks' residential mortgage lending activities consist primarily of loans for purchasing personal residences, or loans for commercial or consumer purposes secured by residential mortgages. Consumer lending activities consist of traditional forms of financing for automobile and personal loans.

         The Banks' range of deposit services include checking accounts, NOW accounts, savings accounts, money market accounts, club accounts, individual retirement accounts, certificates of deposit and overdraft protection. Deposits of the Banks are insured by the Bank Insurance Fund administered by the FDIC.

         County Finance, Inc., a subsidiary of the Vanceburg Bank, is a consumer loan company that provides secured and unsecured loans to customers who would generally not qualify, due to credit experience or other factors, for loans at that Bank.

Competition

         The Banks encounter strong competition both in making loans and attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws that permit multi-bank holding companies as well as the availability of nationwide interstate banking has created a highly competitive environment for financial services providers. In one or more aspects of its business, each Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies and other financial intermediaries operating in its market and elsewhere, many of whom have substantially greater financial and managerial resources. With respect to the Georgetown Bank and the Ger- mantown Bank, primary competitors include large bank holding companies having substantially greater resources that offer certain services that these two Banks do not currently provide. Each Bank seeks to minimize the competitive effect of larger financial institutions through a community banking approach that emphasizes direct customer access to the Bank's president and other officers in an environment conducive to friendly, informed and courteous service.

         Management believes that each Bank is well positioned to compete successfully in its respective primary market area, although no assurances can be given. Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality and scope of the services rendered, the convenience of the banking facilities and, in the case of loans to commercial borrowers, relative lending limits. Management believes that the commitment of its Banks to personal service, innovation and involvement in their respective communities and primary market areas, as well as their commitment to quality community banking service, are factors that contribute to their competitiveness.

Personnel

         As of March 31, 1997, the Company and its subsidiaries collectively had approximately 135 full-time equivalent employees. These employees are not represented by any collective bargaining unit. Relations between management and employees are considered good.

Properties

         The Company owns all the properties on which it conducts its business, either directly or through subsidiaries.

         The Vanceburg Bank, in addition to its main office at 400 Second Street, Vanceburg, Kentucky, has four branch offices in Lewis County. The Germantown Bank, with its main office on Highway 10 in Germantown, has no other offices. The Georgetown Bank, in addition to its main office, has one branch in Scott County. The Sharpsburg Bank, with its main office located on Main Street in Sharpsburg, has no other offices, and the Eminence Bank with its main office on Main Street in Eminence, Kentucky, also has two branches located in Henry County.

Legal Proceedings

         The Banks are respectively parties to legal actions that routinely arise out of the normal course of the commercial banking business. In management's opinion, the outcome of such matters, individually or in the aggregate, will not have a material adverse impact on the results of operations or financial position of the Company.

                                   MANAGEMENT

Directors and Executive Officers

         The Board of Directors of the Company is currently composed of seven members, each of whom serves for a term of one year. Executive officers are elected annually by the Board of Directors and serve at the Board's discretion.

         The following table sets forth information with respect to the directors and executive officers of the Company.

                                                                                                                  Current
                                                                                                                  Term as
        Director/Executive                                                                      Director         Director
              Officer                     Age       Position                                      Since           Expires
------------------------------            ---       ------------------------------------------    -----           -------

J. Howell Kelly                           51        President and Chief Executive                 1995             1998
                                                    Officer

Marshall T. Reynolds                      60        Chairman of the Board                         1996             1998

Gardner E. Daniel                         61        Senior Vice President, Assistant              1995             1998
                                                    Secretary and Director

Toney Adkins                              47        Director                                      1991             1998

Benjamin T. Pugh                          48        Executive Vice President,                     1991             1998
                                                    Treasurer and Director

Wilbur M. Jenkins                         69        Director                                      1995             1998

E.V. Holder, Jr.                          64        Secretary and Director                        1991             1998



Biographical Information

         Directors  and  Executive  Officers  of  the  Company.   The  principal
occupation of each director and executive officer of the Company is set forth below.

         J. Howell Kelly became Chief Executive Officer of the Company in January 1996, and President of the Company in February 1995. Mr. Kelly has been a director of Cambridge Financial Services, Inc., Iselin, New Jersey, a financial advisory and management consulting firm, since 1992. Prior to 1992, Mr. Kelly was an independent consultant providing financial advice to financial institutions, individuals and industrial corporations. From 1983 until December 1994, Mr. Kelly also served as a director of Banc One West Virginia, Inc. (or its predecessor, Key Centurion Bancshares, Inc.) and served as Chairman of that corporation's audit committee.

         Benjamin T. Pugh assumed the positions of Executive Vice President and Treasurer of the Company in January 1996. Prior to this, Mr. Pugh was Chief Executive Officer of the Company and prior to February 1995, also its President. He is also President and Chief Executive Officer of the Vanceburg Bank and the Germantown Bank. Mr. Pugh is also Chairman of Premier Data Services, Inc.

         Gardner E. Daniel became Senior Vice President of the Company in April 1995 and Assistant Secretary in January 1996. He has been a director of the Company since April 1995. Mr. Daniel has served as President and Chief Executive Officer of both the Georgetown Bank and the Sharpsburg Bank since April 1992 and November 1995, respectively.

         E. V. Holder, Jr. has been a Director, and has served as Secretary of the Company since July 1991. Mr. Holder is an attorney.

         Wilbur M. Jenkins has been a Director of the Company since April 1995. Mr. Jenkins has been retired for over five years. He previously owned a cable manufacturing business.

         Toney K. Adkins has been a Director of the Company since July 1991. Mr. Adkins has been employed by Champion Industries, Inc., a commercial printing and office supplies business, since November 1995 where he is Vice President of Administration. Prior to this, he was President of KYOWVA Corrugated, Inc.

         Marshall T. Reynolds serves as the Company's Chairman of the Board. From 1985 to November 1993, Mr. Reynolds also served as Chairman of the Board of Directors of Banc One West Virginia, Inc. (or its predecessor, Key Centurion Bancshares, Inc.). He is Chairman and Chief Executive Officer of Champion Industries, Inc., a commercial printer and provider of office supplies.

Executive Compensation

         Summary Compensation Table. The following table summarizes compensation earned in 1996, 1995 and 1994 by the Company's Chief Executive Officer and certain of the Company's other executive officers who earned a salary and/or bonus in 1996 that exceeded $100,000. Except as set forth below, no executive officer had a salary and bonus during the year ended December 31, 1996, that exceeded $100,000 for services rendered in all capacities to the Company.

                                                                                          Long Term
                                                       Annual Compensation               Compensation
                                           --------------------------------------------- -------------

                                                                                           Securities             All Other
    Name and                                                               Other Annual    Underlying            Compensation
Principal Position         Year               Salary      Bonus          Compensation(1)   Options (#)               (1)
------------------         ----               ------      -----          ---------------   -----------           ------------

J. Howell Kelly               1996          $110,807     $36,000             $16,116          20,000                 $9,105
  President & CEO (2)         1995            82,385      36,000               5,325              --                     --

Benjamin T. Pugh              1996            90,536      36,000               3,450          20,000                  7,901
  Executive President (3)     1995            82,500      36,000               3,600              --                  7,395
                              1994            80,000      30,000               2,700              --                  7,386

Gardner E. Daniel             1996            87,715      15,000               3,600              --                  6,414
  Senior Vice President (4)   1995            83,178      15,000               2,100              --                     --
                              1994            79,891       8,250               1,250              --                     --


---------------
(1)      Employer contributions to the Company's Profit Sharing Plan.
(2) Mr. Kelly became President and Chief Executive Officer on February 14, 1995. The salary for 1995 includes $17,000 paid by the Vanceburg Bank during the period of January 1, 1995 through April 30, 1995 for services rendered to that bank subsidiary. Other annual compensation includes $14,400 in director's fees paid by bank subsidiaries of the Company, as well as personal use of a company automobile valued at $1,716.
(3) Salary and bonus amounts for all years were paid by the Vanceburg Bank for services rendered by Mr. Pugh as President and Chief Executive Officer of that bank subsidiary. Other annual compensation includes director's fees paid by bank subsidiaries of the Company.
(4) Salary and bonus amounts for all years were paid by the Georgetown Bank for services rendered by Mr. Daniel as President and Chief Executive Officer of that bank subsidiary. Other annual compensation includes director's fees paid by bank subsidiaries of the Company.

         Stock Option Plan. The following table contains certain information with respect to stock options granted in 1996 under the Company's 1996 Employee Stock Ownership Incentive Plan to the named executive officers.

                                         OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
                                           -----------------
                                       Number of      % of Total                                    Potential Realizable Value at
                                      Securities        Options                                     Assumed Rates of Stock Price
                                      Underlying      Granted to         Exercise or                Appreciation for Option Term
                                        Options      Employees in        Base Price    Expiration
           Name    Grant Date       Granted (#)(1)    Fiscal Year          ($/Sh)       Date (2)     5%(3)             10%(3)
           ----    ----------       --------------    -----------          ------       --------    ---------        -----------
J. Howell Kelly       5/15/96            20,000          50%               13.00          5/15/07   $163,513           $414,373
Benjamin T. Pugh      5/15/96            20,000          50%               13.00          5/15/07    163,513            414,373


-----------------
(1) Options for 7,000 shares became exercisable on November 15, 1996, options for an additional 7,000 shares became exercisable on April 1, 1997 and options for an additional 2,000 shares will become exercisable on April 1, 1998, April 1, 1999 and April 1, 2000 if on such vesting dates the individual remains employed with the Company (subject to earlier vesting in circumstances of death, disability or a change in control of the Company).
(2) The stock options are subject to termination prior to their expiration date in the event of termination of employment.
(3) The potential realizable value reflected in the table represents the difference between (i) the price the Common Stock would attain at the end of the option's 10-year term if the price appreciated from the date of the stock option grant at a rate of 5% or 10% per year (as the case may be), and (ii) the option exercise price. The amounts shown in the table are the result of multiplying the amount described above by the number of options granted to the respective individual on the applicable grant date.

                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FISCAL YEAR-END OPTION VALUES


                                                                                  # of Securities       Value of Unexercised
                                                                                    Underlying               In-the-Money
                               Shares Acquired on                               Unexercised Options       Options at FY-End
           Name                   Exercise (#)         Value Realized ($)          FY-End (#)(1)              ($)(1)(2)
           ----                  --------------        ------------------          --------------             ---------
J. Howell Kelly                        --                      --                    20,000                   20,000
Benjamin T. Pugh                       --                      --                    20,000                   20,000


------------------
(1) Options covering 13,000 of these shares were unexercisable at fiscal year-end.
(2) The value of each unexercised in-the-money stock option is equal to the difference between $14 (the closing price of the Common Stock on December 31, 1996) and the exercise price of the stock option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company's subsidiaries have made, and expect to make in the future, to the extent permitted by applicable federal and state banking laws, bank loans in the ordinary course of business to directors and officers of the Company and its subsidiaries, and their affiliates and associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of the Company, such loans do not involve more than a normal risk of collectibility or present other unfavorable features. In addition, the Company's banking subsidiaries have engaged, and in the future may engage, in transactions with such persons and their affiliates and associates as a depositary of funds, transfer agent, registrar, fiduciary and provider of other similar services.

         In June, 1995, the Company made a $1,000,000 investment in First Guaranty Bank, Hammond, Louisiana ("First Guaranty"), a commercial bank in which the Company's Chairman of the Board, Marshall T. Reynolds, beneficially owns 41.4% of that bank's outstanding common stock.

         Mr. Reynolds also serves as a director of First Guaranty. The Company's investment in First Guaranty was made through the purchase of 1,000 shares of Series B Preferred Stock (the "Series B Stock"), which is non-voting, is not convertible into common stock of First Guaranty, and has a non-cumulative quarterly dividend preference (on a parity with Series A Preferred Stock) in a per annum amount equal to two percent in excess of "prime rate" (as published in THE WALL STREET JOURNAL during the quarter for which any dividend on common stock of First Guaranty is paid). The Company has received a quarterly dividend in the full amount of the dividend preference for each quarter during which the Series B Stock has been held by it. The Company's purchase of the Series B Stock was funded through a credit facility with an unaffiliated commercial bank lender. Under that credit facility, the Company pays interest on the outstanding principal balance at an annual rate equal to that lender's prime rate. In January, 1996, the Company acquired an additional 1,000 shares of Series B Stock (and in connection therewith received a $50,000 cash payment from First Guaranty) in consideration of its exchanging 1,000 shares of Series A Preferred Stock of First Guaranty purchased by the Company at an aggregate cost of $1,000,000 in September, 1994. The purchase of the Series A Preferred Stock was financed under the same credit facility described above that was used to purchase the Series B Stock in 1995. The Company determined that it was in it best interests to exchange its Series A Preferred Stock for an additional Series B Stock because (i) it no longer viewed any conversion of the Series A Preferred Stock for common stock of First Guaranty as a viable opportunity in view of the Company's strategic growth plans, and it regarded as attractive the $50,000 payment offered by First Guaranty to encourage the Company to exchange the Series A Preferred Stock, thereby eliminating the Company's ability to convert such stock into common stock, and (ii) it determined that an increase in the dividend preference to two percent in excess of prime rate (which preference the Series B Stock has), as opposed to one percent in excess of prime rate (which preference the Series A Preferred Stock has), provided a more favorable yield on a tax equivalent basis in view of the Company's strategic growth plans and its determination that any conversion of Series A Preferred Stock was not a likely event in the foreseeable future. Mr. Reynolds was not Chairman of the Board or a director of the Company at the times when the Company's Board of Directors determined to purchase the Series B Stock or acquire additional Series B Stock in exchange for its Series A Preferred Stock in First Guaranty.

         During the years ended December 31, 1996, 1995 and 1994, the Company or its subsidiaries have paid approximately $241,000, $65,000 and $53,000, respectively, for commercial printing services and office supplies from Champion Industries, Inc., Huntington, West Virginia, of which the Company's Chairman of the board, Marshall T. Reynolds, is its President and Chief Executive Officer and a principal shareholder. The Company or its subsidiaries have also paid to Champion Industries, Inc. approximately $317,000, $223,000, and $185,000 in 1996, 1995 and 1994, respectively, to permit employees of the Company and its subsidiaries to participate in that other corporation's medical benefit plan. The Company believes that the above transactions are on terms substantially the same, or at least as favorable to the Bank, as those that would be entered into with a non-affiliate.

                           SUPERVISION AND REGULATION

Introduction

         Bank holding companies and banks are extensively regulated under both federal and state law. The following information describes certain aspects of that regulation applicable to the Company and the Banks, and does not purport to be complete. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions.

         The Company is a legal entity separate and distinct from the Banks. Accordingly, the right of the Company, and consequently the right of creditors and shareholders of the Company, to participate in any distribution of the assets or earnings of the Banks is necessarily subject to the prior claims of creditors of the Banks, except to the extent that claims of the Company in its capacity as creditor may be recognized. The principal source of the Company's revenue and cash flow is dividends from the Banks. There are, however, legal limitations on the extent to which a subsidiary bank can finance or otherwise supply funds to its parent holding company.

The Company

         General. As a registered holding company, the Company is regulated under the BHCA and is subject to supervision and regular inspection by the Federal Reserve. The BHCA requires, among other things, the prior approval of the Federal Reserve in any case where the Company proposes to (i) acquire all or substantially all of the assets of any bank, (ii) acquire direct or indirect ownership or control of more than 5 percent of the voting shares of any bank, or
(iii) merge or consolidate with any other bank holding company.

         Acquisitions/Permissible Business Activities. The BHCA currently permits bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions, including certain nationwide- and state-imposed concentration limits. Effective June 1, 1997, the Banks will have the ability, subject to certain restrictions, including state opt-out provisions, to acquire by acquisition or merger branches outside its home state. The establishment of new interstate branches also will be possible in those states with laws that expressly permit it. Interstate branches will be subject to certain laws of the states in which they are located. Competition may increase further as banks branch across state lines and enter new markets.

         Under the BHCA, the Company is prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5 percent of any class of voting shares of any nonbanking corporation. Further, the Company may not engage in any business other than managing and controlling banks or furnishing certain specified services to subsidiaries, and may not acquire voting control of nonbanking corporations except those corporations engaged in businesses or furnishing services that the Federal Reserve deems to be closely related to banking.

         Source of Strength Policy. Under Federal Reserve policy, a bank holding company is expected to serve as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with its "source of strength" policy for subsidiary banks, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fund fully the dividends, and the prospective rate of earnings retention appears to be consistent with the corporation's capital needs, asset quality and overall financial condition.

Bank Regulation


      ^The Banks are state-chartered banks and, other than the Vanceburg Bank, are not members of the Federal Reserve System. As such they are subject to the primary federal supervision of the FDIC under the Federal Deposit Insurance Act (the "FDIA"), as well as the supervision, regulation and examination of the Kentucky Department of Financial Institutions (the "Department", and together with the FDIC and the Federal Reserve, the "Regulatory Authorities"). The Vanceburg Bank, as a member of the Federal Reserve System, is subject to the primary federal supervision of the Federal Reserve. Prior approval of the Regulatory Authorities is required for the Banks to establish or relocate a branch office or to engage in any merger, consolidation or significant purchase or sale of assets. In addition, the Banks are subject to numerous federal and state laws and regulations which set forth specific restrictions and procedural requirements with respect to the establishment of branches, investments, interest rates on loans, credit practices, the disclosure of credit terms and discrimination in credit transactions.


         The Regulatory Authorities regularly examine the operations of the respective Banks and their condition, including but not limited to capital adequacy, reserves, loans, investments and management practices. These examinations are for the protection of the Banks' depositors and the BIF and not the Banks' stockholder. In addition, the Banks are required to furnish quarterly and annual reports to the Regulatory Authorities. The Regulatory Authorities' enforcement authority includes the power to remove officers and directors and the authority to issue orders to prevent a bank from engaging in unsafe or unsound practices or violating laws or regulations governing its business.

         The Regulatory Authorities have adopted regulations regarding the capital adequacy of banks subject to its primary supervision, which require such banks to maintain specified minimum ratios of capital to total assets and capital to risk-weighted assets. See "--Regulatory Capital Requirements."

         Bank Dividends. Under the FDIA, the Banks are prohibited from declaring or paying dividends or making any other capital distribution if, after that distribution, they would fail to meet their regulatory capital requirements. At March 31, 1997, the Banks met their regulatory capital requirements. The FDIC also has authority to prohibit the payment of dividends by a bank when it determines such payment to be an unsafe and unsound banking practice. The FDIC may prohibit bank holding companies of banks which are deemed to be "significantly undercapitalized" under the FDIA or which fail to properly submit and implement capital restoration plans required thereby from paying dividends or making other capital distributions without the permission of the FDIC.

         Restrictions Upon Intercompany Transactions. The Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Company and other affiliates. Such restrictions prevent the Company and such other affiliates from borrowing from the Banks unless the loans are secured by specified collateral, and require such transactions to have terms comparable to terms of arms-length transactions with third persons. Such secured loans and other transactions by each of the Banks are generally limited in amount as to the Company and as to any other affiliate to 10% of the Bank's capital and surplus and as to the Company and all other affiliates to an aggregate of 20% of the Banks' capital and surplus. These regulations and restrictions may limit the Company's ability to obtain funds from the Banks for its cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses.

         Deposit Insurance. Since the Banks are FDIC member institutions, their respective deposits are currently insured to a maximum of $100,000 per depositor through the BIF, administered by the FDIC, and the Banks are required to pay semi-annual deposit insurance premium assessments to the FDIC.

         The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors.

         Enforcement Powers. The bank regulatory agencies have broad discretion to issue cease and desist orders if they determine that the Company or its Banks are engaging in "unsafe or unsound banking practices." In addition, the federal bank regulatory authorities are empowered to impose substantial civil money penalties for violations of certain federal banking statutes and regulations, violation of a fiduciary duty, or violation of a final or temporary cease and desist order, among other things. Financial institutions, and directors, officers, employees, controlling shareholders, agents, consultants, attorneys, accountants, appraisers and others associated with a depository institution are subject to the imposition of fines, penalties, and other enforcement actions based upon the conduct of their relationships with the institution.

         Under the FDIA, the FDIC may be appointed as a conservator or receiver for a depository institution based upon a number of events and circumstances, including: (i) consent by the board of directors of the institution; (ii) cessation of the institution's status as an insured depository institution;
(iii) the institution is undercapitalized and has no reasonable prospect of becoming adequately capitalized when required to do so, fails to submit an acceptable capital plan or materially fails to implement an acceptable capital plan; (iv) the institution is critically undercapitalized or otherwise has substantially insufficient capital; (v) appointment of a conservator or receiver by a state banking authority, such as the Department; (vii) the institution's assets are less than its obligations to its creditors and others; (viii) substantial dissipation in the institution's assets or earnings due to violation of any statute or regulation or unsafe or unsound practice; (ix) a willful violation of a cease and desist order that has become final; (x) an inability of the institution to pay its obligations or meet its depositors' demands in the normal course of business; or (xi) any concealment of the institution's books, records or assets or refusal to submit to examination.

         Under the FDIA, the FDIC as a conservator or receiver of a depository institution has express authority to repudiate contracts with such institution which it determines to be burdensome or if such repudiation will promote the orderly administration of the institution's affairs. Certain "qualified financial contracts", defined to include securities contracts, commodity contracts, forward contracts, repurchase agreements, and swap agreements, generally are excluded from the repudiation powers of the FDIC. The FDIC is also given authority to enforce contracts made by a depository institution notwithstanding any contractual provision providing for termination, default, acceleration, or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver. Insured depository institutions also are prohibited from entering into contracts for goods, products or services which would adversely affect the safety and soundness of the institutions.

         Regulatory Capital Requirements. The Federal Reserve and the FDIC have established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies and state-chartered banks that are not members of the Federal Reserve System ("state non-member banks"), respectively. The regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets.

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         The  regulations  of the  Federal  Reserve  and the FDIC  require  bank holding companies and state non-member banks, respectively, to maintain a minimum leverage ratio of "Tier 1 capital" (as defined in the risk-based capital guidelines discussed in the following paragraphs) to total assets of 3.0%. Although setting a minimum 3.0% leverage ratio, the capital regulations state that only the strongest bank holding companies and banks, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies and banks are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank or bank holding company experiencing or anticipating significant growth would be expected to maintain capital well above the minimum
levels.   In  addition,   the  Federal   Reserve  has  indicated  that  whenever
appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an
organization's   ratio  of  tangible  Tier  1  capital   (after   deducting  all
intangibles) to total assets in making an overall assessment of capital.

         The risk-based capital rules of the Federal Reserve and the FDIC require bank holding companies and state non-member banks to maintain minimum regulatory capital levels based upon a weighting of their assets and off-balance sheet obligations according to risk. The risk-based capital rules have two basic components: a Tier 1 or core capital requirement and a Tier 2 or supplementary capital requirement. Tier 1 capital consists primarily of common stockholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), and minority interests in the equity accounts of consolidated subsidiaries; less most intangible assets, primarily goodwill. Tier 2 capital elements include, subject to certain limitations, the allowance for losses on loans and leases; perpetual preferred stock that does not qualify for Tier 1 and long-term preferred stock with an original maturity of at least 20 years from issuance; hybrid capital instruments, including perpetual debt and mandatory convertible securities; and subordinated debt and intermediate-term preferred stock.

         The risk-based capital regulations require all banks and bank holding companies to maintain a minimum ratio of total capital to total risk-weighted assets of 8%, with at least 4% as core capital. For the purpose of calculating these ratios, (i) supplementary capital is limited to no more than 100% of core capital, and (ii) the aggregate amount of certain types of supplementary capital is limited. In addition, the risk-based capital regulations limit the allowance for loan losses which may be included as capital to 1.25% of total risk-weighted assets.

         FDICIA also required the federal banking regulators to classify insured depository institutions by capital levels and to take various prompt corrective actions to resolve the problems of any institution that fails to satisfy the capital standards. The FDIC has issued final regulations establishing these capital levels and otherwise implementing FDICIA's prompt corrective action provisions. Under FDICIA and these regulations, all institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any of its capital requirements.

         Under the FDIC's prompt corrective action regulation, a "well-capitalized" bank is one that is not subject to any regulatory order or directive to meet any specific capital level and that has or exceeds the following capital levels: a total risk-based capital ratio of 10%, a Tier 1 risk-based capital ratio of 6%, and a leverage ratio of 5%. An "adequately capitalized" bank is one that does not qualify as "well-capitalized" but meets or exceeds the following capital requirements: a total risk- based capital ratio of 8%, a Tier 1 risk-based capital ratio of 4%, and a leverage ratio of either
(i)

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4% or (ii) 3% if the bank has the highest composite  examination  rating. A bank not meeting these criteria will be treated as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" depending on the extent to which to which the bank's capital levels are below these standards. A bank that falls within any of the three "undercapitalized" categories established by the prompt corrective action regulation will be: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days; (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval for acquisitions, branching and new lines of businesses. The capital restoration plan must include a guarantee by the institution's holding company that the institution will comply with the plan until it has been adequately capitalized on average for four consecutive quarters, under which the holding company would be liable up to the lesser of 5% of the institution's total assets or the amount necessary to bring the institution into capital compliance as of the date it
failed  to  comply  with  its  capital   restoration   plan.   A   significantly
undercapitalized institution, as well as any undercapitalized institution that did not submit an acceptable capital restoration plan, will be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities, possible replacement of directors and officers, and restrictions on capital distributions by any bank holding company controlling the institution.

Effect of Government Monetary Policies; Possible Further Legislation

         The earnings of the Company, through the Banks, are and will be affected by domestic and international economic conditions and the monetary and fiscal policies of the United States and foreign governments and their agencies.

         The Federal Reserve's monetary policies have had, and will probably continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The Federal Reserve has a major effect upon the levels of bank loans, investments and deposits through its open market operations in United States Government securities and through its regulation of, among other things, the discount rate on borrowings of banks and the imposition of non-earning reserve requirements against member bank deposits. It is not possible to predict the nature and impact of future changes in monetary and fiscal policies.

         From time to time, proposals are made in the United States Congress, the Kentucky Legislature, and various bank regulatory authorities which would alter the powers of, and place restrictions on, different types of banking organizations. It is impossible to predict whether any of these proposals will be adopted and any impact of such adoption on the business of the Company and the Banks.

                       DESCRIPTION OF PREFERRED SECURITIES

         Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trustees on behalf of the Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the

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definitions  therein of certain terms.  Wherever particular defined terms of the
Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

General

           The Preferred Securities will be limited to $25,000,000 aggregate Liquidation Amount outstanding (which amount may be increased by up to $3,750,000 aggregate liquidation amount of referred Securities for exercise of the Underwriters' over-allotment option). See "Underwriting." The Preferred
Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security will be payable at the annual rate of % of the stated Liquidation Amount of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on 15th day of March, June, September and December (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from
     , 1997. The first Distribution Date for the Preferred Securities will be , 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of % per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not
(i) declare or pay

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any  dividends  or  distributions  on, or  redeem,  purchase,  acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance  of capital  stock of the Company (or  securities  convertible  into or
exercisable  for  such  capital  stock)  as   consideration  in  an  acquisition
transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock,
(c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         The revenue of the Issuer Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Preferred Securities. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."


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Redemption

         Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

         The Company has the right to redeem the Junior Subordinated  Debentures
(i) on or after , 2002,  in whole at any time or in part from  time to time,  or
(ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "-- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

         "25% Capital Limitation" means the limitation imposed by the Federal Reserve that the proceeds of certain qualifying securities like the Trust Securities will qualify as Tier 1 capital of the issuer up to an amount not to exceed 25% of the Issuer's Tier 1 capital, or any subsequent limitation adopted by the Federal Reserve.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the Commonwealth of Kentucky or the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $25 per Trust Security.

         "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including

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any announced  prospective change) in, the laws (or any regulations  thereunder)
of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated
Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

         If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

Redemption Procedures

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be

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payable on each  Redemption  Date only to the extent  that the Issuer  Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

         If the Issuer Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. With respect to Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement, and may resell such securities.

         If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

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         Notice of any  redemption  will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

         Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution in respect of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

         In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

         The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust is $25 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust.


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         The Federal Reserve's  risk-based capital guidelines  currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the stated maturity of the Preferred Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

         Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under "-- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.


         If  dissolution  of the Issuer Trust occurs as described in clause (i),
(ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

         After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to

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



Preferred Securities held by DTC or its nominee and (iii) any certificates representing the Preferred Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

         If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

         There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Events of Default; Notice

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

         (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.


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



         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Dissolution" and "Description of Junior
Subordinated Debentures -- Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

         The holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Preferred Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Preferred Securities. If an Issuer Trustee resigns, such Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Preferred Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Preferred Securities or Common Securities or the other Issuer Trustee may petition a court in the State of
Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

         Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the

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Preferred  Securities  or (b)  substitutes  for the Preferred  Securities  other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, if then rated, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

         Except as provided above and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee -- Amendments and
Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with
(i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred

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Securities  and (ii) receipt by the Issuer  Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

         In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Issuer Trust

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(including costs and expenses  relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book Entry, Delivery and Form

         The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Junior Subordinated Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Junior Subordinated Indenture. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Junior Subordinated Indenture, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the

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Company  understands that it is DTC's existing  practice to determine by lot the amount of the interest of each Participant to be redeemed.

         Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Issuer Trustees, the Administrators, any Paying Agent or any other agent of the Company or the Issuer Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Issuer Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Issuer Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.

         DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the Underwriter), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

Same-Day Settlement and Payment

         Settlement   for  the  Preferred   Securities   will  be  made  by  the
Underwriters in immediately available funds.

         Secondary trading in Preferred Securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day

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



Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

Payment and Paying Agency

         Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."


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Miscellaneous

         The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         The Issuer Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

Governing Law

         The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

         Concurrently with the issuance of the Preferred Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing from , 1997, at the annual rate of % of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing , 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the 15th day of March, June, September or December (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four.

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



If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.


         The Junior Subordinated Debentures will mature on , 2027 ^subject to the Maturity Adjustment (such date, as it may be shortened by the Maturity Adjustment is referred to herein as the Stated Maturity). The Maturity Adjustment represents the right of the Company to shorten the maturity date once at any time to any date not earlier than _____, 2002, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the registered holders of the Junior Subordinated Debentures, the Debenture Trustee and the Issuer Trust of such shortening no less than 90 days prior to the effectiveness thereof. The Property Trustee must give notice to the holders of the Trust Securities of the shortening of the Stated Maturity at least 30 but not more than 60 days before such date.


         The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Junior Subordinated Debentures will not be subject to a sinking fund. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

Option to Extend Interest Payment Period

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any such Extension Period the Company shall have the right to make partial payments of interest on any interest payment date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of %, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or

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conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or
exchanged,   (d)  any   declaration  of  a  dividend  in  connection   with  any
stockholder's rights plan, or the issuance of rights, stock or other property under any stockholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Redemption

         The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after , 2002, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Preferred Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Preferred Securities.

         The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The redemption of the Junior Subordinated Debentures also could be subject to the additional prior approval of the Federal Reserve under its current risk-based capital guidelines.


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



         The redemption price for Junior Subordinated Debentures is the outstanding principal amount of the Junior Subordinated Debentures plus accrued interest (including any Additional Interest or any Additional Sums) thereon to but excluding the date fixed for redemption.

Additional Sums

         The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities -- Redemption."

Registration, Denomination and Transfer

         The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities -- Book Entry, Delivery and Form."

         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

         Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Preferred Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

         Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Company

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



for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Company

         The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

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         The Company has covenanted in the Junior Subordinated  Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

         From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (1) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures, (2) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures, (3) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect, (4) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form, (5) evidence or provide for the appointment of a successor Debenture Trustee, or (6) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or
(ii)  reduce  the  percentage  of  principal   amount  of  Junior   Subordinated
Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.


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Debenture Events of Default

         The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:


   (i) failure to pay any interest on the Junior Subordinated Debentures when due and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

   (ii)  failure   to   pay   any   principal   of   or   premium,  if  any,  on
         the   Junior    Subordinated  Debentures when due whether at the Stated
         Maturity; or

   (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

   (iv) the Company consents to the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all its property.

         For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Preferred Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

         The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right.

         The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated

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



Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See "-- Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

         If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Preferred Securities may institute a Direct Action against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder. The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

         The holders of the Preferred Securities are not able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Preferred Securities -- Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

         The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.


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



Satisfaction and Discharge

         The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

Subordination

         The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

         As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that Senior Indebtedness shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Preferred Securities.

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




         In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

         In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

         The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Information Concerning the Debenture Trustee

         The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Governing Law

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

         The Guarantee will be executed and delivered by the Company concurrently with the issuance of Preferred Securities by the Issuer Trust for the benefit of the holders from time to time of the Preferred Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

General

         The Company  will  irrevocably  agree to pay in full on a  subordinated basis, to the extent set forth in the Guarantee and described herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, termination, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee of payment on a subordinated basis of the Issuer Trust's obligations under the Preferred Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-- Status of the

Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

         The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.

         The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

Amendments and Assignment

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.


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         Any  registered  holder of Preferred  Securities  may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationship between Bankers Trust Company, as Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

Governing Law

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                    SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed, on a subordinated basis, by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than

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



all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of amounts payable with respect to the Preferred Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior
Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

         The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Preferred Securities;
(iii) the Company will pay for any and all costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

         Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

         A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

         A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures -- Subordination."


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



Limited Purpose of Issuer Trust

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         In the opinion of Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., in its capacity as special tax counsel to the Company ("Tax Counsel"), the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.


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



         Except as otherwise stated, this summary deals only with the Preferred Securities held as a capital asset by a holder who or which (i) purchased the Preferred Securities upon original issuance (an "Initial Holder") at their original offering price and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," or as part of a "synthetic security," "hedging," as part of a "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

         A "US Holder" is a holder of the Preferred  Securities  who or which is
(i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US Holders

         Characterization of the Issuer Trust. In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

         Characterization of the Junior Subordinated Debentures. The Company and the Issuer Trust will agree to treat the Junior Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance

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



with the terms of the Junior Subordinated Indenture (and other relevant documents) and based on certain assumptions and qualifications referenced in the opinion, the Junior Subordinated Debentures will be characterized for United States federal income tax purposes as debt of the Company.

         Interest Income and Original Issue Discount. Under the terms of the Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Junior Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."

         The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

         In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Junior Subordinated Debentures in that period at the stated interest rate.
Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Preferred Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to the OID.

         If the possibility of the Company's exercise of its option to defer payments of interest is not remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.


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



         Characterization of Income. Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

         Market Discount and Bond Premium. Holders of the Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

         Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust. Under certain circumstances described herein (See "Description of the Preferred Securities-- Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Preferred Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Preferred Securities for United States federal income tax purposes.

         Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Preferred Securities for cash. See "--Sales of Preferred Securities" below.

         Sales of Preferred Securities. A US Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A US Holder's adjusted basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Preferred Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year prior to the date of disposition.

         A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Preferred Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Preferred Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

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




Proposed Tax Law Changes

         On February 6, 1997, President Clinton released his budget proposals for fiscal year 1998. One of the tax proposals therein (the "Tax Proposal") would generally deny corporate issuers a deduction for interest related to certain debt obligations that have a maximum term in excess of 15 years and are not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder of some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. As currently drafted, the Tax Proposal would be effective generally for instruments issued on or after the date of first Congressional committee action. Although it is not clear from the President's proposals as to what constitutes Congressional "committee action" with respect to the Tax Proposal, it appears that, as drafted, the Tax Proposal would not apply retroactively to the Junior Subordinated Debentures. However, the Company and the Issuer Trust have been advised by Tax Counsel that, if the Tax Proposal (or similar legislation) is enacted into law with retroactive effect with respect to the Junior Subordinated Debentures, the Company would not be entitled to a deduction with respect to the interest payable on the Junior Subordinated Debentures. There can be no assurance that the Tax Proposal, if enacted, will not apply retroactively to the Junior Subordinated Debentures or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Preferred Securities -- Redemption."

Non-US Holders

         The following discussion applies to a Non-US Holder.

         Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Preferred Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

         As discussed above (see "--Proposed Tax Law Changes"), changes in legislation affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect Non-US Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.


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



         A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

         A Non-US Holder which holds the Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting

         In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Preferred Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Preferred Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Preferred Securities for a calendar year should be reported to US Holders on the appropriate forms by the following January 31st.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

         The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the Preferred Securities. Potential holders of the Preferred Securities are urged to contact their own tax advisors to determine their particular tax consequences.

                          CERTAIN ERISA CONSIDERATIONS

         The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the Code with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") dated , 1997, among the Company, the Issuer Trust and the underwriters named therein (the "Underwriters"), the Issuer Trust has agreed to sell to the Underwriters, and the

Underwriters have severally agreed to purchase from the Issuer Trust, the following respective aggregate Liquidation Amount of Preferred Securities at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                              Liquidation Amount of
                                              ---------------------
Underwriter:                                  Preferred Securities:
------------                                  ---------------------

Advest, Inc.                                          $







                                                       ----------
Total........................................         $25,000,000
                                                       ==========



         The  Underwriting  Agreement  provides  that  the  obligations  of  the
Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Preferred Securities offered hereby if any of such Preferred Securities are purchased.


         The Company has been advised by the Underwriters that the Underwriters propose to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ ^per Preferred Security to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriters.


         The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to an additional $3,750,000 aggregate Liquidation Amount of the Preferred Securities at the public offering price. To the extent that the Underwriters exercise such option, the Company will be obligated, pursuant to the option, to sell such Preferred Securities to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Preferred Securities offered hereby. If purchased, the Underwriters will offer such additional Preferred Securities on the same terms as those on which the $25,000,000 aggregate Liquidation Amount of the Preferred Securities are being offered.

         In connection with the offering of the Preferred Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriters create a short position for their own account by selling more Preferred Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may exercise the over-allotment option described above or may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, shares of the Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriters also may reclaim any selling concessions allowed to an Underwriter or dealer if the Underwriters repurchase shares distributed by that Underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

         In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriter's arranging the investment therein of such proceeds an amount of $ per Preferred Security (or $ ($ if the over-allotment option is exercised in full) in the aggregate) and an advisory fee equal to $ for the account of the Representative.

         Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         The Preferred Securities are a new issue of securities with no established trading market. The Company and the Issuer Trust have been advised by the Underwriters that they intend to make a market in the Preferred Securities. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of each of the Underwriters. Application has been made by the Company to list the Preferred Securities in the Nasdaq National Market, but one of the requirements for listing and continuing listing is the presence of two market makers for the Preferred Securities, and the presence of a second market maker cannot be assured. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.


         The Company ^has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.


         The Underwriters may in the future perform various services to the Company, including investment banking services, for which it has or may receive customary fees for such services.

                             VALIDITY OF SECURITIES


         The validity of the Guarantee and the Junior Subordinated Debentures and certain tax matters will be passed upon for the Company by David W. Harper, Esq., Louisville, Kentucky, general counsel to the Company and Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., special counsel to the Company, and certain legal matters will be passed upon for the Underwriters by Arnold & Porter, Washington, D.C. and New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the

         Company and the Issuer Trust. Malizia, Spidi, Sloane & Fisch, P.C. and Arnold & Porter will rely as to certain matters of Kentucky law on the opinion of David W. Harper, Esq. and will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, included in this Prospectus have been audited by Eskew & Gresham, PSC, independent certified public accountants, as stated in their report appearing in this Prospectus, or in the Registration Statement of which this Prospectus forms a part, and have been included in reliance upon such report of Eskew & Gresham, PSC given upon their authority as experts in accounting and auditing. The consolidated financial statements of the Company for the year ended December 31, 1994, included in this Prospectus have been audited by McNeal, Williamson & Co., certified public accountants, as indicated in their report with respect thereto and have been included herein in reliance upon the authority of said firm as experts in giving said report.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

         No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "PFBI Capital Trust," "Description of Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.

                PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               Page
                                                                                                               ----


Reports of Independent Certified Public Accountants........................................................    F-2

Consolidated Balance Sheets as of March 31, 1997 (unaudited), and as of December 31, 1996
and 1995...................................................................................................    F-4

Consolidated Statements of Income for the three months ended March 31, 1997 and 1996
(unaudited) and for each of the years in the three year period ended December 31, 1996.....................    F-5

Consolidated Statements of Stockholders' Equity for the three months ended March
31, 1997 (unaudited) and each of the years in the three year period ended
December 31, 1996..........................................................................................    F-6

Consolidated  Statements of Cash Flows for the three months ended March 31, 1997 and 1996 (unaudited) and for each of the years in the three year period
ended December 31, 1996....................................................................................    F-7

Notes to Consolidated Financial Statements.................................................................    F-9



INDEPENDENT AUDITORS' REPORT
----------------------------

Board of Directors
Premier Financial Bancorp, Inc.
Georgetown, Kentucky

         We have audited the accompanying consolidated balance sheets of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Premier Financial Bancorp, Inc. and Subsidiaries for the year ended December 31, 1994 were audited by other auditors whose report dated February 10, 1995 expressed an unqualified opinion on those statements.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                     /s/ Eskew & Gresham, PSC
                                                     ------------------------
                                                     Eskew & Gresham, PSC

Lexington, Kentucky
February 20, 1997

                          Independent Auditors Report



To the Board of Directors and Stockholders of Premier Financial Bancorp, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year in the period ended December 31, 1994. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1994, and the consolidated results of their operations and their cash flows for the year in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for investment securities in 1994.



/s/McNeal, Williamson & Co.
---------------------------
McNeal, Williamson & Co.
Logan, West Virginia
February 10, 1995

PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                   March 31,                         December 31,
                                                                ------------------   ---------------------------------------------
                                                                     1997                    1996                    1995
                                                                    ------                  ------                   ----
                                                                 (Unaudited)
ASSETS:
Cash and due from banks.........................................      $  6,897,668            $  7,134,025           $  6,339,777
Federal funds sold..............................................         8,285,000              10,635,000              6,340,000
Investment securities:
  Available-for-sale............................................        22,851,984              21,827,049             15,972,018
  Held-to-maturity..............................................        21,795,160              20,993,089              8,665,217

Loans...........................................................       225,196,647             219,631,723            113,775,359
  Unearned income...............................................        (2,104,894)             (2,045,219)              (710,653)
  Allowance for loan losses.....................................        (2,669,286)             (2,522,502)            (1,735,482)
                                                                      ------------            ------------           ------------
    Net loans...................................................       220,422,467             215,064,002            111,329,224
Federal Home Loan Bank stock....................................         1,754,300               1,542,900                291,300
Premises and equipment, net.....................................         4,314,611               3,800,331              2,129,049
Interest receivable.............................................         3,831,608               4,059,812              1,622,774
Real estate and other property acquired through foreclosure.....           524,383                 485,003                131,661
Income taxes refundable.........................................                 -                  12,346                152,938
Deferred income taxes...........................................           533,822                 495,580                648,763
Goodwill........................................................         5,456,066               5,490,210                247,799
Other assets....................................................         1,391,639               1,025,337              1,604,119
                                                                       -----------             -----------            -----------

TOTAL ASSETS....................................................      $298,058,708            $292,564,684           $155,474,639
                                                                       ===========             ===========            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Non-interest-bearing..........................................      $ 24,656,985            $ 25,031,198           $ 16,000,676
  Time deposits, $100,000 and over..............................        32,787,547              33,650,498             20,237,290
  Other interest-bearing........................................       182,423,053             176,892,272            100,008,471
                                                                       -----------             -----------            -----------
    Total deposits..............................................       239,867,585             235,573,968            136,246,437
Securities sold under agreements to repurchase..................         5,779,432               5,599,420                747,118
Federal Home Loan Bank advances.................................         9,483,545               9,377,456                755,000
Interest payable................................................         1,458,560               1,333,601              1,147,986
Income taxes payable............................................           463,013                       -                      -
Other liabilities...............................................           597,286                 816,853                362,786
Debt............................................................                 -                       -              5,000,000
                                                                       -----------             -----------            -----------
  Total liabilities ............................................       257,649,421             252,701,298            144,259,327
                                                                       -----------             -----------            -----------

Stockholders' Equity:
  Preferred stock, no par value; 1,000,000 shares
   authorized; none issued or outstanding ......................                 -                       -                      -
  Common stock, no par value; 10,000,000 shares
   authorized; 4,209,090 shares at March 31, 1997 and
   December 31, 1996 (954,545 shares at December 31,                       977,545                 977,545                954,545
   1995) issued and outstanding.................................
Surplus.........................................................        32,940,927              32,940,927              5,897,585
Retained earnings ..............................................         6,743,081               6,111,715              4,493,184
Net unrealized losses on securities available-for-sale..........          (252,266)               (166,801)              (130,002)
                                                                       -----------             -----------            -----------
  Total stockholders' equity....................................        40,409,287              39,863,386             11,215,312
                                                                       -----------             -----------            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $298,058,708            $292,564,684           $155,474,639
                                                                       ===========             ===========            ===========


See notes to consolidated financial statements.

 PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

                                                       Three Months Ended
                                                            March 31,                                Year Ended December 31,
                                                   ------------------------------   ----------------------------------------
                                                        1997              1996              1996          1995          1994
                                                       ------            ------            ------        ------         ----
                                                           (Unaudited)
INTEREST INCOME:
Loans, including fees..............................   $5,469,518       $2,948,735       $  16,968,515  $  9,487,756  $  7,700,113
Investment securities-
  Taxable..........................................      414,668          313,495           1,620,651       903,515       827,449
  Tax-exempt.......................................      239,029           83,469             672,405       397,404       274,612
Federal funds sold.................................      145,325          128,722             387,605       279,673       144,515
Other interest income..............................       41,583                -              24,711        34,896        15,486
                                                      ----------       ----------        ------------  ------------  ------------
  Total interest income............................    6,310,123        3,474,421          19,673,887    11,103,244     8,962,175

INTEREST EXPENSE:
  Deposits.........................................    2,644,328        1,528,500           8,249,084     4,767,554     3,384,338
  Other borrowings.................................      200,403           22,027             420,527        60,030        26,066
  Debt.............................................            -          103,125             167,413       252,999        28,006
                                                       ---------       ----------        ------------     ---------   -----------
    Total interest expense.........................    2,844,731        1,653,652           8,837,024     5,080,583     3,438,410
                                                       ---------        ---------        ------------    ----------   -----------

Net interest income................................    3,465,392        1,820,769          10,836,863     6,022,661     5,523,765
Provision for loan losses..........................      183,605           72,500             574,831        85,950       207,000
                                                       ---------       ----------           ---------   -----------   -----------

  Net interest income after provision for
    loan losses....................................    3,281,787        1,748,269          10,262,032     5,936,711     5,316,765

NON-INTEREST INCOME:
  Service charges..................................      231,235          147,105             816,594       530,178       395,835
  Insurance commissions............................      119,965           43,867             308,690       155,968        92,051
  Investment securities gains (losses).............            -                -               1,459        (6,026)       69,716
  Other............................................      207,381          127,663             357,447       145,108       126,820
                                                       ---------       ----------        ------------  ------------  ------------
                                                         558,581          318,635           1,484,190       825,228       684,422
NON-INTEREST EXPENSES:
  Salaries and employee benefits...................    1,228,207          817,181           3,764,716     2,309,307     1,982,111
  Occupancy and equipment expenses.................      290,179          128,404           1,068,272       857,039       659,264
  FDIC insurance...................................        6,081           12,624              31,558       123,965       222,142
  Professional fees................................       48,705           31,207             188,758       139,593       234,769
  Taxes, other than payroll, property and income...       84,307           39,008             228,086       145,619       109,100
  Acquisition expenses.............................            -                -                   -       110,296        37,139
  Amortization of goodwill.........................       94,548            5,478             197,357         2,553             -
  Other expenses...................................      431,078          363,195           1,314,185       804,093       760,002
                                                       ---------       ----------        ------------    ----------    ----------
                                                       2,183,105        1,397,097           6,792,932     4,492,465     4,004,527

Income before income taxes.........................    1,657,263          669,807           4,953,290     2,269,474     1,996,660
Provision for income taxes.........................      499,761          171,496           1,517,714       112,992       483,213
                                                       ---------       ----------         -----------    ----------   -----------

NET INCOME.........................................   $1,157,502       $  498,311        $  3,435,576  $  2,156,482  $  1,513,447
                                                       =========        =========         ===========   ===========   ===========

Primary earnings per share.........................   $      .28       $      .26        $       1.05  $       1.13  $        .80
                                                       =========        =========         ===========   ===========   ===========

See notes to consolidated financial statements.

PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Three Months Ended March 31, 1997 (Unaudited) and
For the Years Ended December 31, 1996, 1995 and 1994

                                                                                                              Net
                                                                                              Unrealized   Unrealized
                                                                                               Loss on    Gain (Loss)
                                               Common Stock                                   Marketable  on Securities
                                       ------------------------                Retained         Equity     Available-
                                             Shares      Amount      Surplus   Earnings       Securities    for-Sale      Total
                                       -------------- ----------  ------------ ------------  ------------- ----------- -------------

BALANCES, January 1, 1994...........       752,080     $752,080     $5,959,425   $2,222,346     $  (65,388) $       -    $8,868,463
Issuance of 125 shares of Georgetown
  Bancorp, Inc. common stock........         1,284        1,284         14,341                                               15,625
Cumulative effect of change in the
  method of accounting for investment
  securities........................                                                                          175,595       175,595
Decrease in unrealized loss on
  marketable equity securities......                                                                65,388                   65,388
Net change in unrealized losses on
  securities available-for-sale.....                                                                         (645,881)     (645,881)
Net income..........................                                              1,513,447                               1,513,447
Dividends ($.36 per share)..........                                               (540,000)                               (540,000)
                                        ----------   ----------   ------------  -----------      ---------- ---------   -----------

BALANCES, December 31, 1994                753,364      753,364      5,973,766    3,195,793              -   (470,286)    9,452,637
Issuance of 1,000 shares of
  Georgetown Bancorp, Inc.
  common stock......................        10,272       10,272        114,728                                              125,000
Net change in unrealized losses on
  securities available-for-sale.....                                                                          340,284       340,284
5-for-4 common stock split..........       190,909      190,909       (190,909)
Net income..........................                                              2,156,482                               2,156,482
Dividends ($.45 per share)..........                                               (859,091)                               (859,091)
                                        ----------   ----------   ------------  -----------     ---------- ----------    ----------

BALANCES, December 31, 1995.........       954,545      954,545      5,897,585    4,493,184              -   (130,002)   11,215,312
2-for-1 common stock split..........       954,545
Issuance of 2,300,000 shares of
  Premier Financial Bancorp,
  Inc. common stock.................     2,300,000       23,000     27,043,342                                           27,066,342
Net change in unrealized losses on
  securities available-for-sale.....                                                                          (36,799)      (36,799)
Net income..........................                                              3,435,576                               3,435,576
Dividends ($.50 per share)..........                                             (1,817,045)                             (1,817,045)
                                        ----------   ----------   ------------   ----------     ---------- ----------   -----------

BALANCES, December 31, 1996.........     4,209,090      977,545     32,940,927    6,111,715              -   (166,801)   39,863,386
Net income for three months ended
  March 31, 1997 (unaudited)........                                              1,157,502                               1,157,502
Dividends ($.125 per share).........                                               (526,136)                               (526,136)
Net change in unrealized losses on
  securities available-for-sale.....                                                                          (85,465)      (85,465)
                                        ----------   ----------     ----------  -----------     ---------- ----------   -----------

BALANCES, March 31, 1997
  (unaudited).......................     4,209,090   $  977,545    $32,940,927   $6,743,081    $         - $ (252,266)  $40,409,287
                                         =========    =========     ==========    =========     ==========  =========    ==========


See notes to consolidated financial statements.

PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            Three Months Ended
                                                                 March 31,                        Year Ended December 31,
                                                        ------------------------------  -----------------------------------------
                                                             1997              1996           1996          1995         1994
                                                        ------------   ---------------  ------------- -------------  ------------
                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................ $ 1,157,502       $   498,311     $3,435,576    $2,156,482    $1,513,447
  Adjustments to reconcile net income to
    net cash provided by operating activities:
       Depreciation.....................................      78,806            42,389        264,362       218,178       164,796
       Amortization, net................................     127,742             5,478        188,367        24,338         6,681
       Provision for loan losses........................     183,605            72,500        574,831        85,950       207,000
       Deferred income taxes............................      (1,004)           14,278           5361      (221,516)      (85,323)
       FHLB stock dividends.............................     (26,200)           (4,900)       (38,900)       (4,100)         (900)
       Investment securities losses (gains), net........           -                 -         (1,459)        6,026       (69,716)
       Changes in:
         Interest receivable............................     228,204           (69,863)      (381,446)     (120,900)       45,907
         Other assets...................................    (436,617)          (61,125)       732,955      (397,836)     (685,872)
         Interest payable...............................     124,959            22,635       (200,975)      273,338        47,072
         Other liabilities..............................    (219,567)          (24,152)       391,015        54,384      (129,491)
         Income taxes refundable........................     (12,346)          152,938        211,407      (261,102)       37,230
         Income taxes payable...........................     463,013             4,285              -             -             -
                                                          ----------        ----------    -----------   -----------   -----------
           Net cash provided by operating activities....   1,668,097           652,774      5,181,094     1,813,242     1,050,831
                                                          ----------        ----------      ---------     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of deposits held in other banks..............           -                 -              -             -     (523,609)
  Proceeds from maturity of deposits held
    in other banks......................................           -                 -              -       523,609             -
  Purchases of securities available-for-sale............  (1,800,625)       (7,702,439)   (10,886,829)  (13,082,611)   (5,637,170)
  Proceeds from sales of securities available-
    for-sale............................................           -         1,800,000      2,499,125     7,553,462     4,452,459
  Proceeds from maturities and calls of securities
    available-for-sale..................................     650,000         1,600,000      8,100,125     4,350,000     3,300,000
  Purchases of investment securities held-to-
    maturity............................................  (1,148,426)          (89,459)    (2,741,799)   (1,673,728)   (1,081,135)
  Proceeds from maturities and calls of
    securities held-to-maturity.........................     350,751                 -      2,241,255     1,212,544       723,045
  Proceeds from sales of investment securities
    held-to-maturity....................................           -           721,000              -     1,000,000             -
  Purchases of FHLB stock...............................    (185,200)                -       (723,800)     (227,300)      (59,000)
  Net change in federal funds sold......................   2,350,000         1,670,000     (2,945,000)     (395,000)     (108,000)
  Proceeds from sale of real estate acquired
    through foreclosure.................................           -                 -        131,701       291,760        32,000
  Net change in loans...................................  (5,581,450)       (1,980,471)   (22,402,722)  (16,725,288)   (7,411,964)
  Purchases of premises and equipment...................    (593,086)          (27,379)      (972,976)   (1,327,066)     (391,664)
  Proceeds from sale of premises and equipment..........           -                 -         20,085       437,132        73,685
  Cash payment related to acquisition, net of
    cash received.......................................           -                 -    (10,576,808)     (999,742)            -
                                                          ----------        ----------   -----------   -----------   ------------
      Net cash used in investing activities.............  (5,958,036)       (4,008,748)   (38,257,643)  (19,062,228)   (6,631,353)
                                                          ----------        ----------    -----------   -----------    ----------

See notes to consolidated financial statements.

PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                            Three Months Ended
                                                                 March 31,                          Year Ended December 31,
                                                        ------------------------------  ------------------------------------------
                                                            1997              1996          1996           1995          1994
                                                        ------------   ---------------  ------------  -------------  -------------
                                                               (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in deposits................................ $ 4,293,617       $ 2,617,244   $12,536,403    $15,134,179   $ 3,874,639
  Advances from Federal Home Loan Bank..................   1,000,000                 -     6,800,000              -       755,000
  Repayment of Federal Home Loan Bank advances..........    (893,911)                -    (2,067,206)             -             -
  Debt proceeds.........................................           -                 -             -      3,500,000     1,500,000
  Repayment of debt.....................................           -                 -    (6,850,000)             -             -
  Net proceeds from issuance (repayment) of
    agreements to repurchase securities.................     180,012          (103,118)   (1,797,697)       747,118             -
  Proceeds from issuance of common stock................           -                 -    27,066,342        125,000             -
  Dividends paid........................................    (526,136)         (238,637)   (1,817,045)      (859,091)     (540,000)
                                                          ----------       -----------    ----------     ----------     ---------
    Net cash provided by financing activities...........   4,053,582         2,275,489    33,870,797     18,647,206     5,589,639
                                                           ---------        ----------    ----------     ----------     ---------
  Net (decrease) increase in cash and cash equivalents..    (236,357)       (1,080,485)      794,248      1,398,220         9,117

  Cash and cash equivalents at beginning of period......   7,134,025         6,339,777     6,339,777      4,941,557     4,932,440
                                                          ----------        ----------    ----------     ----------     ---------

CASH AND CASH EQUIVALENTS AT END
  OF PERIOD.............................................  $6,897,668        $5,259,292    $7,134,025     $6,339,777   $ 4,941,557
                                                           =========         =========     =========      =========    ==========


SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
    Cash paid during the period for -
      Interest.......................................... $ 2,719,772       $ 1,631,017   $ 9,037,999    $ 4,807,245   $ 3,391,338
      Income taxes......................................           -                 -       990,000        644,234       698,027

SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING ACTIVITIES:
    Non-cash transfer from securities held-to-
      maturity to securities available-for-sale.........           -                 -             -        500,000    12,036,169
    Change in unrealized loss on marketable
      equity securities.................................           -                 -             -              -        65,388
    Change in unrealized loss on securities
      available-for-sale................................    (122,475)         (154,212)      (36,799)       340,284      (470,286)
    Loans transferred to real estate acquired
      through foreclosure...............................      39,380                 -        80,849         16,000       382,675


See notes to consolidated financial statements.

PREMIER FINANCIAL BANCORP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A. Basis of Presentation - The consolidated financial statements include the accounts of Premier Financial Bancorp, Inc. (the Company) and its wholly-owned subsidiaries, Georgetown Bancorp, Inc., Georgetown, Kentucky; Citizens Deposit Bank & Trust, Vanceburg, Kentucky; Bank of Germantown, Germantown, Kentucky; Citizens Bank, Sharpsburg, Kentucky; and Farmers Deposit Bancorp, Eminence, Kentucky (the Banks). In addition, the Company has a data processing service subsidiary, Premier Data Services, Inc., Vanceburg, Kentucky. All material intercompany transactions and balances have been eliminated. Certain prior year amounts have been reclassified to conform with 1996 presentations.

       On March 24, 1995, the Company acquired Georgetown Bancorp, Inc. and its wholly-owned subsidiary, Georgetown Bank and Trust Co., Georgetown, Kentucky, in a business combination accounted for as a pooling of interests. The accompanying consolidated financial statements for 1995 are based on the assumption that the Companies were combined for the full year, and the financial statements of the prior year have been restated to give effect to the combination as if it occurred at the beginning of the earliest year presented.

       B. Nature of Operations - The Banks operate under state bank charters and provide full banking services, including trust services. As state banks, the Banks are subject to regulation by the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation (FDIC).
The Company is also subject to regulation by the Federal Reserve Bank.

       C. Estimates in the Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       D. Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

       E. Investment Securities - The Company classifies its investment securities portfolio into three categories: trading, securities available-for-sale and securities held-to-maturity. Fair value adjustments are made to the securities based on their classification with the exception of the held-to- maturity category. The Company has no investments classified as trading.

       Investment securities available-for-sale are carried at fair value. Adjustments from amortized cost to fair value are recorded in stockholders' equity, net of related income tax, under net unrealized gains (losses) on securities available-for-sale. The adjustment is computed on the difference between fair value and cost adjusted for amortization of premiums and accretion of discounts which are recorded as adjustments to interest income using the constant yield method.

       Investment securities for which the Banks have the positive intent and ability to hold to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts which are recorded as adjustments to interest income using the constant yield method.

       Gains  or  losses  on  dispositions  are  based on the net  proceeds  and
adjusted   carrying   amount  of  the   securities   sold  using  the   specific
identification method.

       F. Loans - Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Interest income on loans is recognized on the accrual basis except for those loans in a nonaccrual income status. The accrual of interest on impaired loans is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, interest income is subsequently recognized only to the extent cash payments are received.

       The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Loans are charged against the allowance for loan losses when management believes that the collection of the principal is unlikely.

       The allowance for loan losses on impaired loans is determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate or the fair value of the underlying collateral. A loan is considered to be impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. The entire change in present value of expected cash flows is reported as provision for loan losses in the same manner in which impairment initially was recognized or as a reduction in the amount of provision for loan losses that otherwise would be reported.

       Certain  loan   origination  fees  and  direct   origination   costs  are
capitalized and recognized as an adjustment of the yield on the related loan.

       G. Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation. Depreciation is recorded principally by the straight-line method over the estimated useful lives of the premises and equipment.

       H. Real Estate Acquired Through Foreclosure - Real estate acquired through foreclosure is carried at the lower of the recorded investment in the property or its fair value. The value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged to operating expenses. Certain parcels of real estate are being leased to third parties to offset holding period costs. Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other expenses.

       I. Purchase Method of Accounting - Net assets of subsidiaries acquired in purchase transactions are recorded at the fair value at the date of acquisition. The excess of cost over net assets acquired is included in goodwill on the consolidated balance sheets and is being amortized by the straight-line method over fifteen years.

       J. Income Taxes - The Company and its subsidiaries file a consolidated federal income tax return. The Subsidiaries are charged or credited an amount equal to the income tax that would have been applicable on a separate return basis.

       The Company uses the liability method for computing deferred income taxes. Under the liability method, deferred income taxes are based on the change during the year in the deferred tax liability or asset established for the expected future tax consequences of differences in the financial reporting and tax bases of assets and liabilities. The differences relate principally to premises and equipment, unrealized gains and losses on investment securities available-for-sale, net operating loss carryforwards, changes in tax methods of accounting, FHLB stock, and the allowance for loan losses.

       K. Per Share Information - Primary earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding and the number of shares of common stock which would be assumed outstanding under the treasury-stock method.

       L. Effect of New Accounting Standards - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires the recognition of a loss on impaired assets when the carrying value of an asset exceeds its fair value and the carrying amount of the asset may not be recoverable. The Statement was adopted by the Company, as required, on January 1, 1996. The effect of adopting the new guidance was not material to the Company's consolidated financial statements.

       The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", which defines the methods of accounting available for employee stock compensation plans. The Statement was adopted by the Company, as required, on January 1, 1996. The effect of adopting the new guidance was not material to the Company's consolidated financial statements.

       The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and
Servicing of Financial Assets and Extinguishments of Liabilities", which provides accounting and reporting guidance regarding various financial instruments and related transactions. The Statement was effective for transactions occurring after December 31, 1996 and was adopted by the Company, as required, on January 1, 1997. The effect of adopting the new guidance was not material to the Company's consolidated financial statements.

       M. Marketing Expense - The Company charges all marketing expenses to operations when incurred. No amounts have been established for any future benefits relative to these expenditures.

2.     BUSINESS COMBINATIONS

       On July 1, 1996, the Company acquired all of the outstanding shares of Farmers Deposit Bancorp, Eminence, Kentucky (Farmers Deposit), a one-bank holding company owning all of the shares of Farmers Deposit Bank, for cash. The total acquisition cost was $12,588,000, which exceeded the fair value of tangible net assets acquired by approximately $5,400,000. The combination was accounted for as a purchase and the results of operations of Farmers Deposit are included in the consolidated financial statements from July 1, 1996.

       The major categories of assets acquired and liabilities assumed from Farmers Deposit as of the acquisition date are as follows:


                                                            (In thousands)

  Cash and due from banks......................                $ 2,011

  Investment securities........................                 19,263

  Net loans....................................                 81,988

  Intangibles and other assets.................                  9,035

  Deposits.....................................                 86,791

  Other borrowings.............................                 10,540

  Debt.........................................                  1,850

  Other liabilities............................                    528
                                                               -------

    Total acquisition cost.....................                $12,588
                                                                ======


       Unaudited pro forma condensed results of operations for the years ended December 31, 1996 and 1995, as though the above subsidiary had been acquired January 1, 1995, in a debt financed transaction are listed below. The results are not necessarily indicative of future consolidated operations.

                                                       Year Ended
                                                      December 31,
                                         -------------------------------------

                                              1996                 1995
                                         ------------------   ----------------

                                                     (In thousands)

Net interest income after
  provision for loan losses............      $11,062               $7,894

Other operating income.................        1,761                1,336

Other operating expenses...............        8,178                7,025



Net income.............................        3,202                2,133



Earnings per share.....................         0.97                 1.12

       On October 31, 1995, the Company acquired all of the outstanding shares of Citizens Bank of Sharpsburg, Kentucky, for cash. The total acquisition cost was $1,496,387, which exceeded the fair value of tangible net assets acquired by approximately $248,000. This combination was accounted for as a purchase and the results of operations of Citizens Bank are included in the consolidated financial statements from November 1, 1995.

       The major categories of assets acquired and liabilities assumed from Citizens Bank as of the acquisition date are as follows:


                                                         (In thousands)

Cash and due from banks......................               $    497

Investment securities........................                  3,976

Net loans....................................                 14,316

Intangibles and other assets.................                  1,365

Deposits.....................................                 18,273

Other liabilities............................                    385
                                                             -------

    Total acquisition cost...................                $ 1,496
                                                              ======



       On March 24, 1995, the Company acquired Georgetown Bancorp, Inc. and its wholly-owned subsidiary, Georgetown Bank and Trust, Georgetown, Kentucky, in a business combination accounted for as a pooling of interests. All of the outstanding shares of Georgetown Bancorp were exchanged for 409,090 shares, as adjusted or subsequent stock splits, of the Company's common stock. The accompanying consolidated financial statements for 1995 are based on the assumption that the companies were combined for the full year, and financial statements of prior years have been restated to give effect of the combination. Georgetown Bancorp, Inc. had consolidated total assets of approximately $20,930,000 at the date of acquisition.

3.     RESTRICTIONS ON CASH AND DUE FROM BANKS

       Included in cash and due from banks are certain non-interest-bearing deposits that are held at the Federal Reserve or maintained in vault cash in accordance with average balance requirements specified by the Federal Reserve Board of Governors. The average balance requirement was $936,000 and $549,000 at December 31, 1996 and 1995, respectively.

4.     INVESTMENT SECURITIES

       Amortized cost and fair value of investment securities, by category, at March 31, 1997, and December 31, 1996 and 1995, are as follows:

                                                      March 31,
                               -----------------------------------------------------
                                                        1997
                               -----------------------------------------------------
                                Amortized      Unrealized   Unrealized
                                   Cost           Gains       Losses      Fair Value
                                ---------      ----------     ------      ----------
                                                        (Unaudited)

Available-for-sale:

U.S. Treasury securities ...   $ 3,696,319   $     2,562   $    (8,409)   $ 3,690,472

U.S. agency securities .....    14,890,600         5,630      (224,978)    14,671,252

Obligations of states and
  political subdivisions ...     1,682,715        35,662        (2,795)     1,715,582

Preferred stock ............     2,000,000          --            --        2,000,000

Other equity securities ....       900,007          --        (125,329)       774,678
                               -----------   -----------   -----------    -----------

  Total available-for-sale .   $23,169,641   $    43,854   $  (361,511)   $22,851,984
                               ===========   ===========   ===========    ===========



Held-to-maturity:

U.S. Treasury securities ...   $ 1,855,451   $     4,624   $    (6,075)   $ 1,854,000

U.S. agency securities .....     6,128,347        16,514       (23,256)     6,121,605

Obligations of states and
  political subdivisions ...    13,424,612       215,102       (94,779)    13,544,935

Asset-backed securities ....       386,750         2,738        (4,158)       385,330
                               -----------   -----------   -----------    -----------

  Total held-to-maturity ...   $21,795,160   $   238,978   $  (128,268)   $21,905,870
                               ===========   ===========   ===========    ===========

                                                                       December 31,
                    --------------------------------------------------------------------------------------------------------------
                                            1996                                                      1995
                    ------------------------------------------------------   -----------------------------------------------------
                    Amortized     Unrealized     Unrealized                  Amortized     Unrealized     Unrealized
                      Cost          Gains          Losses      Fair Value      Cost          Gains         Losses      Fair Value
                    ---------     ----------       ------      ----------    ---------     ----------      ------      ----------


Available-
  for-sale:
U.S.
  Treasury
  securities ....  $ 4,097,702   $     4,691   $    (8,566)   $ 4,093,827   $ 2,546,872   $    10,051   $    (1,241)   $ 2,555,682

U.S.
  agency
  securities ....   13,440,767        40,445      (157,678)    13,323,534    10,680,473        17,575      (100,892)    10,597,156

Obligations
  of states
  and
  political
  subdivisions ..    1,583,755        39,797        (2,165)     1,621,387

Preferred
  stock .........    2,000,000          --            --        2,000,000     2,000,000          --            --        2,000,000

Other
  equity
  securities ....      900,007          --        (111,706)       788,301       900,000          --         (80,820)       819,180
                   -----------   -----------   -----------    -----------   -----------   -----------   -----------    -----------

  Total
  available-
  for-sale ......  $22,022,231   $    84,933   $  (280,115)   $21,827,049   $16,127,345   $    27,626   $  (182,953)   $15,972,018
                   ===========   ===========   ===========    ===========   ===========   ===========   ===========    ===========



Held-to-
  maturity:

U.S.
  Treasury
  securities ....  $ 2,058,469   $     5,787   $    (9,366)   $ 2,054,890   $      --     $      --     $      --      $      --

U.S.
  agency
  securities ....    6,328,804        18,482       (26,209)     6,321,077     2,300,000          --         (41,110)     2,258,890

Obligations
  of states
  and
  political
  subdivisions ..   12,190,012       249,553       (59,327)    12,380,238     6,347,298        86,434       (45,521)     6,388,211

Asset-
  backed
  securities ....      415,804         3,933        (4,045)       415,692        17,919           560          --           18,479
                   -----------   -----------   -----------    -----------   -----------   -----------   -----------    -----------

  Total
    held-
    to-
    maturity ....  $20,993,089   $   277,755   $   (98,947)   $21,171,897   $ 8,665,217   $    86,994   $   (86,631)   $ 8,665,580
                   ===========   ===========   ===========    ===========   ===========   ===========   ===========    ===========

       The amortized cost and fair value of investment securities at March 31, 1997, and December 31, 1996, by category and contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           March 31, 1997                          December 31, 1996
                                               --------------------------------------   --------------------------------------
                                                      Amortized             Fair               Amortized             Fair
                                                        Cost                Value                Cost                Value
                                               ------------------  ------------------   ------------------     ---------------
                                                             (Unaudited)
Available-for-sale:

  Due in one year or less...................          $ 8,150,114         $ 7,999,239          $ 5,984,146         $ 5,982,638

  Due after one year through five years.....           10,790,306          10,756,744           10,343,229          10,281,226

  Due after five years through ten years....            1,329,214           1,321,323            2,794,849           2,774,884

  Other securities..........................            2,900,007           2,774,678            2,900,007           2,788,301
                                                       ----------          ----------           ----------          ----------

    Total available-for-sale................          $23,169,641         $22,851,984          $22,022,231         $21,827,049
                                                       ==========          ==========           ==========          ==========



Held-to-maturity:

  Due in one year or less...................          $ 2,895,218         $ 3,551,420          $ 2,981,261          $2,983,913

  Due after one year through five years.....            9,311,678           8,799,129            9,615,010           9,665,471

  Due after five years through ten years....            6,107,875           6,125,611            5,852,879           5,953,674

  Due after ten years.......................            3,093,639           3,044,380            2,128,135           2,153,147

  Asset-backed securities...................              386,750             385,330              415,804             415,692
                                                       ----------          ----------          -----------         -----------

    Total held-to-maturity..................          $21,795,160         $21,905,870          $20,993,089         $21,171,897
                                                       ==========          ==========           ==========          ==========



       Proceeds from sales of investment securities during 1996, 1995 and 1994 were $2,499,125, $8,553,462 and $4,452,459, respectively. Gross gains of $70,
$25,650 and $73,990 and gross losses of $611, $31,676 and $4,274, respectively, were realized on those sales. Proceeds from maturities and calls of investment securities during 1996, 1995 and 1994 were $9,541,380, $5,562,544 and
$4,023,045, respectively. Gross gains of $2,000 and no losses were realized on those calls during 1996. No gains or losses were realized on calls during 1995 and 1994.

       During 1995, the Company sold a security classified as held-to-maturity, with an amortized cost of $1,000,000 and a fair value of $1,000,000. The Company was notified by the issuer that the security was being called. The Company disposed of the security approximately five months prior to the call date in order to utilize the funds for reinvestment.

         During December, 1995, the Company made a one time transfer of investment securities from held-to-maturity to available-for-sale of $500,000, as allowed under the Financial Accounting Series Special Report, "A Guide to Implementation of Statement 115", issued in November, 1995. The investments were transferred at fair value at the date of transfer. This transfer did not have a material effect on the Company's stockholders' equity.

         At December 31, 1995, the Company's investment in noncumulative perpetual preferred stock of First Guaranty Bank, Hammond, Louisiana, exceeded 10% of stockholders' equity. The market value of these investments approximates their book value which totaled $2,000,000 at December 31, 1996 and 1995. The dividend rate on the preferred stock is 2% over the prevailing prime rate.

         Investment securities with an approximate carrying value of $23,836,619 and $8,015,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits, trust funds, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

5.       LOANS

         Major classifications of loans are summarized as follows:

                                                   March 31,                    December 31,
                                              ------------------   ---------------------------------------
                                                     1997                1996                 1995
                                              ------------------   -----------------   -------------------
                                                  (Unaudited)
                                                                    (In thousands)

Commercial, secured by real estate.........       $ 60,214             $59,834              $39,357

Commercial, other..........................         37,388              33,908               17,889

Real estate construction...................          3,315               4,138                2,119

Real estate mortgage.......................         78,595              76,600               32,678

Agricultural...............................          9,731              10,050                5,216

Consumer...................................         35,504              33,751               16,087

Other......................................            450               1,351                  429
                                                   -------            --------             --------

                                                   225,197             219,632              113,775

Unearned interest..........................         (2,105)             (2,045)                (711)

Allowance for loan losses..................         (2,669)             (2,523)              (1,735)
                                                   -------             -------              -------

                                                  $220,423            $215,064             $111,329
                                                   =======             =======              =======


         Certain directors and executive officers of the Banks, including their immediate families and companies in which they have beneficial ownership, were loan customers of the Banks during 1996 and 1995. Total loans to these persons at December 31, 1996 and 1995 amounted to $3,726,218 and $4,067,191, respectively. Such loans were made in the ordinary course of business at the Banks' normal credit terms and interest rates. An analysis of the 1996 activity with respect to all director and executive officer loans is as follows:


Balance, December 31, 1995......................             $4,067,191

Additions, including loans now
 meeting disclosure requirements................              1,821,817

Amounts collected, including loans
 no longer meeting disclosure requirements......             (2,162,790)
                                                              ---------

Balance, December 31, 1996......................             $3,726,218
                                                              =========



         Changes in the allowance for loan losses were as follows:

                                             Three Months Ended
                                                  March 31,                                 Year Ended December 31,
                                  -----------------------------------------   ---------------------------------------------------
                                           1997                  1996              1996             1995              1994
                                  ----------------------   ----------------   ---------------  ---------------   ----------------
                                                 (Unaudited)

Balance, beginning of
  period.......................         $2,522,502            $1,735,482        $1,735,482       $  886,175          $884,079

Allowance related to
  acquired subsidiaries........                  -                     -           812,000          803,177                 -

Loans charged off..............            (90,174)              (80,472)         (759,453)         (91,212)         (309,874)

Recoveries.....................             53,353                62,175           159,642           51,392           104,970

Provision for loan losses......            183,605                72,500           574,831           85,950           207,000
                                        ----------            ----------         ---------        ---------           -------

Balance, end of period.........         $2,669,286            $1,789,685        $2,522,502       $1,735,482          $886,175
                                         =========             =========         =========        =========           =======



         The Company's recorded investment in impaired loans was approximately $565,305 and $886,000 at December 31, 1996 and 1995, respectively, as measured using the value of the underlying collateral. Of those amounts, $272,799 and $401,000 represent loans for which an allowance for loan losses, in the amount of $180,159 and $101,000, respectively, has been established. The average recorded investment of impaired loans was approximately $489,500 and $424,000 for the years ended December 31, 1996 and 1995, respectively. Interest income recognized on impaired loans totaled approximately $2,000 and $26,000 for the years ended December 31, 1996 and 1995, respectively, which represented actual cash payments received on impaired loans.

6.       PREMISES AND EQUIPMENT

         Premises and equipment are summarized as follows:

                                                               March 31,                         December 31,
                                                         ---------------------   --------------------------------------------
                                                                 1997                    1996                    1995
                                                         ---------------------   --------------------   ---------------------
                                                              (Unaudited)

Land...............................................           $1,073,750             $1,073,750               $  223,118

Building and leasehold improvements................            2,957,595              2,594,185                1,939,142

Furniture and equipment............................            3,053,167              2,823,491                2,424,905
                                                               ---------              ---------                ---------

                                                               7,084,512              6,491,426                4,587,165

Less:  accumulated depreciation....................           (2,769,901)            (2,691,095)              (2,458,116)
                                                               ---------              ---------                ---------

                                                              $4,314,611             $3,800,331               $2,129,049
                                                               =========              =========                =========



       Depreciation  expense was $264,362,  $218,178 and $164,796 in 1996,  1995 and 1994, respectively.


7.       DEPOSITS

         At December 31, 1996, the scheduled maturities of time deposits are as follows:


1997.......................................           $101,148,226

1998.......................................             30,938,967

1999.......................................             11,479,698

2000.......................................              3,306,873

2001 and thereafter........................                937,611
                                                       -----------

                                                      $147,811,375
                                                       ===========


         Certain directors and executive officers of the Banks and companies in which they have beneficial ownership are deposit customers of the Banks. The amount of these deposits was approximately $7,902,000 at December 31, 1996.

8.       SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

         Securities sold under agreements to repurchase generally mature within one to ninety days from the transaction date. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                 March 31,                        December 31,
                                                         ---------------------        -----------------------------------------
                                                                   1997                    1996                  1995
                                                         ---------------------        ---------------    ----------------------
                                                              (Unaudited)

Average balance during the year........................          $5,733,000             $3,582,000              $400,000

Average interest rate during the year..................                5.12%                  5.14%                 3.85%

Maximum month-end balance during the year..............          $5,953,000             $6,495,743              $747,118
                                                                  =========              =========               =======



       U.S. Treasury and agency securities underlying the agreements are as follows:

                                                               March 31,                        December 31,
                                                         ---------------------   ---------------------------------------------
                                                                 1997                    1996                  1995
                                                         ---------------------   --------------------   ----------------------
                                                              (Unaudited)

Carrying value.........................................        $6,034,265             $6,221,104              $861,377

Estimated fair value...................................         5,994,133              6,216,000               862,000



9.       FEDERAL HOME LOAN BANK ADVANCES

         The Banks own stock of the Federal Home Loan Bank (FHLB) of Cincinnati, Ohio. This stock allows the Banks to borrow advances from the FHLB which the Banks use to fund long-term fixed rate mortgages.

         At December 31, 1996 and 1995,  $9,377,456 and $755,000,  respectively, represented the balance due on the above advances from the FHLB. All advances are paid either on a monthly basis or at maturity, over remaining terms of one to nineteen years, with interest rates ranging from 4.65% to 8.45%. Advances are secured by the FHLB stock with a cost of $1,452,900, and all single family first mortgage loans of the participating Banks. Scheduled principal payments due on advances during the five years subsequent to December 31, 1996, are as follows:
1997 - $7,785,997;  1998 - $174,259;  1999 - $480,367; 2000 - $105,050; 2001 and
years thereafter - $831,783.

10.      DEBT

         Debt consists of the following:

                                                                                      December 31,
                                                                         ----------------------------------------
                                                                                1996                1995
                                                                         ------------------   -------------------
Revolving note, $5,000,000 maximum limit, secured by
  100% of the common stock of the subsidiary Banks,
  interest at prime rate, payable monthly, principal due  at
  maturity, June 30, 1996..............................................        $       -          $5,000,000



         The revolving note described above was paid off from proceeds of the Company's initial public offering in May 1996.


11.      LINE OF CREDIT

         In February 1997, the Company received approval for a two year, $20 million revolving line of credit from a financial institution. The line of credit is available for general corporate purposes, including acquisitions. The credit agreement contains certain covenants and performance terms. The common stock of the subsidiary banks is pledged to secure the revolving line of credit.


12.      INCOME TAXES

         The components of the provision for income taxes are as follows:

                                         Three Months Ended
                                              March 31,                                  Years Ended December 31,
                             ------------------------------------------   -------------------------------------------------------
                                     1997                  1996                 1996               1995               1994
                             --------------------   -------------------   ----------------   ----------------   -----------------
                                             (Unaudited)

Current...................         $500,765              $157,223            $1,512,353           $334,508           $568,536

Deferred..................           (1,004)               14,273                 5,361            282,659            (92,463)

Change in valuation
  allowance...............                -                     -                     -          (504,175)              7,140
                                  ---------             ---------         -------------           -------            --------

                                   $499,761              $171,496            $1,517,714           $112,992           $483,213
                                    =======               =======             =========            =======            =======


         The Company's deferred tax assets and liabilities at March 31, 1997 and December 31, 1996 and 1995, are shown below. Based upon the level of historical taxable income over the three years prior to December 31, 1995, and projections for future taxable income over the three years subsequent to December 31, 1995, in which deferred tax assets were expected to become deductible, management believed it more likely than not that the Company would realize the benefits of these deductible differences; therefore, no valuation allowance for the realization of deferred tax assets was considered necessary at December 31, 1995. Additionally, no valuation allowance is considered necessary at December 31, 1996.

                                                       March 31,                         December 31,
                                                 ---------------------   -----------------------------------------------
                                                         1997                    1996                    1995
                                                 ---------------------   ---------------------   -----------------------
                                                      (Unaudited)

Deferred tax assets:

  Allowance for loan losses...................        $ 387,511                $337,871                $287,852

  NOL carryforwards...........................          297,463                 330,426                 435,116

  Unrealized loss on investment
    securities................................           65,620                  28,382                  25,325

  Other.......................................           21,593                  19,093                       -
                                                       --------                --------              ----------

    Total deferred tax assets.................          772,187                 715,772                 748,293



Deferred tax liabilities:

  Change in accounting method.................          (10,477)                (12,874)                (22,461)

  Depreciation................................         (134,555)               (127,755)                (44,820)

  Federal Home Loan Bank dividends............          (53,040)                (43,520)                 (1,020)

  Other.......................................          (40,293)                (36,043)                (31,229)
                                                       --------                --------                 -------

    Total deferred tax liabilities............         (238,365)               (220,192)                (99,530)
                                                       --------                 -------                 -------

                                                      $ 533,822                $495,580                $648,763
                                                       ========                 =======                 =======



         At December 31, 1996, two of the subsidiary Banks had net operating loss carryforwards totaling approximately $972,000, which begin expiring in 2005. The utilization of these net operating loss carryforwards is subject to limitations imposed by Section 382 of the Internal Revenue Code.

       An analysis of the differences between the effective tax rates and the statutory U.S. federal income tax rate is as follows:

                                     Three Months Ended
                                          March 31,                          Year Ended December 31,
                                   -------------------- ----------------------------------------------------------------
                                      1997       1996            1996                  1995                1994
                                   ----------  -------- ---------------------  -------------------  --------------------
                                        (Unaudited)
                                                                                  (In thousands)
U.S. federal income tax rate ....   $   564    $   228    $ 1,684       34.0%  $   772       34.0%  $   679       34.0%
Changes from the statutory rate:
  Tax-exempt investment income ..       (81)       (40)      (240)      (4.8)     (141)      (6.2)     (100)      (5.0)
  Non-deductible interest expense
    related to carrying tax-
    exempt investments ..........         9          5         28        0.5        15        0.7        12        0.6
  Tax credits ...................       (18)       (18)       (70)      (1.4)      (69)      (3.0)      (18)      (0.9)
  Change in valuation allowance .         -          -          -          -      (504)     (22.2)        7        0.3
  Goodwill amortization .........        32          2         67        1.3         1          -         -          -
  Other .........................        (6)        (5)        49        1.0        39        1.7       (97)      (4.8)
                                    -------    -------    -------     ------   -------     ------   -------     ------
                                    $   500    $   172    $ 1,518       30.6%  $   113        5.0%  $   483       24.2%
                                    =======    =======    =======     ======   =======     ======   =======     ======


       Income  taxes  (benefits)   applicable  to  investment  securities  gains
(losses) were $496, $(2,049) and $23,703 for 1996, 1995 and 1994, respectively.

13.      OPERATING LEASE COMMITMENTS

       The Company has entered into lease agreements for certain premises and equipment.

       Future minimum lease payments under the leases during the five years subsequent to December 31, 1996, are as follows:

                  1997..................         $    149,179
                  1998..................              145,496
                  1999..................              142,865
                  2000..................              138,600
                  2001..................                    -


       Total rental expense incurred amounted to approximately $156,091, $19,000 and $80,000 in 1996, 1995 and 1994, respectively.

14.      EMPLOYEE BENEFIT PLANS

         The Company has qualified profit sharing plans which cover substantially all employees. Profit sharing contributions are at the discretion of the Company's Board of Directors. Profit sharing contributions were $171,500, $103,744 and $88,730 in 1996, 1995 and 1994, respectively.

         On March 15, 1996, the shareholders approved adoption of the Premier Financial Bancorp, Inc. 1996 Employee Stock Ownership Incentive Plan (the Plan), whereby certain employees of the Company are eligible to receive incentive stock options under the Plan. The Plan is accounted for in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Under the Plan, a maximum of 100,000 shares, as adjusted for the 2-for-1 stock split effective March 20, 1996, of the Company's common stock may be issued through the exercise of these incentive stock options. The option price is the fair market value of the Company's shares at the date of the grant. The options are exercisable ten years from the date of grant. At December 31, 1996, the Company had granted options to certain key employees to purchase 40,000 shares at an option price of $13.00 per share, of which 14,000 are currently eligible for exercise.

         Although the Company has elected to follow APB No. 25, Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation" requires pro forma disclosure of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model.

         Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on 1996 net income and earnings per share of this statement are as follows:

          Net income:
             As reported........................   $   3,435,576
             Pro forma..........................       3,410,628

          Primary earnings per share:
             As reported........................           $1.05
             Pro forma..........................            1.04


15.      RELATED PARTY TRANSACTIONS

         During the years ended December 31, 1996, 1995 and 1994, the Company paid approximately $241,000, $65,000 and $53,000, respectively, for printing and supplies from a company affiliated by common ownership. The Company also paid this affiliate approximately $317,000, $223,000 and $185,000 in 1996, 1995 and 1994, respectively, to permit the Company's employees to participate in its employee medical benefit plan.

         The Company has purchased and currently holds noncumulative perpetual preferred stock with a carrying value of $2,000,000 in a bank in Louisiana controlled by the Company's largest shareholder. The dividend rate on the preferred stock is 2% over the prevailing prime rate.

16.      DIVIDEND LIMITATIONS

         The Company's principal source of funds for dividend payments is dividends received from the subsidiary Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, as defined, combined with the retained net profits of the preceding two years, subject to the capital requirements as defined below. During 1997, the Banks could, without prior approval, declare dividends of approximately $2,764,000 plus any 1997 net profits retained to the date of the dividend declaration.

17.      STOCKHOLDERS' EQUITY

         On May 22, 1996, the Company completed its initial public offering by selling 2,000,000 common shares at an offering price of $13.00 per share and on June 19, 1996, the Company completed the sale of an additional 300,000 common shares (which represented the Underwriters' over-allotment option) at a price of $13.00 per share. Total proceeds to the Company, net of the underwriting discount and issuance costs, were $27,066,342.

         On March 15, 1996, the shareholders approved a 2-for-1 stock split effective March 29, 1996, in the form of a dividend of the Company's common stock to shareholders of record on February 22, 1996. Additionally, the shareholders approved an increase in the number of common stock shares authorized from 1,800,000 to 10,000,000, approved a change in the par value of the common shares from $1 to no par value and approved the authorization of 1,000,000 preferred shares, without par value.

         On September 12, 1995, the Board of Directors approved a 5-for-4 stock split effective September 30, 1995, in the form of a dividend of the Company's common stock to shareholders of record on September 15, 1995. All references in the accompanying financial statements to the number of average shares and per share data have been restated to reflect the stock splits except for the number of shares issued and outstanding at December 31, 1995, as reflected on the consolidated balance sheets.

18.      DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash and Cash Equivalents - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Federal Funds Sold - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Investment   Securities  -  For investment securities, fair values  are
         based  on  quoted   market prices or dealer quotes.

         Loans - Fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

         Federal  Home Loan Bank Stock  -  For  FHLB  stock, carrying  value  is
         a  reasonable   estimate  of fair value.

         Deposit Liabilities - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

         Securities Sold Under Agreements to Repurchase - For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Federal Home Loan Bank Advances - Rates currently available to the company for advances with similar terms and remaining maturities are used to estimate fair value of existing debt.

         Debt - The carrying value of variable rate borrowed funds is a reasonable estimate of fair value.

         Commitments to Extend Credit and Standby Letters of Credit - Commitments to extend credit and standby letters of credit represent agreements to lend to a customer at the market rate when the loan is extended, thus the commitments and letters of credit are not considered to have fair value.

         The fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                                         1996                                           1995
                                        -------------------------------------------   ---------------------------------------------
                                          Carrying                      Fair             Carrying                      Fair
                                           Amount                     Value               Amount                      Value
                                        ------------------          ---------------  ---------------------    ---------------------
Financial assets:
  Cash and cash equivalents............   $  7,134,025                 $  7,134,000        $  6,339,777               $  6,340,000
  Federal funds sold...................     10,635,000                   10,635,000           6,340,000                  6,340,000
  Investment securities................     42,820,138                   42,704,000          24,637,235                 24,638,000
  Federal Home Loan Bank
   stock...............................      1,542,900                    1,543,000             291,300                    291,000
  Loans................................    217,586,504                  217,618,000         113,064,706                114,631,000
  Less:  allowance for loan
   losses..............................    (2,522,502)                  (2,523,000)         (1,735,482)                (1,735,000)
                                           ----------                   ----------          ----------                 ----------
                                           277,196,065                  277,111,000         148,937,536                150,505,000

Financial liabilities:
  Deposits.............................    235,573,968                  237,354,000         136,246,437                137,729,000
  Securities sold under
    agreements to repurchase...........      5,599,420                    5,604,000             747,118                    747,000
  Federal Home Loan Bank
   advances............................      9,377,456                    9,412,000             755,000                    755,000
  Debt.................................              -                            -           5,000,000                  5,000,000
                                           -----------                  -----------         -----------                -----------
                                          $250,550,844                 $252,370,000        $142,748,555               $144,231,000
                                           ===========                  ===========         ===========                ===========


19.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Banks are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include standby letters of credit and commitments to extend credit in the form of unused lines of credit. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

         At March 31, 1997 and December 31, 1996 and 1995, the Banks had the following financial instruments whose approximate contract amounts represent credit risk:

                                                      At                                  At
                                                   March 31,                         December 31,
                                             ---------------------   --------------------------------------------
                                                     1997                    1996                    1995
                                             ---------------------   ---------------------   --------------------
                                                  (Unaudited)
Standby letters of credit.................         $ 1,480,000          $    1,081,875           $     953,900

Commitments to extend credit..............          12,976,000               9,667,341               4,571,904




         Standby letters of credit represent conditional commitments issued by the Banks to guarantee the performance of a third party. The credit risk involved in issuing these letters of credit is essentially the same as the risk involved in extending loans to customers.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Banks evaluate each customer's creditworthiness on a case-by-case basis. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income producing properties.

20.      CONCENTRATION OF CREDIT RISK

         The Banks grant residential, commercial and consumer related loans to customers primarily located in Lewis, Bracken, Scott, Bath, Henry and adjoining counties in Kentucky. Although they have diverse loan portfolios, a substantial portion of their debtors' ability to perform is somewhat dependent on the economic conditions of the counties in which they operate.

21.      LEGAL PROCEEDINGS

         Legal proceedings involving the Company and its subsidiaries periodically arise in the ordinary course of business, including claims by debtors and their related interests against the Company's subsidiaries following initial collection proceedings. These legal proceedings sometimes can involve claims for substantial damages. At December 31, 1996, management is unaware of any legal proceedings, of which the ultimate result would have a material adverse effect upon the consolidated financial statements of the Company.

22.      REGULATORY MATTERS

         The Company and the subsidiary Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, the Company and the Banks meet all capital adequacy requirements to which they are subject.

         As of December 31, 1996, the most recent notification from the Federal Reserve Bank categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Company's category.

       The Company's and the Banks' capital amounts and ratios as of March 31, 1997, are presented in the table below.

                                                                                                               To Be Well
                                                                                                               Capitalized
                                                                                                              Under Prompt
                                                                                For Capital                    Corrective
                                            Actual                           Adequacy Purposes              Action Provisions
                                  ------------------------------        -----------------------------    ---------------------------
                                     Amount             Ratio              Amount              Ratio        Amount           Ratio
                                  -----------           --------        ------------         ---------   -------------      --------
                                                                            (Unaudited)
Total Capital
  (to Risk-Weighted Assets):
  Consolidated.................   $37,731,000            17.13%          $17,623,000             8.0%    $22,029,000          10.0%
  Citizens Deposit Bank........     8,493,000            12.40             5,478,000             8.0       6,848,000          10.0
  Farmers Deposit Bank.........    11,414,000            13.43             6,818,000             8.0       8,522,000          10.0
  Georgetown Bancorp...........     4,191,000            14.63             2,292,000             8.0       2,865,000          10.0
  Citizens Bank................     2,501,000            14.92             1,341,000             8.0       1,676,000          10.0
  Bank of Germantown...........     2,203,000            15.79             1,116,000             8.0       1,396,000          10.0

Tier 1 Capital
  (to Risk-Weighted Assets):
  Consolidated.................    35,061,000            15.92             8,812,000             4.0      13,218,000           6.0
  Citizens Deposit Bank........     7,763,000            11.34             2,739,000             4.0       4,109,000           6.0
  Farmers Deposit Bank.........    10,469,000            12.28             3,409,000             4.0       5,113,000           6.0
  Georgetown Bancorp...........     3,889,000            13.58             1,146,000             4.0       1,719,000           6.0
  Citizens Bank................     2,288,000            13.65               670,000             4.0       1,006,000           6.0
  Bank of Germantown...........     2,027,000            14.52               558,000             4.0         837,000           6.0

Tier 1 Capital
  (to Average Assets):
  Consolidated.................    35,061,000            12.25            11,650,000             4.0      14,562,000           5.0
  Citizens Deposit Bank........     7,763,000             8.74             3,553,000             4.0       4,442,000           5.0
  Farmers Deposit Bank.........    10,469,000             9.28             4,514,000             4.0       5,643,000           5.0
  Georgetown Bancorp...........     3,889,000             9.67             1,608,000             4.0       2,010,000           5.0
  Citizens Bank................     2,288,000             9.12             1,003,000             4.0       1,254,000           5.0
  Bank of Germantown...........     2,027,000             9.98               812,000             4.0       1,015,000           5.0


       The Company's and the Banks' capital amounts and ratios as of December 31, 1996, are presented in the table below.

                                                                                                               To Be Well
                                                                                                               Capitalized
                                                                                                              Under Prompt
                                                                                For Capital                    Corrective
                                            Actual                           Adequacy Purposes              Action Provisions
                                  ------------------------------      -----------------------------    ---------------------------
                                       Amount         Ratio              Amount              Ratio        Amount           Ratio
                                  --------------     -----------      ------------         ---------   -------------      --------

Total Capital
  (to Risk-Weighted Assets):
  Consolidated.....................  $36,887,000        17.12%          $17,235,000             8.0%      $21,544,000          10.0%
  Citizens Deposit Bank............    8,085,000        11.75             5,505,000             8.0         6,882,000          10.0
  Farmers Deposit Bank.............   10,878,000        13.20             7,012,000             8.0         8,765,000          10.0
  Georgetown Bancorp...............    4,007,000        15.38             2,084,000             8.0         2,605,000          10.0
  Citizens Bank....................    2,335,000        14.64             1,276,000             8.0         1,596,000          10.0
  Bank of Germantown...............    2,102,000        15.75             1,068,000             8.0         1,334,000          10.0

Tier 1 Capital
  (to Risk-Weighted Assets):
  Consolidated.....................   34,364,000        15.95             8,618,000             4.0        12,926,000           6.0
  Citizens Deposit Bank............    7,375,000        10.72             2,753,000             4.0         4,129,000           6.0
  Farmers Deposit Bank.............   10,003,000        12.14             3,506,000             4.0         5,259,000           6.0
  Georgetown Bancorp...............    3,724,000        14.29             1,042,000             4.0         1,563,000           6.0
  Citizens Bank....................    2,136,000        13.39               638,000             4.0           957,000           6.0
  Bank of Germantown...............    1,940,000        14.54               534,000             4.0           801,000           6.0

Tier 1 Capital
  (to Average Assets):
  Consolidated.....................   34,364,000        12.04            11,704,000             4.0        14,631,000           5.0
  Citizens Deposit Bank............    7,375,000         8.73             3,379,000             4.0         4,223,000           5.0
  Farmers Deposit Bank.............   10,003,000         8.95             4,685,000             4.0         5,857,000           5.0
  Georgetown Bancorp...............    3,724,000        10.51             1,417,000             4.0         1,771,000           5.0
  Citizens Bank....................    2,136,000         8.88               937,000             4.0         1,216,000           5.0
  Bank of Germantown...............    1,940,000         9.86               787,000             4.0           984,000           5.0


23.      PARENT COMPANY FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS

                                                                    March 31,                   December 31,
                                                               ------------------  ---------------------------------------
                                                                      1997                1996                1995
                                                               ------------------  ------------------   ------------------
                                                                   (Unaudited)

Assets:
Cash.........................................................         $ 1,729,565         $ 1,653,723         $   361,651
Interest-bearing deposits in subsidiary banks................           2,996,675           4,047,000                   -
                                                                        ---------          ----------          ----------
  Total cash and cash equivalents............................           4,726,240           5,700,723             361,651

Investment in subsidiaries...................................          32,108,926          30,988,028          12,952,170
Other investments............................................           2,000,000           2,000,000           2,000,000
Premises and equipment.......................................           1,561,537           1,186,609             596,639
Other assets.................................................             171,458             114,219             400,133
                                                                         --------          ----------          ----------
  Total Assets...............................................         $40,568,161         $39,989,579         $16,310,593
                                                                       ==========          ==========          ==========

Liabilities and Stockholders' Equity:
Debt.........................................................         $         -         $         -         $ 5,000,000
Other liabilities............................................             158,874             126,193              95,281
                                                                       ----------          ----------          ----------
  Total liabilities..........................................             158,874             126,193           5,095,281

Stockholders' equity:
  Preferred stock, no par value; 1,000,000 shares
    authorized; none issued or outstanding...................                   -                   -                   -
  Common stock, no par value; 10,000,000 shares
    authorized; 4,209,090 shares in 1996 (954,545
    shares in 1995) issued and outstanding...................             977,545             977,545             954,545
  Surplus....................................................          32,940,927          32,940,927           5,897,585
  Retained earnings..........................................           6,743,081           6,111,715           4,493,184
  Net unrealized losses on securities available-for-sale.....            (252,266)           (166,801)           (130,002)
                                                                       ----------          ----------          ----------
    Total stockholders' equity...............................          40,409,287          39,863,386          11,215,312
                                                                       ----------          ----------          ----------
Total Liabilities and Stockholders' Equity...................         $40,568,161         $39,989,579         $16,310,593
                                                                       ==========          ==========          ==========

CONDENSED STATEMENTS OF INCOME

                                                          For the Three
                                                          Months Ended                          For the Years Ended
                                                     March 31,                              December 31,
                                                 -----------------   -----------------------------------------------------------
                                                       1997                 1996                1995                1994
                                                 -----------------   ------------------  ------------------  -------------------
                                                    (Unaudited)
Income:
  Dividends from subsidiary banks..............       $        -           $  596,745          $1,825,000          $  553,002
  Other income.................................          100,026              433,674             176,794              28,671
                                                       ---------            ---------           ---------           ---------
    Total income...............................          100,026            1,030,419           2,001,794             581,673

Expenses:
  Interest expense.............................                -              167,413             252,999              28,006
  Other expenses...............................          184,429              472,558             341,627             127,315
                                                       ---------            ---------           ---------           ---------
    Total expenses.............................          184,429              639,971             594,626             155,321
Income before income taxes and equity in
  undistributed income of subsidiaries.........          (84,403)             390,448           1,407,168             426,352

Applicable income tax benefits.................           40,627               95,222             178,065              30,157
                                                       ---------            ---------           ---------           ---------

Income before equity in undistributed income
  of subsidiaries..............................          (43,776)             485,670           1,585,233             456,509

Equity in undistributed income of subsidiaries.        1,201,278            2,949,906             571,249           1,056,938
                                                       ---------            ---------           ---------           ---------

    Net Income.................................       $1,157,502           $3,435,576          $2,156,482          $1,513,447
                                                       =========            =========           =========           =========

CONDENSED STATEMENTS OF CASH FLOWS

                                                           For the Three
                                                           Months Ended                          For the Years Ended
                                                             March 31,                              December 31,
                                                        -------------------  ------------------------------------------------------
                                                               1997                 1996             1995             1994
                                                        -------------------  ------------------  ---------------  ----------------
                                                            (Unaudited)

Cash Flows from Operating Activities:
  Net income.........................................         $1,157,502         $ 3,435,576     $  2,156,482     $  1,513,447
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation.....................................              8,540              27,704           10,632                -
    Equity in undistributed income of subsidiaries...         (1,201,278)         (2,949,906)        (571,249)      (1,056,938)
    Change in other assets...........................            (57,239)            285,914         (258,633)         (16,866)
    Change in other liabilities......................             32,681              30,912           88,681            6,600
                                                              ----------         -----------       ----------       ----------
      Net cash provided by (used in)
        operating activities.........................            (59,794)            830,200        1,425,913          446,243
                                                              ----------         -----------       ----------       ----------

Cash Flows from Investing Activities:
  Purchase of subsidiary banks.......................                  -         (12,622,751)      (1,496,387)               -
  Capital contributed to subsidiaries................             (5,085)         (2,500,000)      (1,401,000)               -
  Purchase of other investments......................                  -                   -         (500,000)      (1,500,000)
  Purchase of premises and equipment.................           (383,468)           (617,674)        (607,341)               -
                                                              ---------          -----------       ----------       -----------
    Net cash used in investing activities............           (388,553)        (15,740,425)      (4,004,728)      (1,500,000)

Cash Flows from Financing Activities:
  Dividends paid.....................................           (526,136)         (1,817,045)        (859,091)        (540,000)
  Proceeds from issuance of common stock.............                  -          27,066,342                -                -
  Proceeds from debt.................................                  -                   -        3,500,000        1,500,000
  Repayment of debt..................................                  -          (5,000,000)               -                -
                                                             -----------        -----------     -------------    -------------
    Net cash provided by (used in)
      financing activities...........................           (526,136)         20,249,297        2,640,909          960,000
                                                             -----------          ----------       ----------      -----------

Net increase (decrease) in cash and
  cash equivalents...................................           (974,483)          5,339,072           62,094          (93,757)

Cash and cash equivalents at beginning of period.....          5,700,723             361,651          299,557          393,314
                                                               ---------          ----------      -----------      -----------

Cash and cash equivalents at end of period...........         $4,726,240         $ 5,700,723     $    361,651      $   299,557
                                                               =========          ==========      ===========       ==========

====================================================       ===================================================
No person has been  authorized  in  connection
with the offering made hereby to give  any
information  or to make  any  representation
not  contained  in this prospectus and, if given
or made, such information or representation
must not be relied upon as having been
authorized by the company or any
underwriter.  This prospectus  does not
constitute an offer to sell or a solicitation of
any offer to buy any of the securities offered
hereby  to any  person  or  by  anyone  in  any                              $25,000,000
jurisdiction  in  which  it  is  unlawful  to  make
such   offer   or    solicitation.    Neither   the
delivery  of  this  prospectus  nor any  sale  made                       PFBI CAPITAL TRUST
hereunder   shall,    under   any    circumstances,
create  any   implication   that  the   information
contained   herein  is   correct  as  of  any  date                     % Preferred Securities
subsequent to the date hereof.                                        (Liquidation Amount $25 per
                                                                          Preferred Security)
                 TABLE OF CONTENTS                                guaranteed, as described herein, by

                                               PAGE


Summary......................................... 5                         PREMIER FINANCIAL
Selected Consolidated Financial Data............10                           BANCORP, INC.
Risk Factors....................................11
PFBI Capital Trust..............................20
Use of Proceeds.................................21
The Sabina Acquisition..........................21
Capitalization..................................22                          -------------------
Accounting Treatment............................23                              PROSPECTUS
Management's Discussion and Analysis                                      -------------------
  of Financial Condition and Results
  of Operations.................................23
Business of the Company.........................48
Management......................................50
Certain Relationships and Related
  Transactions..................................54                            Advest, Inc.
Supervision and Regulation......................56
Description of Preferred Securities.............60
Description of Junior Subordinated                                                      , 1997
  Debentures....................................75
Description of Guarantee........................86
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Debentures and the Guarantee..................88
Certain Federal Income Tax
  Consequences..................................90
Certain ERISA Considerations....................95
Underwriting....................................95
Validity of Securities..........................97
Experts.........................................98
Available Information...........................98
Financial Statements............................  F-1



====================================================       ===================================================

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.          Other Expenses of Issuance and Distribution

*        Registration Fees...............................          $  8,700
*        Legal Services..................................           150,000
*        Printing and Engraving..........................            25,000
*        Nasdaq Listing Fees.............................            10,600
*        Accounting Fees.................................            15,000
*        Trustee Fees and Expenses.......................            20,000
*        Blue Sky Fees and Expenses......................             5,000
*        Miscellaneous...................................             5,700
                                                                    -------
*        TOTAL...........................................          $240,000
                                                                    =======




Item 16.          Exhibits and Financial Statement Schedules:

                  The financial statements and exhibits filed as part of this Registration Statement are as follows:

                   (a)     List of Exhibits:


                  1.1      Form of Underwriting Agreement.***


                  3.1 Articles of Incorporation of Premier Financial Bancorp, Inc. (the "Company") (included as
                           Exhibits 3.1 and 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-1702, as amended, filed with the Securities and Exchange Commission and incorporated herein by reference).
                  3.2      Bylaws of Premier Financial Bancorp, Inc.
                           (included as Exhibit 3.2 to the Company's
                           Registration Statement on Form S-1, Registration No. 333-1702, filed on February 28, 1996, with the Securities and Exchange Commission and incorporated herein by reference).
                  4.1      Form of Junior Subordinated Indenture.*
                  4.2      Form of Junior Subordinated Debenture Certificate.*
                  4.3      Form of Trust Agreement.*
                  4.4      Form of Amended and Restated Trust Agreement.*
                  4.5      Form of Preferred Security.*

                  4.6      Form of Guarantee.*
                  5.1      Opinion of Richards, Layton & Finger.***
                  5.2      Opinion of Malizia, Spidi, Sloane, & Fisch, P.C.
                  8.1      Tax Opinion of Malizia, Spidi, Sloane, & Fisch, ^P.C.

                  10.1 Amended and Restated Preferred Stock Purchase Agreement dated as of September 29, 1994, between First Guaranty Bank, Hammon, Louisiana, and the Company (included as Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 333-1702, filed on February 28, 1996, with the Securities and Exchange Commission and incorporated herein by reference).
                   10.2 Employment Agreement dated March 16, 1992, between Georgetown Bank & Trust Company and Gardner E. Daniel (included as Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 333-1702, filed on February 28, 1996, with the Securities and Exchange Commission and incorporated herein by reference).
                   10.3 Deferred Compensation Agreement dated December 17, 1992, between Georgetown Bank & Trust Company and Gardner E. Daniel(included as Exhibit 10.5 to the Company's Registration Statement on Form S-1, Registration No. 333-1702, filed on February 28, 1996, with the Securities and Exchange Commission and incorporated herein by reference).
                   10.4 Premier Financial Bancorp, Inc. 1996 Employee Stock Ownership Incentive Plan (included as Exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration No. 333-1702, filed on February 28, 1996, with the Securities and Exchange Commission and incorporated herein by reference).
                   23.1     Consent of Eskew & Gresham, P.S.C.*
                   23.2     Consent of McNeal, Williamson & Co.*
                   23.3     Consent of Richards, Layton & Finger (included in
                            Exhibit 5.1).
                   23.4     Consent of Malizia, Spidi, Sloane & Fisch, P.C.
                              (included in Exhibit 5.2).
                   23.5     Statement  of  Eligibility under the Trust Indenture
                              Act of 1939, as amended, of Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the Amended and Restated Trust Agreement and the Guarantee Agreement relating to PFBI Capital Trust.***


                  (b)      Financial Statements Schedules**



*      Previously  filed .

** All schedules are omitted because they are not required or applicable or the required information is shown in the financial statements or the notes thereto.
***    To be filed by amendment.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Georgetown, Kentucky, as of June 2, 1997.


                              PREMIER FINANCIAL BANCORP, INC.



                              By:      /s/ J. Howell Kelly
                                       -----------------------------------------
                                       J. Howell Kelly
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of June 2, 1997.




/s/ J. Howell Kelly                                 /s/ Marshall T. Reynolds
------------------------------------------------     ---------------------------
J. Howell Kelly                                     Marshall T. Reynolds
President and Chief Executive Officer               Chairman of the Board
(Principal Executive, Financial and
     Accounting Officer)



/s/ Toney K. Adkins                                  /s/ E. V. Holder, Jr.
------------------------------------------------     ---------------------------
Toney K. Adkins                                      E. V. Holder, Jr.
Director                                             Secretary and Director



                                                     /s/Wilbur M. Jenkins
------------------------------------------------     ---------------------------
Gardner E. Daniel                                    Director
Senior Vice President,
    Assistant Secretary and Director



/s/ Benjamin T. Pugh
------------------------------------------------
Benjamin T. Pugh
Executive Vice President, Treasurer and Director

                                    SIGNATURE



              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Georgetown, Kentucky, as of June 2, 1997.



                               PFBI CAPITAL TRUST

                               By:      PREMIER FINANCIAL BANCORP, INC.
                                        as Depositor



                               By:      /s/ J. Howell Kelly
                                        ----------------------------------------
                                        J. Howell Kelly
                                        President and Chief Executive Officer